Exhibit 10.16

FORM OF AMENDMENT NO. 3 TO REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 3 TO REVOLVING CREDIT AGREEMENT, dated as of September [●], 2025 (this “Amendment”), is among WaterBridge Midstream Operating LLC, a Delaware limited liability company (the “Successor Borrower”) (as successor by merger to WaterBridge NDB Operating LLC, a Delaware limited liability company (the “Predecessor Borrower”)), the Lenders, the Issuing Bank (as defined in the NDB Revolving Credit Agreement defined below), and Truist Bank, as administrative agent under the Existing NDB Revolving Credit Agreement referred to below (the “NDB Revolving Administrative Agent”), as existing collateral agent under the “Loan Documents” as defined in the Existing NDB Revolving Credit Agreement referred to below (such Loan Documents, the “NDB Loan Documents” and, Truist Bank acting in such capacity, the “NDB Collateral Agent”) and as SDB Collateral Agent (as defined below), as successor Collateral Agent to the NDB Collateral Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the NDB Revolving Credit Agreement.

WHEREAS, the Predecessor Borrower has entered into (i) that certain Revolving Credit Agreement, dated as of June 8, 2022 (as amended, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing NDB Revolving Credit Agreement”; the Existing NDB Revolving Credit Agreement, as amended by this Amendment, the “NDB Revolving Credit Agreement”), by and among the Predecessor Borrower, the lenders party thereto as of the Amendment Effective Date as defined below (collectively, the “Lenders”), the NDB Revolving Administrative Agent and the NDB Collateral Agent and (ii) that certain Credit Agreement, dated as of May 10, 2024 (as amended, supplemented or otherwise modified and in effect as of the date hereof, the “NDB Term Loan Credit Agreement”), by and among the Predecessor Borrower, the lenders from time to time party thereto, Barclays Bank PLC, as administrative agent (in such capacity, the “NDB Term Loan Administrative Agent”), and the NDB Collateral Agent;

WHEREAS, the Successor Borrower has entered into (i) that certain Amended and Restated Revolving Credit Agreement, dated as of June 27, 2024 (as amended, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing SDB Revolving Credit Agreement”), by and among the Successor Borrower, the issuing bank and the financial institutions party thereto as “Lenders”, and Truist Bank, as administrative agent and collateral agent (in such capacity, the “SDB Collateral Agent”) and (ii) that certain Credit Agreement, dated as of June 27, 2024 (as amended, supplemented or otherwise modified and in effect as of the date hereof, the “SDB Term Loan Credit Agreement”), by and among the Successor Borrower, the lenders from time to time party thereto, Barclays Bank PLC, as administrative agent, and Truist Bank, as collateral agent;

WHEREAS, the Predecessor Borrower, NDB Intermediate Holdings, LLC, a Delaware limited liability company (the “NDB Parent”), and Desert Environmental LLC, a Delaware limited liability company (“Desert Environmental”), have merged with and into the Successor Borrower with the Successor Borrower surviving such merger pursuant to that certain Contribution Agreement, dated as of [●], 2025 (the “Contribution Agreement”);

WHEREAS, prior to the transactions contemplated in the Contribution Agreement and the Desert Environmental Payoff (defined below), Desert Environmental was party to that certain Credit Agreement, dated as of October 3, 2023 (the “Desert Environmental Credit Agreement”), by and among Desert Environmental, certain of its subsidiaries party thereto as guarantors (collectively, the “Desert Entities”), and Origin Bank, as lender;

WHEREAS, in connection with the transactions contemplated in the Contribution Agreement, the Desert Environmental Credit Agreement has been terminated, all Indebtedness thereunder has been repaid, and all liens securing such Indebtedness have been released and all guarantees in respect thereof have been terminated or released and all letters of credit issued or guaranteed as part of such Indebtedness have been cash collateralized (the “Desert Environmental Payoff”);

WHEREAS, the transactions contemplated in the Contribution Agreement constitute the “WBR Specified Transaction” as defined in the NDB Term Loan Credit Agreement and the SDB Term Loan Credit Agreement;

WHEREAS, in connection with the WBR Specified Transaction, the Successor Borrower (a) has assumed the obligations of the Predecessor Borrower under the NDB Term Loan Credit Agreement (the “SDB Borrower TLB Assumption”), (b) pursuant to Section 1(a) of this Amendment, will assume the obligations of the Predecessor Borrower under the NDB Revolving Credit Agreement substantially concurrent with the Amendment Effective Date (the “SDB Borrower Revolver Assumption” and, together with the SDB Borrower TLB Assumption, the “SDB Borrower Assumption”) and (c) on and after the Amendment Effective Date, will constitute the “Borrower” under each of the NDB Term Loan Credit Agreement and NDB Revolving Credit Agreement;

WHEREAS, in connection with the WBR Specified Transaction and the SDB Borrower Assumption, the SDB Revolving Credit Agreement will be amended, substantially concurrent with the Amendment Effective Date, pursuant to the Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated as of the date hereof (the “SDB First Amendment”; the Existing SDB Revolving Credit Agreement, as amended by the SDB First Amendment, the “SDB Revolving Credit Agreement”), to, among other things, (a) consent to the WBR Specified Transaction and the SDB Borrower Assumption, (b) permit the assumption and incurrence of the term loan obligations outstanding under the NDB Term Loan Credit Agreement in an aggregate outstanding principal amount not to exceed $575,000,000.00, (c) permit the assumption and incurrence of the revolving commitments and loans outstanding under the NDB Revolving Credit Agreement in an aggregate outstanding principal amount not to exceed $100,000,000.00 and (d) consent to the designation of the indebtedness under the SDB Revolving Credit Agreement, certain hedging obligations and certain cash management obligations from “First-Out Debt” to “First Lien Debt” under the Collateral Agency and Intercreditor Agreement (as defined in the SDB Revolving Credit Agreement);

WHEREAS, in connection with the WBR Specified Transaction and the SDB Borrower Assumption, the NDB Collateral Agent will be replaced by the SDB Collateral Agent;

WHEREAS, in connection with the WBR Specified Transaction and the SDB Borrower Assumption, the Successor Borrower has requested that the Lenders (a) consent to the WBR Specified Transaction and the SDB Borrower Assumption, (b) permit the assumption and incurrence of the term loan obligations outstanding under the SDB Term Loan Credit Agreement in an aggregate outstanding principal amount not to exceed 1,150,000,000.00, (c) permit the assumption and incurrence of the revolving commitments and loans outstanding under the SDB Revolving Credit Agreement in an aggregate outstanding principal amount not to exceed $100,000,000.00, (d) consent to (i) the assumption of the collateral agency role by the SDB Collateral Agent and (ii) the amendment, restatement, substitution and/or replacement of the Collateral Documents in effect prior to the Amendment Effective Date as set forth in Section 4 below and (e) consent to the other amendments and transactions to be effected pursuant to this Amendment; and

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NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.
Assignment and Assumption of NDB Revolving Credit Agreement.
(a)
Effective as of the Amendment Effective Date, the parties hereto acknowledge and agree that:

(i) the Successor Borrower hereby assumes the obligations of the Predecessor Borrower under the NDB Revolving Credit Agreement;

(ii) the Successor Borrower (A) shall be deemed the “Borrower” and a “Loan Party” under the NDB Revolving Credit Agreement and the other Loan Documents, (B) shall have all of the obligations, rights and liabilities of the Predecessor Borrower and a Loan Party under the NDB Revolving Credit Agreement and the other Loan Documents, and (C) to the extent applicable to the Successor Borrower or any other Loan Party, shall be bound by all of the terms and provisions of the NDB Revolving Credit Agreement; and

(iii) each reference to the “Borrower” in the NDB Revolving Credit Agreement and in any other Loan Document shall be deemed to refer to the Successor Borrower and each reference to a “Loan Party” in the NDB Revolving Credit Agreement and in any other Loan Document shall be deemed to refer to the Successor Borrower, as Borrower and as a Loan Party, along with any other Loan Parties.

(b)
Effective as of the Amendment Effective Date, each Lender hereby consents to each of the SDB Borrower TLB Assumption and the SDB Borrower Revolver Assumption.
Section 2.
Amendments to NDB Revolving Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance on the representations and warranties set forth in Section 6 below:
(a)
the Existing NDB Revolving Credit Agreement (excluding the signature pages) is hereby amended in its entirety to read as set forth in Annex A;
(b)
Each exhibit and schedule to the Existing NDB Revolving Credit Agreement is amended and restated and replaced in its entirety by the exhibits and schedules attached as Annex B hereto;
(c)
Notwithstanding anything to the contrary in any Loan Document, each Loan Document shall be understood to (i) permit the assumption of the outstanding term loans under the SDB Term Loan Credit Agreement as in effect on the Amendment Effective Date (after giving effect to the WBR Specified Transaction and other transactions contemplated hereby and thereby) and (ii) permit the assumption and incurrence of the revolving commitments and revolving loans under the SDB Revolving Credit Agreement as in effect on the Amendment Effective Date (after giving effect to the WBR Specified Transaction and other transactions contemplated hereby and thereby).
Section 3.
Assignment and Acceptance. In lieu of executing and delivering an Assignment and Acceptance, each Lender whose Pro Rata Share of the Aggregate Revolving Commitments is decreasing in connection herewith (each an “Assignor” and, collectively, the “Assignors”) and each Lender whose Pro Rata Share of the Aggregate Revolving Commitments is increasing in connection

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herewith (each an “Assignee” and, collectively, the “Assignees”) hereby agree to, and the Successor Borrower hereby accepts, the following:
(a)
Each Assignor hereby sells and assigns, without recourse, to the respective Assignees, and each Assignee hereby purchases and assumes, without recourse, from such Assignor, effective as of the Amendment Effective Date, such percentage of the interests set forth in Schedule II (Commitment Amounts) attached to Annex B hereto in such Assignor’s rights and obligations under the NDB Revolving Credit Agreement (including, without limitation, the interests set forth below in the Revolving Commitment of each Assignor on the Amendment Effective Date and the Revolving Loans owing to such Assignor which are outstanding on the Amendment Effective Date, together with the participations in the LC Exposure of such Assignor on the Amendment Effective Date, but excluding accrued interest and fees to and excluding the Amendment Effective Date) that would result in the Assignors and Assignees having the respective Revolving Commitments set forth in Schedule II (Commitment Amounts) under the column titled “Revolving Commitment Amount on the Amendment Effective Date” (the rights and obligations sold and assigned by any Assignor to any Assignee pursuant to this clause (a) being referred to herein collectively as an “Assigned Interest”). Each Assignee hereby acknowledges receipt of a copy of the NDB Revolving Credit Agreement. From and after the Amendment Effective Date, (i) each Assignee shall be a party to and be bound by the provisions of the NDB Revolving Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) each Assignor shall, to the extent of the relevant Assigned Interest, relinquish its rights and be released from its obligations under the NDB Revolving Credit Agreement.
(b)
The NDB Revolving Administrative Agent, each Issuing Bank, and the Successor Borrower hereby consent to each Assignor’s assignment of the Assigned Interests to the respective Assignees, waive any other conditions to the effectiveness of such assignment that are not expressly set forth in this Agreement, and agree that the terms of this Agreement shall constitute an Assignment and Acceptance. The NDB Revolving Administrative Agent hereby consents to a one-time waiver of the $3,500 processing and recordation fee that would otherwise be payable by each Assignee pursuant to Section 10.4(b) of the NDB Revolving Credit Agreement as a result of the assignments provided for herein.
(c)
Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the NDB Revolving Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Successor Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Successor Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
(d)
Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the NDB Revolving Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.4 of the NDB Revolving Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Amendment Effective Date, it shall be bound by the provisions of the NDB Revolving Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the NDB Revolving Credit Agreement, together with copies of

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the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, and on the basis of which it has made such analysis and decision independently and without reliance on the NDB Revolving Administrative Agent or any other Lender, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, and (vi) it has delivered to the NDB Revolving Administrative Agent documents required to be delivered by it pursuant to the terms of the NDB Revolving Credit Agreement, duly completed and executed by such Assignee, and (b) agrees that (i) it will, independently and without reliance on the NDB Revolving Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
(e)
From and after the Amendment Effective Date, the NDB Revolving Administrative Agent shall make all payments in respect of the relevant Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Amendment Effective Date and to the relevant Assignee for amounts which have accrued from and after the Amendment Effective Date, unless otherwise agreed in writing by the NDB Revolving Administrative Agent.
Section 4.
Replacement Collateral Agent; Restatement of Collateral Documents.
(a)
After giving effect to the transactions contemplated by Sections 2 and 3 above:
(i)
the NDB Collateral Agent hereby resigns as “Collateral Agent” under the NDB Loan Documents with any notice of resignation required pursuant to the NDB Loan Documents being hereby waived by the NDB Revolving Administrative Agent;
(ii)
the NDB Revolving Administrative Agent hereby appoints the SDB Collateral Agent as “Collateral Agent” under the NDB Loan Documents and Successor Borrower hereby consents to the appointment of the SDB Collateral Agent as “Collateral Agent” under the NDB Loan Documents;
(iii)
the SDB Collateral Agent hereby accepts the appointment as Collateral Agent under the NDB Loan Documents;
(iv)
the NDB Collateral Agent hereby assigns to the SDB Collateral Agent, effective on and after the Amendment Effective Date, any powers of attorney, liens, or security interests and all other rights and interests granted to the NDB Collateral Agent, for the ratable benefit of the secured parties under the NDB Loan Documents, and the SDB Collateral Agent hereby accepts the benefit of all such powers of attorney, liens and security interests and other rights and interests, for its benefit and for the ratable benefit of such secured parties;
(v)
the parties hereto hereby confirm that the SDB Collateral Agent succeeds to the rights and obligations of the NDB Collateral Agent under the NDB Revolving Credit Agreement and the other Loan Documents and becomes vested with all of the rights, powers, privileges and duties of the NDB Collateral Agent under such Loan Documents, and the NDB Collateral Agent is

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discharged from all of its duties and obligations as the Collateral Agent under such Loan Documents (except to the extent of any obligation expressly stated in the NDB Revolving Credit Agreement or other Loan Document as surviving any such resignation).
(b)
Substantially concurrent with the occurrence of the Amendment Effective Date and after giving effect to Section 4(a) above, the NDB Revolving Administrative Agent, the SDB Collateral Agent, each Lender and the Successor Borrower hereby agree to amend, restate, substitute and otherwise replace the Collateral Documents (including the Collateral Agency and Intercreditor Agreement) in effect immediately prior to the Amendment Effective Date with the Collateral Documents listed on Schedule 1.1(B) (Collateral Documents) attached to Annex B hereto (including the Restated Parent Pledge Agreement (as defined below), the Restated Security Agreement (as defined below) and the Collateral Agency and Intercreditor Agreement (as defined in the SDB Revolving Credit Agreement)) in order to, among other things, cause the Collateral Documents to be consistent with the Existing NDB Revolving Credit Agreement as modified by this Amendment (the “NDB Collateral Document Restatement”).
(c)
Each Lender hereby consents to the NDB Collateral Document Restatement and directs the NDB Collateral Agent, the SDB Collateral Agent, and the NDB Revolving Administrative Agent to take such action as is reasonably necessary to consummate the NDB Collateral Document Restatement.
(d)
Each reference in any Loan Document to “Loan Documents” and “Collateral Documents” shall be understood to include the Collateral Documents as amended, restated, substituted or replaced pursuant to this Section 4 and each Loan Document is understood to be subject to the terms of the Collateral Agency and Intercreditor Agreement described in Schedule 1.1(B) (Collateral Documents) that is attached to Annex B hereto.
Section 5.
Conditions to Effectiveness. This Amendment shall become effective on the date on which each of the following conditions is satisfied (the “Amendment Effective Date”):
(a)
The NDB Revolving Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the NDB Revolving Administrative Agent and the SDB Collateral Agent, and executed by the parties thereto (as applicable):
(i)
a counterpart of this Amendment signed by or on behalf of the Successor Borrower and each of the Lenders, or written evidence satisfactory to the NDB Revolving Administrative Agent (which may include pdf transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;
(ii)
the Amended and Restated Parent Pledge Agreement, dated as of the Amendment Effective Date, among (w) the SDB Parent, (x) the SDB Collateral Agent, (y) solely for purposes of its Guarantee provided thereunder, PubCo Ultimate Parent and PubCo LLC (each, as defined in the NDB Revolving Credit Agreement) (collectively, the “PubCo Parent Guarantors”) and (z) consented to by the Successor Borrower (the “Restated Parent Pledge Agreement”);
(iii)
the Second Amended and Restated Guarantee and Security Agreement, dated as of the Amendment Effective Date, among the Successor Borrower, certain subsidiaries of the Successor Borrower (after giving effect to the WBR Specified Transaction) and the SDB Collateral Agent (the “Restated Security Agreement”);

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(iv)
the Acknowledgement and Agreement, dated as of the date hereof (the “Acknowledgement and Agreement”), among the Successor Borrower, the Loan Parties signatory thereto, Truist Bank, as first-out representative, Barclays Bank PLC, as first lien representative, the other Priority Lien Representatives (as defined in the Collateral Agency and Intercreditor Agreement) party thereto, and the SDB Collateral Agent;
(v)
copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the NDB Revolving Administrative Agent and the SDB Collateral Agent may deem reasonably necessary in order to perfect and protect the Liens created under the Restated Parent Pledge Agreement and the Restated Security Agreement;
(vi)
the Collateral Agency Agreement Joinder – Additional Secured Debt Designation, dated as of the Amendment Effective Date (the “Additional Secured Debt Designation”), executed by the Successor Borrower, as the Company, and acknowledged and agreed by the NDB Revolving Administrative Agent and the NDB Term Loan Administrative Agent, each as a “Priority Lien Representative” and “First Lien Representative” under the Collateral Agency and Intercreditor Agreement (as modified by the Acknowledgement and Agreement);
(vii)
the Collateral Agency Joinder – Additional Debt, dated as of the Amendment Effective Date (the “Additional Debt Collateral Agency Joinder”), executed by the NDB Revolving Administrative Agent and the NDB Term Loan Administrative Agent, each as a “Priority Lien Representative” and “First Lien Representative” under the Collateral Agency Agreement (as modified by the Acknowledgement and Agreement) and by the SDB Collateral Agent;
(viii)
the Collateral Agency Joinder – Additional Grantors, dated as of the Amendment Effective Date (the “Additional Grantor Collateral Agency Joinder”) , by and among the Guarantors and Grantors party thereto and the SDB Collateral Agent;
(ix)
a certificate of a Responsible Officer of each Loan Party and each PubCo Parent Guarantor (i) certifying that its respective bylaws, or partnership agreement or limited liability company agreement (the “Organizational Documents”) of such party previously delivered pursuant to the Existing NDB Revolving Credit Agreement have not been amended and remain in full force and effect (or, to the extent there has been an amendment or modification to such Organizational Documents or such Organizational Documents have not previously been provided to the NDB Revolving Administrative Agent, attaching all amendments thereto), and (ii) attaching and certifying the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Amendment or other Loan Documents to which it is a party, executed in connection therewith;
(x)
certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party or PubCo Parent Guarantor, as applicable, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party or such PubCo Parent Guarantor;

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(xi)
a favorable written opinion of counsel to the Loan Parties and the PubCo Parent Guarantors, addressed to the NDB Revolving Administrative Agent, the Issuing Bank and each of the Lenders, reasonably satisfactory to the NDB Revolving Administrative Agent, and limited to opinions as to (i) corporate housekeeping matters, (ii) enforceability, (iii) no conflict with organizational documents or applicable law, (iv) governmental approvals, (v) security creation and perfection, (vi) investment company act, and (vii) margin regulations;
(xii)
a perfection certificate, dated as of the Amendment Effective Date, substantially in the form of the perfection certificate most recently delivered pursuant to the Existing SDB Revolving Credit Agreement, duly completed and executed by a Responsible Officer of the Successor Borrower as to the Desert Entities (excluding Desert Environmental);
(xiii)
an Amendment, Renewal and Ratification of Mortgages, which, among other things, confirms that the indebtedness under NDB Term Loan Credit Agreement, the NDB Revolving Credit Agreement, the SDB Term Credit Agreement and the SDB Revolving Credit Agreement are each secured by the Mortgages referred to therein;
(xiv)
a certificate of a Responsible Officer certifying that true, correct and complete copies of (A) the SDB Term Loan Credit Agreement, (B) the Existing SDB Revolving Credit Agreement, (C) the SDB First Amendment and (D) the Collateral Agency and Intercreditor Agreement (as defined in the SDB Revolving Credit Agreement) have been delivered to the NDB Revolving Administrative Agent;
(xv)
a certificate, dated the Amendment Effective Date and signed by a Responsible Officer, confirming (A) the effectiveness of the SDB First Amendment substantially concurrent with the Amendment Effective Date, (B) the effectiveness of the WBR Specified Transaction, (C) the satisfaction of the conditions set forth in Section 5(b), (c) and (d) below, and (D) since December 31, 2024, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;
(xvi)
an amended and restated agency fee letter between the Successor Borrower and the NDB Revolving Administrative Agent;
(xvii)
evidence that all other actions, recordings and filings required by the Collateral Documents as of the Amendment Effective Date that the NDB Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement (subject to, in the case of the Desert Entities, Schedule 5.20 (Post-Closing Deliveries) attached to Annex B hereto) shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the NDB Administrative Agent (it being understood that the Successor Borrower providing authorization to the NDB Administrative Agent to take such actions or make such recordings and filings that can be taken or made by the NDB Administrative Agent or the SDB Collateral Agent and to the extent agreed to be taken or made by the NDB Administrative Agent or the SDB Collateral Agent shall be reasonably satisfactory to the NDB Administrative Agent);
(xviii)
the NDB Administrative Agent shall have received (x) reasonably satisfactory pay-off and release letters for the Desert Environmental Credit Agreement and

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all liens granted pursuant thereto and (y) evidence satisfactory to the NDB Administrative Agent that the Desert Environmental Payoff has occurred;
(xix)
copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the NDB Administrative Agent with respect to the Predecessor Borrower, the SDB Parent, the NDB Parent and the Loan Parties; and
(xx)
the NDB Administrative Agent and the SDB Collateral Agent shall have received at least three (3) Business Days prior to the Amendment Effective Date all documentation and other information about the Successor Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the NDB Administrative Agent in writing at least ten (10) Business Days prior to the Amendment Effective Date. If the Successor Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation in relation to the Successor Borrower, the Successor Borrower shall deliver a Beneficial Ownership Certification to any Lender that has requested such certification at least five (5) Business Days prior to the Amendment Effective Date.
(b)
The representations and warranties made by the Successor Borrower and each other Loan Party pursuant to Section 6 below shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by materiality, in which case such representations and warranties shall be true and correct in all respects).
(c)
Immediately prior to and immediately after giving effect to this Amendment, no Default or Event of Default shall exist.
(d)
Substantially concurrent with (or prior to) the Amendment Effective Date, a Qualified IPO shall have been consummated.
(e)
All fees and expenses of the NDB Revolving Administrative Agent’s outside legal counsel pursuant to all invoices presented to the Predecessor Borrower or Successor Borrower for payment at least one (1) Business Day prior to the Amendment Effective Date.
Section 6.
Representations and Warranties. The Successor Borrower and each other Loan Party represents and warrants (with respect to each other Loan Party, solely with respect to itself and solely with respect to clauses (a) and (b) below) to the NDB Revolving Administrative Agent and the Lenders as of the Amendment Effective Date that:
(a)
the execution, delivery and performance of this Amendment have been duly authorized by all requisite limited liability company or corporate action on the part of the Successor Borrower and each other Loan Party, that this Amendment has been duly executed and delivered by the Successor Borrower;
(b)
this Amendment and the Successor Borrower’s obligations under the NDB Revolving Credit Agreement as amended hereby, constitute the legal, valid and binding agreement and obligations of the Successor Borrower or each other Loan Party, as applicable, enforceable against the Successor Borrower and such Loan Party in accordance with its terms, except as enforcement may be limited by equitable principles, or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally;

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(c)
immediately prior to and immediately after giving effect to this Amendment, no Default or Event of Default shall exist;
(d)
the execution, delivery and performance of this Amendment do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.1 of the NDB Revolving Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Requirement of Law binding on such Person; in the case of Section 6(d)(ii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;
(e)
no material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment; and
(f)
immediately prior to and immediately after giving effect to this Amendment, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties are true and correct in all respects).
Section 7.
Counterparts.

This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Amendment or any other document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the NDB Revolving Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the NDB Revolving Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the NDB Revolving Administrative Agent pursuant to procedures approved by it. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

Section 8.
Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). The jurisdiction, venue and waiver of right to trial by jury provisions in Section 10.5(b) to

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(d) and 10.6 of the NDB Revolving Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 9.
Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10.
Effect of Amendment and Reaffirmation.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the NDB Revolving Administrative Agent under the NDB Revolving Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the NDB Revolving Credit Agreement or any other provision of the NDB Revolving Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Successor Borrower or any other Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or other provisions contained in the NDB Revolving Credit Agreement or any other Loan Document in similar or different circumstances after the date hereof. This Amendment is hereby designated as a Loan Document by the Successor Borrower.

[remainder of page left blank intentionally; signatures to follow]

11

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WATERBRIDGE MIDSTREAM OPERATING LLC (as successor by Merger to WaterBridge NDB Operating LLC), as Borrower By: Name: Title:

[Signature Page To Amendment No. 3]

TRUIST BANK

as the NDB Revolving Administrative Agent, the Issuing Bank, NDB Collateral Agent, SDB Collateral Agent and as a Lender

By:

Name:

Title:

[Signature Page To Amendment No. 3]

[_____]
as a Lender

By:

Name:

Title:

[By:

Name:

Title:]

[Signature Page To Amendment No. 3]

Annex A

NDB Revolving Credit Agreement (as amended)

[See attached]

[Annex A]

Annex A – Amendment No. 3

REVOLVING CREDIT AGREEMENT

dated as of June 8, 2022

as amended by the Master Assignment, Agreement and Amendment No. 1, dated June 7, 2023,

the Commitment Increase Agreement, dated December 20, 2023,

the Amendment No. 2, dated May 10, 2024, and

the Amendment No. 3, dated September [__], 2025

among

WaterBridge MIDSTREAM Operating LLC

(as successor by merger to WaterBridge NDB Operating LLC),

as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO,

TRUIST BANK

as Administrative Agent, Collateral Agent, and Issuing Bank,

wells fargo bank, N.A.

as Syndication Agent,

and

BARCLAYS BANK PLC, CITIBANK, N.A., FIRST HORIZON BANK, A TENNESSEE STATE BANK, GOLDMAN SACHS BANK USA AND TEXAS CAPITAL BANK

as Co-Documentation Agents

TRUIST SECURITIES, INC. and wells fargo bank, N.A.

as Joint Lead Arrangers

Page

(continued)

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(continued)

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(continued)

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(continued)

Schedules

Schedule I - Applicable Margin and Applicable Percentage

Schedule II - Commitment Amounts

Schedule III Issuing Bank Sublimits

Schedule 1.1B - Collateral Documents

Schedule 4.5 - Liabilities

Schedule 4.9 - Environmental Matters

Schedule 4.12 - Subsidiaries

Schedule 4.21 - Deposit and Disbursement Accounts

Schedule 5.20 - Post-Closing Deliveries

Schedule 7.1(b) - Existing Liens

Schedule 7.2(f) - Existing Investments

Schedule 7.3(b) - Existing Indebtedness

Schedule 7.7 - Transactions with Affiliates

Schedule 7.8 - Burdensome Agreements

Exhibits

Exhibit A - Form of Assignment and Acceptance

Exhibit B - Reserved

Exhibit C - Reserved

Exhibit C-2 - Reserved

Exhibit D - Form of Notice of Borrowing

Exhibit E - Form of Notice of Conversion/Continuation

Exhibit F - Form of Note

Exhibits G-1-4 - Tax Certificates

Exhibit H - Reserved

Exhibit I - Reserved

Exhibit J - Form of Compliance Certificate

Exhibit K - Form of Intercompany Note

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (as amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of June 8, 2022, by and among WATERBRIDGE NDB OPERATING LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and TRUIST BANK, in its capacity as administrative agent for the Lenders and in its capacity as Collateral Agent (as defined below) (in such capacities, including any successor administrative agent or collateral agent, the “Administrative Agent”) and as issuing bank (the “Issuing Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders and the Issuing Bank extend credit to the Borrower, in the form of a revolving credit facility (including a letter of credit subfacility);

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders and the Issuing Bank, to the extent of their respective Revolving Commitments as defined herein, are willing severally to establish the requested revolving credit facility and letter of credit subfacility in favor of the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, the Administrative Agent and the Issuing Bank agree as follows:

Article I

DEFINITIONS; CONSTRUCTION

Section 1.1. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries or to such Converted Restricted Subsidiary and its Subsidiaries), as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.

“Additional Lender” has the meaning set forth in Section 2.21.

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Truist Bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form provided by or otherwise acceptable to the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person. For the purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and, if any, the Supplemental Agents.

“Aggregate Revolving Commitment Amount” means the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Third Amendment Effective Date, the Aggregate Revolving Commitments shall be $100,000,000.

“Aggregate Revolving Commitments” means, collectively, all Revolving Commitments of all Lenders at any time outstanding.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act, or any law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials.

“Applicable Lending Office” means, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” means, as of any date, with respect to interest on all Loans outstanding on such date or the letter of credit fee, as the case may be, the percentage per annum determined by reference to the applicable Net Total Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Margin resulting from a change in the Net Total Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.2(a); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level I as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Revolving Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Margin”) for any period that such financial statement or

Compliance Certificate covered, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent a corrected financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall immediately on demand pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.11(b) or Article VIII.

“Applicable Net Debt Amount” means, as of any date of determination, the aggregate amount of, without duplication, cash and Cash Equivalents (excluding Restricted Cash) on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date.

“Applicable Percentage” means, as of any date, with respect to the commitment fee as of such date, the percentage per annum determined by reference to the Net Total Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Percentage resulting from a change in the Net Total Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.2(a); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Percentage shall be at Level I as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Revolving Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Percentage”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent a corrected financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Percentage shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Percentage shall be reset to the Accurate Applicable Percentage based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall immediately on demand pay to the Administrative Agent, for the account of the Lenders, the accrued additional commitment fee owing as a result of such Accurate Applicable Percentage for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.11(b) or Article VIII.

“Applicable SWD Contracts” means (a) new SWD Contracts containing acreage dedications or minimum volume commitments, provided that, (i) in the case of any such SWD Contract containing an acreage dedication, the project that is the subject of such contract shall be commercially operable and the Borrower or applicable Loan Party has commenced performance thereunder and received revenue thereunder, and (ii) in the case of any such SWD Contract containing a minimum volume commitment, such committed volumes must be reasonably expected to be online within the next 24 months following the date of determination, or (b) amendments or other modifications to existing SWD Contracts under which revenue has been received by a Loan Party that have the effect of increasing or adding acreage dedications or minimum volume commitments.

“Approved Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Truist Securities, Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA and Wells Fargo Securities, LLC.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheets and the related audited consolidated statements of income and cash flow for the Parent for the fiscal year ended December 31, 2023.

“Availability” means, at any time of determination, the difference of (a) the Aggregate Revolving Commitment Amount less (b) the total Revolving Credit Exposures at such time.

“Availability Period” means the period from the Third Amendment Effective Date to but excluding the Revolving Commitment Termination Date.

“Available Amount Basket” means, as of any time of determination, the sum of (a) the greater of $110,000,000 and 50% of Consolidated EBITDA for the four fiscal quarter period ending June 30, 2024 calculated on a Pro Forma Basis, plus (b) the Borrower’s retained share of Excess Cash Flow for each full fiscal year ended after the SDB Closing Date (commencing with the first full fiscal year after the SDB Closing Date) prior to such date of determination in respect of which the Borrower has made the prepayment required pursuant to Section 2.04(b)(i) of the Term Credit Agreement (less any amounts paid in respect of Restricted Payments consisting of redemptions of or distributions on the WBR Specified Preferred Equity using the Borrower’s retained share of Excess Cash Flow) plus 100% of Declined Proceeds plus (c) the net cash and Cash Equivalent proceeds received by the Borrower after the SDB Closing Date and on or before such date of determination from (i) the issuance or sale of its Qualified Equity Interests and/or (ii) contributions to its common equity with the net cash and Cash Equivalent proceeds from the issuance and sale by the Borrower (or any direct or indirect parent of the Borrower) of its Qualified Equity Interests or a contribution to its common equity (in each case of clauses (i) and (ii), other than proceeds from the sale of Equity Interests to, or contributions from, the Borrower or any of its Subsidiaries and other than the proceeds of any Designated Equity Contribution) that are Not Otherwise Applied plus (d) returns on Investments (including from Unrestricted Subsidiaries and re-designations thereof as Restricted Subsidiaries received on or prior to such date of determination) plus (e) the aggregate amount (but not in excess of the actual cash proceeds thereof to the Borrower or any Subsidiary) by which any third-party Indebtedness or Disqualified Equity Interests, in each case, of the Borrower and/or any Subsidiary issued after the SDB Closing Date (other than Indebtedness or such Disqualified Equity Interests issued to the Borrower or a Subsidiary), is reduced on the consolidated balance sheet of the Borrower and its Subsidiaries upon the conversion into or exchange for Equity Interests of the Borrower (or any other Person of which the Borrower is a direct or indirect wholly owned Subsidiary) and/or any Subsidiary that does not constitute Disqualified Equity Interests, less the amount of any cash and the fair market value (as reasonably determined by the Borrower) of any property or assets distributed by the Borrower or such Subsidiary in respect of the principal balance thereof upon such exchange or conversion, in each case, during the period from and including the day immediately following the SDB Closing Date through and including such time less (f) the amount of Indebtedness incurred, Investments, Restricted Payments or prepayments, redemptions, purchases, defeasances, and other payments of Junior Financings made, in reliance on the Available Amount Basket pursuant to Sections 7.2(u), 7.3(w), 7.6(d) and 7.10(a)(vii), respectively.

“Available Amount Conditions” means the requirements that no Event of Default shall have occurred and be continuing.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(e).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Obligations” mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.

“Bank Product Provider” means any Person that, at the time it provides any Bank Product to any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Bank Product Provider is Truist Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider. No Bank Product Amount may be established at any time that a Default or Event of Default exists.

“Bank Products” means any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

“Base Rate” means for any day a rate per annum equal to the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50%,(iii) the Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%, and (iv) two percent (2.00%). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or the Adjusted Term SOFR will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or the Adjusted Term SOFR, respectively.

“Base Rate Term SOFR Determination Day” shall have the meaning set forth the definition of “Term SOFR”.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b).

“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points); and

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course, other than a “vulture fund” or Person that purchases distressed debt in the ordinary course of its business.

“Borrower” means WaterBridge Midstream Operating LLC, a Delaware limited liability company and successor by merger to WaterBridge NDB Operating LLC, a Delaware limited liability company.

“Borrower Audit Election” has the meaning set forth in the penultimate paragraph of Section 5.1.

“Borrower Materials” has the meaning set forth in Section 5.2.

“Borrowing” means each borrowing made pursuant to the terms of Section 2.3 hereto.

“Business Day” means any day other than (i) a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a SOFR Loan, a determination of Term SOFR or a notice with respect to any of the foregoing, any such day that is also a U.S. Government Securities Business Day.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as financings or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that notwithstanding anything to the contrary contained in the definitions of “GAAP” or of “Capitalized Leases”, for purposes of calculations made pursuant to the terms of this Agreement or compliance with any covenant (x) in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to (1) the Financial Accounting Standards Board Accounting Standard Update 2016-02, Leases (Topic 842), issued in February 2016 and (2) any modifications or interpretive changes of GAAP that may occur after the SDB Closing Date, be considered a Capitalized Lease or capital lease for purposes of this Agreement or any Loan Document and (y) any lease that would have been categorized as a financing or capital lease as determined in accordance with GAAP prior to giving effect to (1) the Financial Accounting Standards Board Accounting Standard Update 2016-02, Leases (Topic 842), issued in February 2016 and (2) any modifications or interpretive changes of GAAP that may occur after the SDB Closing Date, shall be considered a Capitalized Lease and capital lease for purposes of this Agreement and any Loan Document.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of an Issuing Bank and the Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Bank benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars, Euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(b) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(c) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $1,000,000,000 in the case of non-U.S. banks;

(d) repurchase obligations for underlying securities of the types described in clauses (b), (d), (e), (f) and (g) entered into with any financial institution or recognized securities dealer meeting the qualifications applicable to banks specified in clause (c) above;

(e) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s, at least A-2 by S&P, or at least F-2 by Fitch (or, if at any time none of Moody’s, S&P, nor Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 24 months after the date of creation thereof;

(f) marketable short-term money market and similar funds having a rating of at least P-2 by Moody’s, A-2 by S&P, or F-2 by Fitch (or, if at any time none of Moody’s, S&P, nor Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(g) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from any of Moody’s, S&P, or Fitch (or, if at any time none of Moody’s, S&P, nor Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(h) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an investment grade rating from any of Moody’s, S&P, or Fitch (or, if at any time none of Moody’s, S&P, nor Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(i) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P, Aaa3 (or the equivalent thereof) or better by Moody’s, or AAA (or the equivalent thereof) or better by Fitch (or, if at any time none of Moody’s, S&P, nor Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(j) investments in “money market funds” within the meaning of Rule 2a7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments issued by a financial institution having total assets in excess of $5,000,000,000;

(k) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (l) below;

(l) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P, “A2” or higher from Moody’s, or “A” or higher from Fitch with maturities of 24 months or less from the date of acquisition; and

(m) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (l) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (h) and clauses (j), (k), (l) and (m) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing investments in clauses (a) through (m) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended, and the regulations promulgated thereunder.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty, or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means the occurrence of any of the following: (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act as in effect on the date hereof), other than Permitted Holders, beneficially own, directly or indirectly, capital stock of PubCo Ultimate Parent representing at least 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of PubCo Ultimate Parent, (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of PubCo Ultimate Parent by persons who were neither (x) nominated, appointed or approved for consideration by shareholders for election by the board of directors of PubCo Ultimate Parent or (y) appointed by directors so nominated, appointed or approved, (iii) so long as any Term Credit Agreement remains outstanding, a “Change of Control” or similar event under either Term Credit Agreement, (iv) PubCo Ultimate Parent and/or its direct or indirect wholly-owned subsidiaries, collectively, cease to (x) be the sole managing member of PubCo LLC or (y) have, in its capacity as sole managing member of PubCo LLC, the power to exercise control over and direct the management policies and decisions of PubCo LLC or (v) PubCo LLC ceases to beneficially own, directly or indirectly, 100% of the capital stock of Parent, or (vi) Parent ceases to own 100% of the membership interests of the Borrower.

“Closing Date Acknowledgement” means that certain Acknowledgement and Agreement dated as of June 27, 2024, by Truist Bank, as First-Out Representative (as defined in the Collateral Agency and Intercreditor Agreement), Barclays Bank PLC, as First Lien Representative (as defined in the Collateral Agency and Intercreditor Agreement), the Collateral Agent and each other party thereto.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” means the Equity Interests in the Borrower owned by Holdings and all now owned or at any time hereafter acquired tangible and intangible property, real and personal, of any Loan Party (other than Excluded Assets) that is or purports to be the subject of a Lien to the Collateral Agent or the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing; provided that, for the avoidance of doubt, none of the property or assets of Holdings other than Holdings’ Equity Interests in the Borrower shall constitute Collateral.

“Collateral Agency and Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement dated as of June 21, 2019, among Holdings, the Borrower, certain subsidiaries of the Borrower, Truist Bank, as First Lien Representative (as defined therein), Barclays Bank PLC, as First Lien Representative (as defined therein), the Collateral Agent and any Other Debt Representative, as modified by the Closing Date Acknowledgement, the Third Amendment Collateral Agency and Intercreditor Agreements and as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Agent” means Truist Bank, in its capacity as collateral agent under any of the Loan Documents, one or more of its affiliate designees or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent and the Collateral Agent shall have received each Collateral Document required to be delivered on the Third Amendment Effective Date pursuant to the Third Amendment or from time to time pursuant to Section 5.11, Section 5.13 or Section 5.20, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;

(b) the Obligations shall have been guaranteed by (i) each Subsidiary of the Borrower (other than Excluded Subsidiaries) and (ii) at all times prior to the Borrower’s exercise of the Borrower Audit Election, Parent, in each case pursuant to the Guaranty;

(c) the Obligations and the Guaranty shall have been secured pursuant to the Security Agreement and the Parent Pledge Agreement by a first-priority security interest, subject to Liens permitted by Section 7.1, in (i) all the Equity Interests of the Borrower and (ii) all Equity Interests of each Subsidiary Guarantor and any other Restricted Subsidiary that is not an Excluded Subsidiary (other than any Restricted Subsidiary that is an Excluded Subsidiary solely pursuant to clause (ii) of the definition thereof) directly owned by any Loan Party, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction) (and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);

(d) all Pledged Debt owing to any Loan Party that is evidenced by a promissory note required to be delivered to the Collateral Agent pursuant to the Security Agreement shall have been delivered to the Collateral Agent pursuant to the Security Agreement, together with undated instruments of transfer with respect thereto endorsed in blank;

(e) the Obligations and the Guaranty shall have been secured by a perfected security interest in, and Mortgages (to the extent perfection may be accomplished by a Mortgage) on, substantially all now owned or at any time hereafter acquired tangible and intangible assets of each Loan Party (including Equity Interests, accounts receivable, chattel paper, commercial tort claims, documents, goods, instruments, letters of credit, letter of credit rights, intercompany debt, deposit, securities and commodity accounts, inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, Material Real Property and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction); provided, however, that in no event shall this clause (e) require any perfected security interest or Mortgage on any Excluded Assets or any Real Property that is not a Material Real Property;

(f) subject to limitations and exceptions of this Agreement and the Collateral Documents, to the extent a security interest in and Mortgages on any Material Real Property are required pursuant to clause (e) above or under Section 5.11, 5.13 or 5.20 (each such Material Real Property to be encumbered by a Mortgage pursuant to the terms hereof, a “Mortgaged Property”), the Administrative Agent and the Collateral Agent shall have received:

(i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property in form suitable for filing or recording in all filing or recording offices that the Administrative Agent or the Collateral Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien (subject only to Liens permitted by Section 7.1) on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to the lesser of (x) 100% of the fair market value of the property (as reasonably determined by the Borrower) and (y) the aggregate amount of the Revolving Commitments, the outstanding principal amount of the Term Obligations under the Term Credit Agreement and the Obligations, in each case, at the time the Mortgage is entered into);

(ii) [reserved];

(iii) [reserved]; and

(iv) to the extent reasonably requested by the Administrative Agent, customary opinions from local counsel in each jurisdiction (A) where a Mortgaged Property is located regarding the enforceability of the Mortgage and stating that the applicable Mortgage and any related fixture filing, if any, is in the proper form to create a lien against the interests of the record owner or lessee thereof, as applicable, in the Mortgaged Property described therein and is in proper form for recording in the real property records of the county in which such Mortgaged Property is located and (B) where the applicable Loan Party granting the Mortgage on said Mortgaged Property is organized, regarding the due authorization, execution and delivery of the Loan Party delivering such Mortgage, and in each case, such other reasonable and customary matters as may be in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(g) except as otherwise contemplated by this Agreement or any Collateral Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Collateral Documents to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent or the Collateral Agent for filing, registration or recording; and

(h) after the Third Amendment Effective Date, each Restricted Subsidiary of the Borrower that is not then a Subsidiary Guarantor and not an Excluded Subsidiary shall become a Subsidiary Guarantor and signatory to the Security Agreement pursuant to a joinder agreement (Security Agreement Supplement) in accordance with Section 5.11 or Section 5.13 and a party to the Collateral Documents in accordance with Section 5.11; provided that notwithstanding the foregoing provisions, any Subsidiary of the Borrower that Guarantees (other than Guarantees of Indebtedness of a Foreign Subsidiary or a Subsidiary of any Foreign Subsidiary by any Foreign Subsidiary, Subsidiary of any Foreign Subsidiary or any Excluded Subsidiary described in clause (v) of the definition thereof) any Junior Financing of the Borrower or any other Loan

Party or any Permitted Refinancing thereof shall be a Subsidiary Guarantor hereunder for so long as it Guarantees such Indebtedness.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) in addition to the requirements of Section 5.11 and the Collateral and Guarantee Requirement (and not in limitation of either thereof), and notwithstanding Clauses (B) through (E) below, the Obligations shall at all times be (i) Guaranteed, pursuant to identical terms, by each Person that is an obligor under or Guarantees the Term Obligations under the Term Credit Agreement (except that the Obligations shall constitute First-Out Debt as set forth in the Collateral Agency and Intercreditor Agreement) and (ii) secured, pursuant to identical terms, by all assets and property of any Person that secure the Term Obligations under the Term Credit Agreement (except that the Obligations shall constitute First-Out Debt as set forth in the Collateral Agency and Intercreditor Agreement);

(B) the foregoing definition shall not require (i) the creation or perfection of pledges of, security interests in, Mortgages on any Excluded Assets or the taking of any other actions with respect to any Excluded Assets, or (ii) the obtaining of mortgage or title policies or other title insurance;

(C) (i) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S., including any IP Rights registered in any non-U.S. jurisdiction, or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (ii) no actions other than the filing of a financing statement under the Uniform Commercial Code with respect to the Borrower or any Subsidiary Guarantor shall be required to perfect security interests in any Collateral consisting of notes or other evidence of Indebtedness, except to the extent set forth in clause (d) to the first paragraph of this definition, (iii) no actions other than the filing of Uniform Commercial Code financing statements and the entry into Control Agreements with respect to deposit, securities and commodity accounts shall be required to perfect security interest in any Collateral consisting of proceeds of other Collateral, (iv) no actions shall be required to perfect a security interest in Excluded Perfection Collateral, other than the filing of a Uniform Commercial Code financing statement, (v) no landlord waivers, bailee letters, estoppels, warehouseman waivers or other collateral access or similar letters or agreements shall be required and (vi) except to the extent that perfection and priority may be achieved by the filing of a financing statement under the Uniform Commercial Code with respect to Holdings, the Borrower or any Subsidiary Guarantor, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in this clause (C);

(D) the Administrative Agent in its discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or taking other actions with respect to, particular assets (including extensions beyond the Third Amendment Effective Date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Borrower, that the creation or perfection of security interests and Mortgages on, or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents; provided that the Administrative Agent and Collateral Agent shall have received on or prior to the Third Amendment Effective Date (i) Uniform Commercial Code financing statements in appropriate form for filing under the Uniform Commercial Code in the jurisdiction of incorporation or organization of each Loan Party and (ii) any certificates or instruments representing or evidencing Equity Interests of the Borrower and its Domestic Subsidiaries (other than Equity Interests constituting Excluded Assets) accompanied by instruments of transfer and stock powers undated and endorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);

(E) no Building (as defined in the applicable Flood Insurance Laws) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Laws) owned by any Loan Party shall be encumbered by the Mortgages; provided that, the exclusion of Buildings and Manufactured (Mobile) Homes from the definition of “Collateral” shall not be construed as excluding from such definition any other Collateral that is located in, on or adjacent to such Buildings and Manufactured (Mobile) Homes;

(F) [reserved]; and

(G) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Parent Pledge Agreement, the Collateral Agency and Intercreditor Agreement, each Control Agreement, each of the Mortgages, collateral assignments, security agreements, pledge agreements, or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 3.1, Section 5.11, Section 5.13 or Section 5.20, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.

“Communications” has the meaning set forth in Section 10.1(b)(iv).

“Compliance Certificate” means a certificate substantially in the form of Exhibit J.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.19 and other technical, administrative or operational matters) that the

Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and, except with respect to clauses (x), (xvi) and (xviii) below, to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to the Borrower and its Restricted Subsidiaries:

(i) total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, (a) any losses on interest rate Hedging Obligations or other interest rate derivative instruments entered into in the ordinary course of business, net of interest income and gains on such Hedging Obligations or other derivative instruments, (b) net payments, if any, pursuant to interest rate Hedging Transactions with respect to Indebtedness and (c) costs of surety bonds in connection with financing activities (whether amortized or immediately expensed in such period);

(ii) provision for taxes based on income, profits (including any margin tax related thereto), revenue or capital gains of the Borrower and the Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes based on revenue and foreign withholding taxes paid or accrued during such period, including penalties and interest related to such taxes or arising from any tax examinations;

(iii) depreciation and amortization expenses and capitalized fees, including, without limitation, the amortization of intangible assets, contributions in aid of construction costs, deferred financing costs, contract acquisition costs, prepaid cash items, debt issuance costs, commissions, and fees and expenses of the Borrower and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP;

(iv) (a) extraordinary losses and unusual or non-recurring charges (including any unusual or non-recurring operating expenses attributable to the implementation of cost savings initiatives or any extraordinary losses and unusual or non-recurring charges or expenses attributable to legal and judgment settlements and costs and expenses in respect of contract acquisition costs and structured bonus payments in connection with contract acquisitions, synthetic joint ventures or otherwise), severance, relocations costs and curtailments or modifications to pension and post-retirement employee benefit plans and (b) restructuring charges, accruals or reserves (including restructuring costs related to acquisitions and to closure or consolidation of facilities) and other related charges; provided that the aggregate amount of restructuring charges, accruals or reserves and other related charges added back pursuant to this clause (iv)(b), together with amounts added back pursuant to clause (xvii) below shall not exceed 25% of Consolidated EBITDA for such Test Period (calculated without giving effect to any such charges, accruals, reserves, cost savings, operating expense reductions and synergies);

(v) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to equity interests of third parties in any non-wholly owned Subsidiary;

(vi) (x) indemnities and expenses paid or accrued in such period to the Investors or otherwise to any member of the board of directors of the Borrower, any of the Borrower’s parent entities or any Affiliate of an Investor, in each case to the extent permitted under Section 7.7 and (y) the amount of any fees and other compensation paid to the members of the board of directors (or the equivalent thereof) of the Borrower or any of its parent entities;

(vii) any costs or expenses incurred by the Borrower or a Restricted Subsidiary or a parent entity of the Borrower to the extent paid by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests);

(viii) fees, costs, expenses and charges incurred in connection with initial SEC compliance costs in connection with and after the Qualified IPO;

(ix) any net loss from disposed, abandoned or discontinued operations;

(x) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back;

(xi) non-cash expenses, charges and losses (including impairment charges or asset write-offs, losses from investments recorded using the equity method, stock-based awards compensation expense), in each case other than any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable in the normal course or inventory; provided that if any non-cash charges referred to in this clause (xi) represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may elect not to add back such non-cash charge in the current period and (2) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid;

(xii) any earn-out payment permitted hereunder to the extent paid and to the extent such earn-out payments reduce Consolidated Net Income;

(xiii) the amount of any Permitted Tax Distributions made during such period;

(xiv) any costs and expenses incurred, or amounts received, by the Borrower or a Restricted Subsidiary (A) pursuant to any outages and (B) from insurance proceeds for unplanned outage;

(xv) any cost and expense incurred by the Borrower or a Restricted Subsidiary in respect of the operation and maintenance of its assets, to the extent such costs and expenses are paid for with the proceeds of cash contributions to the common equity of the Borrower and/or purchases of or investments in Equity Interests of the Borrower other than Disqualified Equity Interests;

(xvi) reasonable and customary transaction expenses incurred and paid in cash during such period in connection with the Transactions or any Permitted Acquisition which is consummated;

(xvii) cost savings associated with synergies or reductions and/or restructurings in force made within twelve (12) months after the closing date for a Permitted Acquisition calculated on a pro-forma, adjusted basis, to the extent such cost savings are factually supportable, calculated in good faith based upon reasonable assumptions and reasonably expected to be realized within twelve (12) months following the applicable Permitted Acquisition; provided that the aggregate amount added back pursuant to this clause (xvii) together with the restructuring charges, accruals or reserves and other related charges added back pursuant to clause (iv) above shall not exceed 25% of Consolidated EBITDA for such Test Period (calculated without giving effect to any such charges, accruals, reserves, cost savings, operating expense reductions and synergies);

(xviii) fees, costs, expenses and charges incurred in connection with transactions that could have reasonably been expected to be Permitted Acquisitions but which were not consummated in an aggregate amount of up to $5,000,000 during any twelve month period, but not to exceed $25,000,000 in aggregate during the term of the Agreement;

(xix) expenses, charges and fees (including expenses, charges and fees paid to the Administrative Agent and Lenders) incurred during such period and after the SDB Closing Date in connection with the administration (including in connection with any waiver, amendment, supplementation or other modification thereto of this Agreement and the other Loan Documents) of this Agreement;

(xx) expenses arising during such period from litigation (actual or threatened) to the extent covered by liability insurance (including general liability, professional liability or errors and omissions coverage) with respect to which the Administrative Agent has been provided evidence satisfactory to the Administrative Agent that such expenses have been reimbursed during such period;

(xxi) all costs and expenses associated with the retirement, remediation or decommissioning of any asset owned by the Borrower or any of its Restricted Subsidiaries; and

(xxii) any reasonable fees, costs and expenses, including audit expenses, related to the Qualified IPO;

less (b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period) (it being understood that, for the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (a)(xi) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received)), (ii) any net after-tax gain or income from disposed, abandoned or discontinued operations and (iii) the amount of any interest income consisting of Restricted Subsidiary gains attributable to minority or non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary; provided that:

(A) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency re-measurements of Indebtedness (including the net loss or gain (i) resulting from Hedging Transactions for currency exchange risk and (ii) resulting from intercompany indebtedness),

(B) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of FASB Accounting Standards Codification section 815 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations, and

(C) there shall be excluded in determining Consolidated EBITDA for any period any after-tax effect of non-recurring items (including gains or losses and all fees and expenses relating thereto), and curtailments or modifications to pension and postretirement employee benefit plans for such period.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition), (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent, (C) for each fiscal quarter when the Borrower or any Restricted Subsidiary enters into an Applicable SWD Contract and for three immediately succeeding fiscal quarters, an adjustment in respect of such Applicable SWD Contract equal to the amount of the projected Consolidated EBITDA of the Borrower and its Restricted Subsidiaries with respect to such Applicable SWD Contract for the balance of the first four-fiscal-quarter period starting from the fiscal quarter when the Borrower or any Restricted Subsidiary enters into such Applicable SWD Contract, net of any actual Consolidated EBITDA of the Borrower and Restricted Subsidiaries attributable to such Applicable SWD Contract and without duplication of any Material Project Consolidated EBITDA Adjustment and any other adjustments and add-backs, so long as (1) such adjustment shall have been determined in good faith by the Borrower as if the Applicable SWD Contract had been entered into by the Borrower or its Restricted Subsidiary on the first day of the applicable period, based on historical volumes and pro forma rate structure and assumptions reasonably acceptable to the Administrative Agent and specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent and (2) the Administrative Agent shall have promptly received such written documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, supporting such adjustment provided that the aggregate amount of all adjustments pursuant to this clause (C) during any period does not exceed 25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period (which total Consolidated EBITDA shall be determined without including any such adjustments) and (D) at the Borrower’s option, any Material Project Consolidated EBITDA Adjustments, provided that, notwithstanding the foregoing clause (D), no Material Project Consolidated EBITDA Adjustment shall be allowed with respect to any Material Project unless (x) not later than 30 days or such lesser number of days as may be agreed to by the

Administrative Agent in its sole discretion prior to the delivery of any Compliance Certificate required by Section 5.2(a), to the extent Material Project Consolidated EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Article VI, the Borrower shall have delivered to the Administrative Agent written pro forma projections of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Material Project, and prior to the date such Compliance Certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld, conditioned or delayed) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and (y) the aggregate amount of all Material Project Consolidated EBITDA Adjustments during any period does not exceed 25% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period (which total Consolidated EBITDA shall be determined without including any Material Project Consolidated EBITDA Adjustments). There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than of an Unrestricted Subsidiary or its property, business or assets) sold, transferred or otherwise disposed of or, closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

Notwithstanding anything contained herein to the contrary, Consolidated EBITDA shall be deemed to be the Consolidated EBITDA of the WaterBridge Consolidated Group.

“Consolidated First Lien Net Funded Debt” means Consolidated Total Net Funded Debt minus the sum of (i) the portion of Indebtedness of the Loan Parties included in Consolidated Total Net Funded Debt that is not secured by any Lien on the assets of the Loan Parties and (ii) the portion of Indebtedness of the Loan Parties included in Consolidated Total Net Funded Debt that is secured by Liens on the assets of the Loan Parties, which Liens are expressly subordinated or junior to the Liens securing the Obligations.

“Consolidated Interest Expense” means, for any period, the sum, without duplication, of (1) consolidated interest expense of the Borrower and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received), pursuant to interest rate Swap Obligations with respect to Indebtedness, and excluding (f) costs associated with obtaining Swap Obligations, (g) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (h) penalties and interest relating to taxes, (i) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (j) amortization or expensing of deferred financing fees, amendment and consent fees, agency fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (k) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the SDB Closing Date and (l) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty); plus (2)

consolidated capitalized interest of the Borrower and its Restricted Subsidiaries for such period, whether paid or accrued; less (3) interest income of the Borrower and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,

(a) any after-tax effect of extraordinary items (including gains or losses and all fees and expenses relating thereto) for such period shall be excluded,

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income shall be excluded,

(c) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities (including in connection with any Qualified IPO), refinancing transaction or amendment or other modification of any debt instrument (in each case, including the Transactions and any such transaction consummated on or prior to the SDB Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460) shall be excluded,

(d) accruals and reserves that are established or adjusted within twelve months after the SDB Closing Date that are so required to be established as a result of the Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP shall be excluded,

(e) any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(f) any net after-tax effect of gains or losses (less all fees, expenses and charges) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded,

(g) the net income (loss) for such period of any Person that is not a Subsidiary of the Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary thereof in respect of such period,

(h) [reserved],

(i) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(j) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity based compensation shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Borrower or any of its direct or indirect parents in connection with the Transactions, shall be excluded,

(k) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded,

(l) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,

(m) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification section 715, and any other items of a similar nature, shall be excluded,

(n) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by Borrower or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis),

(o) any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) obligations under any Hedging Transaction or (iii) other derivative instruments shall be excluded, and

(p) Consolidated Net Income shall be reduced by the amount of any Permitted Tax Distribution and any distribution made pursuant to Section 7.06(i)(v) made during such period.

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to or after the SDB Closing Date or the amortization or write-off of any amounts thereof.

“Consolidated Senior Secured Net Funded Debt” means Consolidated Total Net Funded Debt minus the portion of Indebtedness of the Loan Parties included in Consolidated Total Net Funded Debt that is not secured by any Lien on the assets of the Loan Parties.

“Consolidated Total Net Funded Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Loan Parties outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money, Attributable Indebtedness or purchase money debt, debt obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, and letters of credit that have been drawn and not reimbursed or cash collateralized within two (2) Business Days after the date of such drawing, minus the Applicable Net Debt Amount; provided that Consolidated Total Net Funded Debt shall not include Indebtedness (i) in respect of letters of credit, except to the extent of amounts drawn and unreimbursed thereunder (provided that any unreimbursed amount under letters of credit shall not be counted as Consolidated Total Net Funded Debt until two (2) Business Days after such amount is drawn), bank guaranties, and performance or similar bonds, (ii) for the avoidance of doubt, Non-Capitalized Lease Obligations, (iii) of Unrestricted Subsidiaries, (iv) constituting earn-out and deferred purchase price obligations unless not paid when due, and (v) debt for borrowed money between or among any of the Borrower and its Restricted Subsidiaries; it being understood, for the avoidance of doubt, that unused commitments and Hedging Obligations do not constitute Consolidated Total Net Funded Debt.

“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Consolidating Information” has the meaning set forth in the penultimate paragraph of Section 5.1.

“Contractual Obligation” of any Person means any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Control Agreement” means one or more control agreements entered into by a Loan Party, the Collateral Agent and a securities intermediary, depositary bank or commodity intermediary (as applicable), which (i) provides that such securities intermediary, depositary bank or commodity intermediary (as applicable) shall comply with any entitlement order or other instruction originated by a Loan Party and, upon delivery of written notice that an Event of Default has occurred, the Collateral Agent (but not, after such notice (unless rescinded), a Loan Party) and (ii) is otherwise sufficient to establish the Collateral Agent’s control per Section 9-104 or 9-106 (as applicable) of the UCC.

“Converted Restricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA”.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 10.18.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Service” means, for any period and without duplication, the sum of all (i) scheduled cash interest, letter of credit fees and scheduled principal payable during such period in respect of the Obligations, the Term Obligations and any Permitted Incremental Commitments and obligations with respect to Incremental Equivalent Debt, less any net cash payments received by the Borrower during such period pursuant to interest rate Hedging Transactions entered into in connection with the Term Obligations and (ii) any net cash payments paid by the Borrower during such period pursuant to interest rate Hedging Transactions entered into in connection with the Term Obligations. For the avoidance of doubt, Debt Service shall not include mandatory prepayments pursuant to the Loan Documents or the Term Credit Agreement.

“Debt Service Coverage Ratio” means, for any Test Period, the ratio of (i) Consolidated EBITDA minus Maintenance Capital Expenditures to (ii) Debt Service for such Test Period.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” has the meaning set forth in Section 2.10(a).

“Deeds” means fee deeds, real property leases, or other instruments in favor of the Borrower or any other applicable Loan Party.

“Default” means any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” has the meaning set forth in Section 2.11(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.24(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (1) an Undisclosed Administration or (2) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

“Desert Entities” means, collectively, Desert Reclamation LLC, a Delaware limited liability company, Safefill Pecos, LLC, a Texas limited liability company, and Desert Operating LLC, a Delaware limited liability company, together with any of their Subsidiaries.

“Desert Perfection Certificate” means the perfection certificate delivered to the Administrative Agent on the Third Amendment Effective Date with respect to the Desert Entities.

“Designated Contribution Period” has the meaning set forth in Section 8.3(a).

“Designated Equity Contribution” has the meaning set forth in Section 8.3(a).

“Disinterested Director” shall mean, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disposal Permits” means the permits and authorizations issued by any Governmental Authority whose approval is required in order to authorize the disposal of Oil and Gas Waste into a Disposal Well.

“Disposal Wells” means all disposal wells that are authorized to accept Oil and Gas Waste in accordance with the terms of the applicable Disposal Permits, including all wellhead tubulars, water tanks,

oil tanks, stock tanks, packers, dog houses, gun barrels, frac tanks, freshwater tanks, fiberglass tanks, pumps, plungers, electric motors, tubing, filter pots, sump pumps, filter housings, galvanized stairways and walkways, crank shafts and skids and related equipment associated therewith or used in the operation thereof.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary and as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA (and in the component definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or such Converted Unrestricted Subsidiary and its Subsidiaries.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary, any Division and any allocation of assets to any series of a limited liability company, limited partnership or trust that constitutes a separate legal entity or Person in accordance with Section 1.3) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, event of loss, or asset sale or event of default so long as any rights of the holders thereof upon the occurrence of a change of control, event of loss, asset sale or event of default shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Revolving Commitments), b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control, event of loss, asset sale or event of default so long as any rights of the holders thereof upon the occurrence of a change of control, event of loss, asset sale or event of default shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Revolving Commitments), in whole or in part, c) provides for the scheduled payments of dividends in cash, or d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Revolving Commitment Termination Date at the time of issuance of such Equity Interests; provided that (x) if such Equity Interests are issued pursuant to a plan for the benefit of future, current or former employees, directors, officers, managers or consultants of the Borrower (or any direct or indirect parent thereof) or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (y) any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control, initial public offering or a Disposition occurring prior to 91 days following the Revolving Commitment Termination Date at the time such Equity Interests are issued shall not constitute Disqualified Equity Interests if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the Revolving Commitment Termination Date.

“Disqualified Institution” means (a) those Persons identified by the Borrower or the Investors to the Arrangers in writing on or prior to the Original Closing Date (and such Persons’ Affiliates clearly identifiable as such solely on the basis of their names), (b) competitors of the Borrower and its Subsidiaries and Affiliates (and such competitors’ sponsors and Affiliates identified in writing or clearly identifiable as such solely on the basis of their names) separately identified by the Borrower or the Investors to the Administrative Agent after the Original Closing Date by written notice delivered to the Administrative Agent, (c) any Affiliate of any competitor described in clause (b) that is identified by the Borrower or the Investors to the Administrative Agent in writing from time to time or reasonably identifiable solely by name as an Affiliate of such Person, other than an Affiliate of each Person identified in clauses (a) and (b) above that is a Bona Fide Debt Fund, and (d) Excluded Affiliates; provided that no updates to the Disqualified Institution list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Institutions. Any supplement to the list of Disqualified Institutions shall be made by the Borrower to the Administrative Agent in writing (including by email) and such supplement shall take effect on the same Business Day after such notice is received by the Administrative Agent. The list of Disqualified Institutions shall be maintained by the Administrative Agent and made available to any Lender upon request to the Administrative Agent, subject to customary confidentiality requirements.

“Dividing Person” has the meaning set forth in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar(s)” and the sign “$” means lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.4 (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).

“Engagement Letter” shall mean that certain engagement letter, dated as of May 20, 2022, executed by Truist Securities, Inc. and accepted and agreed by the Borrower.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to exposure to Hazardous Materials, including any applicable Laws relating to the generation, use, handling, transportation, storage, treatment, disposal, Release, or threatened Release of, or exposure to, any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, or penalties), of the Loan Parties or any Restricted Subsidiary directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials in violation of Environmental Laws, (iii) exposure to any Hazardous Materials, or (iv) the Release or threatened Release of any Hazardous Materials.

“Environmental Permit” means any Permit issued or required under any applicable Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (i) a Reportable Event; (ii) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan; (iv) the filing by the PBGC of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Pension Plan or Multiemployer Plan; (vi) with respect to a Pension Plan, the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (vii) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party; or (viii) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 8.1.

“Excess Cash Flow” has the meaning set forth in the Term Credit Agreement as of the Third Amendment Effective Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Accounts” means (i) segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of any Loan Party, (ii) commodity accounts and securities accounts containing cash or other property with an aggregate value of less than $2,000,000 (iii) deposit accounts containing cash or other property with an aggregate value of less than $1,000,000, (iv) deposit accounts which are used solely as an escrow account or as a fiduciary or trust account that is contractually obligated to be segregated from the other assets of the Loan Parties, in each case, for the benefit of unaffiliated third parties, (v) operator suspense accounts to the extent the deposits therein are amounts owing to royalty and working interest owners and (vi) zero-balance accounts and cash collateral accounts subject to Liens that are permitted pursuant to Section 7.1(f).

“Excluded Affiliate” means, with respect to any Agent or Agent-Related Person and their respective Affiliates and controlling Persons, any Affiliates that are engaged as principals primarily in private equity, mezzanine financing or venture capital, other than (x) a limited number of senior employees who are required, in accordance with industry regulations or such Persons’ internal policies and procedures to act in a supervisory capacity and (y) such Persons’ internal legal, compliance, risk management, credit or investment committee members.

“Excluded Assets” has the meaning set forth in the Security Agreement.

“Excluded Contribution Asset” means any asset that is used or useful in, or Equity Interests of any Person engaged in, Midstream Activities, in each case, received by the Borrower since the Original Closing Date from (i) the issuance or sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of its Qualified Equity Interests (or the Qualified Equity Interests of any direct or indirect parent of the Borrower to the extent contributed as common equity to the Borrower) and/or (ii) contributions to its common equity, in each case, only to the extent designated as an Excluded Contribution Asset in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent within sixty (60) days after the date such capital contributions are made or the date such Qualified Equity Interests are sold, as the case may be.

“Excluded Perfection Collateral” means, collectively, (a) the Excluded Accounts, (b) to the extent the value thereof is less than $5,000,000 in each instance and less than $10,000,000 in the aggregate for all such items, letter of credit rights, chattel paper, commercial tort claims and documents, and (c) any other property with respect to which the Administrative Agent has determined, in its reasonable discretion, that the cost of perfecting a security interest in such property outweighs the benefit of the Lien afforded thereby.

“Excluded Subsidiary” means (i) any Subsidiary that is not a direct or indirect wholly owned Subsidiary of the Borrower or a Subsidiary Guarantor, (ii) any Subsidiary of a Guarantor that does not have total assets or annual revenues in excess of $5,000,000, individually, or in the aggregate together with all other Subsidiaries excluded via this clause (ii), (iii) any Subsidiary that is prohibited by applicable Law (whether on the Original Closing Date or thereafter) or Contractual Obligations existing on the Original Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof), from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) or other third party (other than the Borrower or any Restricted Subsidiary) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (iv) any other Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree that the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (v) any direct or indirect Foreign Subsidiary of the Borrower, (vi) any direct or indirect Domestic Subsidiary (x) that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC or (y) substantially all of whose assets consist of capital stock and/or indebtedness of (a) one or more Foreign Subsidiaries that are CFCs or (b) other Subsidiaries described in this clause (vi), and any other assets incidental thereto (any Subsidiary described in this clause (vi)(y), a “FSHCO”), (vii) any Subsidiary that is a CFC with respect to which the provision of a guarantee by it would result in material adverse tax consequences to the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, in each case, as reasonably determined by the Borrower in consultation with the Administrative Agent, (viii) any not-for-profit Subsidiaries, (ix) any Unrestricted Subsidiaries, (x) any captive insurance subsidiaries, (xi) any Immaterial Subsidiaries (other than, at the option of the Borrower, any immaterial subsidiary designated as a Guarantor) and (xii) any joint ventures; provided that, notwithstanding the foregoing, any Restricted Subsidiary that Guarantees the Indebtedness under the Term Credit Agreement shall not be an “Excluded Subsidiary”.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Loan Party becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18 and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code), as of the SDB Closing Date (and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or other official administrative guidance promulgated thereunder, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent; provided that if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.

“FERC” means the Federal Energy Regulatory Commission or any of its successors.

“First Out Debt” has the meaning provided in the Collateral Agency and Intercreditor Agreement.

“Fitch” means Fitch Ratings and any successor thereto.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

“Floor” shall mean a rate of interest equal to 1.00%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

“FSHCO” has the meaning set forth in the definition of “Excluded Subsidiary.”

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (a) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in accounting principles or change as a result of the adoption or modification of accounting policies (including, but not limited to, the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies or any change in the methodology of calculating reserves for returns, rebates and other chargebacks) occurring after the SDB Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (b) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (c) the accounting for operating leases and financing or capital leases under GAAP as in effect on the SDB Closing Date (including, without limitation, FASB Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Capitalized Leases and obligations in respect thereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, without duplication, (i) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (ii) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Third Amendment Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or is then in effect or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means, collectively, (i) prior to the Borrower Audit Election, Parent, (ii) the wholly owned Domestic Subsidiaries of the Borrower (other than any Excluded Subsidiary), (iii) those wholly owned Domestic Subsidiaries that issue a Guarantee of the Obligations after the Original Closing Date pursuant to Section 5.11, (iv) at the option of the Borrower, any Domestic Subsidiary that is not a wholly-owned Subsidiary, that issues a Guarantee of the Obligations after the Original Closing Date and (v) solely in respect of any Secured Loan Document Hedge Agreement to which the Borrower is not a party, the Borrower, in each case, until the Guaranty thereof is released in accordance with this Agreement.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to the Security Agreement or, in the case of Parent prior to the Borrower Audit Election, the Parent Pledge Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, explosives, radioactive materials, friable asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, or other emissions that are regulated, or for which liability may be imposed, by any Governmental Authority in relation to protection of the Environment.

“Hedge Bank” means any Person that was (a) an Agent, (b) a Lender or (c) an Affiliate of any Agent or Lender, in each case at the time it entered into a Secured Loan Document Hedge Agreement in its capacity as a party thereto and (other than a Person already party hereto as a Lender) that delivers to the Administrative Agent and the Collateral Agent a letter agreement reasonably satisfactory to the Administrative Agent and the Collateral Agent appointing the Collateral Agent as its agent under the applicable Loan Documents and agreeing to be bound by Article IX and Sections 10.5 and 10.6 as if it were a Lender (it being understood that such letter agreement with respect to a specified Master Agreement may designate all transactions thereunder as being collectively a “Secured Loan Document Hedge Agreement”, without the need for separate letter agreements for each individual transaction thereunder).

“Hedge Termination Value” means, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (i) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i)(i)(i), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender).

“Hedging Obligations” of any Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person means (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holdings” means Parent, if it is the direct parent of the Borrower, or, if not, any Domestic Subsidiary of Parent that directly owns 100% of the issued and outstanding Equity Interests in the Borrower and pledges 100% of such issued and outstanding Equity Interests in the Borrower to the Collateral Agent to secure the Obligations in accordance with the Collateral Documents and, prior to the Borrower Audit Election, issues a Guarantee of the Obligations, and otherwise agrees to assume the obligations of “Holdings” pursuant to this Agreement and the other Loan Documents pursuant to one or more instruments in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Increasing Lender” has the meaning set forth in Section 2.21.

“Incremental Commitment” has the meaning set forth in Section 2.21.

“Incremental Equivalent Debt” has the meaning set forth in Section 7.3(q).

“Incremental Equivalent First Lien Debt” has the meaning set forth in Section 7.3(q).

“Incremental Equivalent Junior Lien Debt” has the meaning set forth in Section 7.3(q).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Hedging Transaction;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business and(ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests;

(h) if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of the Borrower appearing on the balance sheet of the Borrower solely by reason of push-down accounting under GAAP shall be excluded; and

(i) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (a) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Funded Debt, (b) in the case of the Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business, (c) exclude obligations under or in respect of Non-Capitalized Lease Obligations or sale lease-back transactions (except any resulting Capitalized Lease Obligations) and (d) exclude obligations in respect of contract acquisition costs and structured bonus payments in connection with contract acquisitions, synthetic joint ventures or otherwise. The amount of any net obligation under any Hedging Transaction on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (d) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness (not to exceed the maximum amount of such Indebtedness for which such Person could be liable) and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of FASB Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Intercompany Note” means a promissory note substantially in the form of Exhibit K.

“Interest Period” means with respect to any SOFR Borrowing, a period of one, three or six months; provided that:

(i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the immediately preceding Business Day;

(iii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

(iv) no Interest Period in respect of Revolving Loans may extend beyond the Revolving Commitment Termination Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (i) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (ii) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person excluding, in the case of the Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person (including pursuant to any merger with, or as a Division Successor pursuant to the Division of, such Person). For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.

“Investors” means (x) (i) Five Point Energy LLC and/or its Affiliates, (ii) GIC Special Investments Pte. Ltd. and/or its Affiliates, and (iii) Elda River Capital Management LLC and/or its Affiliates (other than, in the case of each of the foregoing clauses (i) through (iii), any portfolio company of any thereof or any Person Controlled by a portfolio company of any thereof) and any investment funds advised or managed by any of the foregoing and (y) any Person with which one or more of the Persons described in clause (x) form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (y), the relevant Person or Persons beneficially own more than 50% of the relevant voting stock beneficially owned by this group.

“IP Rights” has the meaning set forth in Section 4.16.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means Truist Bank and such other Lender as the Borrower may from time to time select as an Issuing Bank hereunder pursuant to Section 2.22; provided that such Lender has agreed in writing to be an Issuing Bank. Any Issuing Bank may, with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), arrange for one or more Letters of Credit to be issued by branches or Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“Issuing Bank Sublimit” shall mean, with respect to any Issuing Bank, on any date, the amount agreed to between such Issuing Bank and the Borrower and notified to and approved by the Administrative Agent. The initial amount of such Issuing Bank’s Issuing Bank Sublimit is set forth on Schedule III or in the agreement pursuant to which it became an Issuing Bank, as applicable. The Issuing Bank Sublimit of an Issuing Bank may be modified from time to time in accordance with Section 2.20(a)(i), and Schedule III shall automatically be deemed amended accordingly.

“Junior Financing” has the meaning set forth in Section 7.10(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Intercreditor Agreement” means, to the extent in effect, an intercreditor agreement, substantially in the form of Exhibit C attached to the SDB Revolving Credit Facility (as in effect on the date hereof, subject to changes thereto to which the Collateral Agent and Administrative Agent are authorized to enter into) among the Collateral Agent, the Administrative Agent and one or more collateral agents or representatives for the holders of Permitted Incremental Commitments, Incremental Equivalent Debt or Other Debt Representative, as applicable, that are intended to be secured on a basis junior in right of priority to the Obligations. Wherever in this Agreement, an Other Debt Representative is required to become party to the Junior Lien Intercreditor Agreement, if the related Indebtedness is the initial Indebtedness incurred by the Borrower or any Restricted Subsidiary to be secured by a Lien junior in right of priority to the Liens securing the Obligations, then the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Other Debt Representative for such Indebtedness shall execute and deliver the Junior Lien Intercreditor Agreement.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LC Commitment” means that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $10,000,000.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Documents” means, as to any Letter of Credit, each application therefor and any other document, agreement and instrument entered into by the Borrower or a Subsidiary with or in favor of the applicable Issuing Bank and relating to such Letter of Credit.

“LC Exposure” means, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, determined without regard to whether any conditions to drawing could be met at that time, plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lenders” has the meaning set forth in the introductory paragraph to this Agreement and shall include, where appropriate, each Increasing Lender and each Additional Lender that joins this Agreement pursuant to Section 2.21.

“Letter of Credit” means any stand-by letter of credit issued pursuant to Section 2.20 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment. Letters of Credit shall be available by sight payment and not by deferred payment, acceptance or negotiation. For the avoidance of doubt, the term Letter of Credit shall not include any letter of credit, demand guarantee or other undertaking issued by any Person (including any branch or Affiliate of an Issuing Bank) that is supported by a Letter of Credit issued by any Issuing Bank hereunder pursuant to a back-stop or counter-standby structure.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any Permitted Acquisition permitted hereunder by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing (or, if such condition does exist, the Borrower or any Restricted Subsidiary, as applicable, would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained).

“Loan Documents” means, collectively, this Agreement, the Collateral Documents, the LC Documents, the Engagement Letter, the Collateral Agency and Intercreditor Agreement, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, the Junior Lien Intercreditor Agreement to the extent then in effect, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings either executed on the Original Closing Date or executed after the Original Closing Date and designated as a “Loan Document”, in each case, by Holdings or a Loan Party in connection with any of the foregoing, except that the term “Loan Documents” shall not include any Letters of Credit issued pursuant to this Agreement.

“Loan Parties” means, collectively, the Borrower and each Subsidiary Guarantor.

“Loans” means all Revolving Loans in the aggregate or any of them, as the context shall require, and shall include, where appropriate, any loan made pursuant to Section 2.21.

“LTM Consolidated EBITDA” means Consolidated EBITDA for the Test Period most recently ended prior to the date of determination.

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the construction or the replacement, improvement or expansion of existing capital assets) by a Loan Party made to maintain, over the long term, the operating capacity or operating income of the Loan Parties excluding (i) expenditures made in connection with the replacement, substitution or restoration of property pursuant to Section 2.04(b) of the Term Credit Agreement and the definition of “Net Proceeds”, (ii) equipment and other assets to the extent purchased with the intent to bundle and resell in a sale-leaseback transaction within six months of such purchase, and (iii) expenditures to the extent such expenditures are financed with the proceeds of any cash contribution to the common equity of the Borrower or any of its Restricted Subsidiaries after the Original Closing Date and/or any purchase or investment in Equity Interests (other than Disqualified Equity Interests) of the Borrower or any of its Restricted Subsidiaries after the Original

Closing Date. For purposes of this definition, “long term” generally refers to a period of not less than twelve months. Where capital expenditures are made in part for Maintenance Capital Expenditures and in part for non-Maintenance Capital Expenditures, the Borrower shall determine the allocation of the amounts paid for each in a commercially reasonable manner. For the avoidance of doubt, Maintenance Capital Expenditures does not include expenditures for the construction of new gathering lines, compression systems, disposal facilities, processing plants or other growth projects or emergency capital expenditures.

“Management Stockholders” means the members of management (including any family members, heirs or descendants of any such members, the trustees of any bona fide trusts of which any of the foregoing are the sole beneficiaries and grantors, and any trust or other Person established for estate planning purpose that are controlled by, and established for the sole benefit of, any of the foregoing) of Holdings, the Borrower or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Margin Stock” has the meaning set forth in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Loan Parties (taken as a whole) to fully and timely perform their payment obligations under the Loan Documents, or (iii) the material rights and remedies available to the Lenders, the Issuing Bank and Agents, taken as a whole, under the Loan Documents.

“Material Project” means the construction or expansion of any capital project of the Borrower or any Restricted Subsidiary, which satisfies the following: (a) the aggregate capital cost of which exceeds, or is reasonably expected by the Borrower to exceed, $25,000,000, (b) such construction or expansion project was not contemplated by the financial models of the Borrower as of the SDB Closing Date and (c) such construction or expansion project is a discrete project for which there is a defined start date and reasonably identifiable completion date.

“Material Project Consolidated EBITDA Adjustment” means with respect to each Material Project of the Borrower or a Restricted Subsidiary:

(a) prior to the Commercial Operation Date of a Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (equal to the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent in its reasonable discretion as the projected Consolidated EBITDA of the Borrower and its Restricted Subsidiaries with respect to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on predominantly fee based contracts relating to such Material Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, and other factors reasonably deemed appropriate by the Administrative Agent), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the fiscal quarter in which construction of the Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): i) 90 days or less, 0%, ii) longer than 90 days, but not more than 180 days, 25%, iii) longer than 180 days, but more than 270 days, 50% and iv) longer than 270 days, 100%; and

(b) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent in its reasonable discretion as the projected Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Material Project (determined in the same manner as set forth in clause (a) above) for the balance of the four (4) full fiscal quarter period following such Commercial Operation Date, which may, at the Borrower’s option, be added to actual Consolidated EBITDA for such fiscal quarters (but net of any actual Consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Material Project following such Commercial Operation Date).

“Material Real Property” means, collectively (a) all Real Property of the Loan Parties that is material to the ownership, development or operation of the Water Property or the Water Systems, which shall include, without limitation, all Disposal Wells in operation (together with any and all Real Property (including Rights of Way and Deeds) appertaining thereto (together with all improvements or fixtures thereon)), (b) any other Real Property located in the United States that is now or hereafter owned in fee by any Loan Party with an individual fair market value in excess of $25,000,000 (including the fair market value of improvements owned by any Loan Party and located thereon) as reasonably estimated by the Borrower in good faith; and (c) any Real Property that has been mortgaged to secure the Term Credit Agreement or SDB Revolving Credit Facility immediately prior to the Third Amendment Effective Date.

“Midstream Activities” means with respect to any Person, collectively, the treatment, processing, gathering, dehydration, compression, blending, transportation, storage, transmission, stabilization, disposal, delivery, marketing, buying or selling or other disposition, whether for such Person’s own account or for the account of others, of fresh water, produced water, crude oil, natural gas, natural gas liquids or other liquid or gaseous hydrocarbons, including that used for fuel or consumed in the foregoing activities, including the drilling, ownership and operation of Disposal Wells; provided that “Midstream Activities” shall in no event include the drilling, completion or, except as set forth above, servicing of oil or gas wells, including the ownership of related drilling rigs.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means, collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Loan Parties pursuant to the terms and conditions hereof in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, in each case, as the same may from time to time be amended, restated, supplemented, or otherwise modified.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net First Lien Leverage Ratio” means the ratio of (a) Consolidated First Lien Net Funded Debt as of the last day of the most recently ended Test Period to (b) Consolidated EBITDA for such Test Period.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by the Borrower or any of the Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition (other than Dispositions permitted pursuant Section 7.5(a), (b), (c), (d), (e), (f), (g), (h), (k), (m), (n), (o), (p), (q), (r) or (s)) or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) and, in the case of revolving Indebtedness, the commitments in respect thereof are permanently reduced by the amount of such repayment, in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents or the Term Credit Agreement), (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (a)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, (iv) taxes paid or reasonably estimated to be payable as a result thereof (including any Permitted Tax Distributions), and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (a) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided that so long as no Event of Default under Section 8.1(a) or (b) or, solely with respect to the Borrower, Section 8.1(g) or (i) has occurred and is continuing, the Borrower may reinvest any portion of such proceeds in assets useful for its business (which shall include any Investment permitted, or not otherwise prohibited, by this Agreement) within 12 months of such receipt and such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so reinvested or contractually committed to be so reinvested (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within 18 months of initial receipt, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); it being further understood that such proceeds shall constitute Net Proceeds notwithstanding any investment notice if an Event of Default under Section 8.1(a) or (b) or, solely with respect to the Borrower, Section 8.1(g) or (i) has occurred and is continuing at the time of a proposed reinvestment, unless such proposed reinvestment is made pursuant to a binding commitment entered into at a time when no such Event of Default was continuing; provided, further, that (x) the proceeds realized in any single transaction (or series of related transactions) shall not constitute Net Proceeds unless the amount of such proceeds exceeds $10,000,000 and (y) only the aggregate amount of proceeds (excluding, for the avoidance of doubt, proceeds described in the preceding clause (x) in excess of $20,000,000 in any fiscal year shall constitute Net Proceeds under this clause (a)); and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof (including any Permitted Tax Distributions) and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Restricted Subsidiary shall be disregarded.

“Net Total Leverage Ratio” means the ratio of (a) Consolidated Total Net Funded Debt as of the last day of the most recently ended Test Period to (b) Consolidated EBITDA for such Test Period.

“Non-Capitalized Lease Obligation” means a lease obligation that is not a Capitalized Lease Obligation. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Capitalized Lease Obligation.

“Non-Consenting Lender” has the meaning set forth in Section 2.23.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Not Otherwise Applied” means, with reference to any amount of net proceeds of any transaction or event, that such amount (i) was not required by this Agreement to be applied to prepay the Loans or not required to prepay or repay the Term Obligations and (ii) was not previously (and is not concurrently being) applied in determining the permissibility of a transaction under the Loan Documents or the Term Credit Agreement where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose. The Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated above.

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit F hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender under its Revolving Commitments.

“Notice of Borrowing” has the meaning set forth in Section 2.3.

“Notice of Conversion/Continuation” has the meaning set forth in Section 2.5(b).

“Obligations” means (a) all amounts owing by the Loan Parties to the Administrative Agent, the Collateral Agent, the Issuing Bank, any Lender or any Arranger pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower or any other Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, sums advanced to third parties for the maintenance, insurance, operations or safe-keeping of any Collateral or to create, perfect, continue or protect any Collateral or any security interest of the Secured Parties therein, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, the Collateral Agent, the Issuing Bank and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Hedge Bank, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, however, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Oil and Gas Waste” means all waste disposed of in Disposal Wells, including waste arising out of or incidental to drilling for or producing of oil, gas, or geothermal resources, waste arising out of or incidental to the underground storage of Hydrocarbons other than storage in artificial tanks or containers, or waste arising out of or incidental to the operation of gasoline plants, natural gas processing plants, or pressure maintenance or repressurizing plants. The term Oil and Gas Waste includes but is not limited to non-hazardous water, produced water, salt water, brine, oil and gas field fluids, oil and gas wastes in liquid form, sludge, drilling mud, and other liquid or semi-liquid waste material and any combination or mixture thereof.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means June 8, 2022.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Debt Representative” means, with respect to (a) any series of Incremental Equivalent Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be and (b) Secured Loan Document Hedge Agreement, the counterparty to such Secured Loan Document Hedge Agreement or any agent acting on its behalf and, in the case of clauses (a) and (b), each of their successors and assigns in such capacities.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Parent” means, (a) as of the Third Amendment Effective Date, WaterBridge Operating and (b) thereafter any other direct owner of Equity Interests in the Borrower from time to time.

“Parent Company” means, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Pledge Agreement” means (a) the Amended and Restated Parent Pledge Agreement dated as of the Third Amendment Effective Date, among (i) the Parent, (ii) the Collateral Agent, (iii) solely for the purposes of its Guarantee provided thereunder, PubCo Ultimate Parent and PubCo LLC and (iv) consented to by the Borrower and (b) any other pledge agreement in form and substance reasonably acceptable to the Administrative Agent from time to time executed by any Parent to grant a security interest in the Equity Interests in the Borrower to secure the Obligations.

“Participant” has the meaning set forth in Section 10.4(d).

“Participant Register” has the meaning set forth in Section 10.4(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been or shall hereafter be, renewed, extended, amended or replaced, and the rules and regulations promulgated thereunder from time to time in effect.

“Payment Office” means the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the Lenders.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means, as the context may require, the Desert Perfection Certificate or any other perfection certificate(s) delivered to the Administrative Agent in accordance with Schedule 5.20, in a form reasonably approved by the Administrative Agent, as the same shall be supplemented from time to time.

“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR.”

“Permitted Acquisition” has the meaning set forth in Section 7.2(i).

“Permitted Business Activities” means with respect to any Person, (a) the business of providing land management services, (b) the business of gathering, distributing, marketing, treating, processing, storing, selling, transporting or disposing of oil, natural gas, natural gas liquids, liquefied natural gas, renewable natural gas, other hydrocarbons, petroleum products or refined products associated therewith, (c) the business of providing water services, (d) the business of carbon capture, transportation and sequestration, (e) other energy infrastructure businesses, including power generation, energy procurement, battery storage and/or electrical transmission or (f) any business or activity relating to, arising from, or necessary, appropriate, synergistic, incidental or ancillary to the activities described in the foregoing clauses (a), (b), (c), (d) or (e).

“Permitted Hedging Transaction” means any Hedging Transaction entered into from time to time by any of the Borrower or any of its Restricted Subsidiaries for non-speculative purposes, in each case, as amended.

“Permitted Holders” means (x) (i) Five Point Infrastructure LLC and/or its affiliates and (ii) WPX Energy Permian, LLC and/or its affiliates (other than, in the case of each of the foregoing clauses (i) and (ii), any portfolio company thereof or any person controlled by such portfolio company thereof, and any investment funds advised or managed by any of the foregoing) and (y) any person with which one or more of the persons described in clause (x) form a “group” (within the meaning of Section 14(d) of the Exchange Act as in effect on the date hereof) so long as, in the case of this clause (y), the relevant person or persons beneficially own more than 50% of the relevant voting stock beneficially owned by this group.

“Permitted Incremental Availability Amount” means the “Incremental Availability Amount” as defined in, and in the amount from time to time permitted under the Term Credit Agreement using the criteria set forth in, the Term Credit Agreement as of the Third Amendment Effective Date.

“Permitted Incremental Commitments” means the “Incremental Commitments” as defined in, and in the amounts from time to time permitted under the Term Credit Agreement using the criteria set forth in, the Term Credit Agreement as of the Third Amendment Effective Date.

“Permitted Incremental Term Loans” means the “Incremental Term Loans” as defined in, and in the amounts from time to time permitted under the Term Credit Agreement using the criteria set forth in, the Term Credit Agreement as of the Third Amendment Effective Date.

“Permitted Intercompany Activities” means any transactions (1) between or among PubCo Ultimate Parent and its direct or indirect wholly owned Subsidiaries, PubCo LLC, Holdings, the Borrower and its Restricted Subsidiaries that are entered into in the ordinary course of business of PubCo Ultimate Parent and its direct or indirect wholly owned Subsidiaries, PubCo LLC, Holdings, the Borrower and its Restricted Subsidiaries and, in the good faith judgment of the Borrower are necessary or advisable in connection with the ownership or operation of the business of PubCo Ultimate Parent and its direct or indirect wholly owned Subsidiaries, PubCo LLC, Holdings, the Borrower and its Restricted Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements, (ii) management, technology and licensing arrangements and (iii) customer loyalty and rewards programs and (2) between or among PubCo Ultimate Parent and its direct or indirect wholly owned Subsidiaries, PubCo LLC, Holdings, the Borrower, its Restricted Subsidiaries and/or any captive insurance subsidiary.

“Permitted Ratio Debt” means unsecured Indebtedness of the Borrower or any Restricted Subsidiary that is a Loan Party so long as immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof (but without netting the proceeds thereof) the Net Total Leverage Ratio is no greater than 4.75:1.00 determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available; provided that, such Indebtedness shall (1) have a maturity date that is after the Revolving Commitment Termination Date at the time such Indebtedness is incurred and (2) have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities (as defined in the Term Credit Agreement as of the Third Amendment Effective Date).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest, premium and penalties thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (ii) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.3(e) and such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (iii) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.3(e), at the time thereof, no Event of Default shall have occurred and be continuing and (iv) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, (a) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable (as determined by the Borrower) to the Lenders taken as a whole, as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (b) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to the Junior Lien Intercreditor Agreement, the holders of such modified, refinanced, refunded, renewed, replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to the Junior Lien Intercreditor Agreement.

“Permitted Tax Distributions” has the meaning assigned to such term in Section 7.6(i)(iii).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any Pension Plan or any other “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” means Debt Domain, Roadshow Access (if applicable), Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity” has the meaning set forth in the Security Agreement.

“Post-Acquisition Period” means, with respect to any acquisition permitted under Section 7.2 or Section 7.4 hereof or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such acquisition or conversion is consummated and ending on the first anniversary of the date on which such acquisition or conversion is consummated.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included (or in the case of any Investment in connection with the designation of an Unrestricted Subsidiary, shall be excluded), (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that (A) without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (1) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (2) otherwise consistent with the definition of Pro Forma Adjustment and (B) in determining Pro Forma Compliance with the Net First Lien Leverage Ratio, the Net Total Leverage Ratio or any other incurrence test (other than in respect of Article 6 or any condition precedent to borrowing Loans), in connection with the incurrence (including by assumption or guarantee) of any Indebtedness, (x) the incurrence or repayment of any Indebtedness in respect of this Agreement included in the Net First Lien Leverage Ratio, the Net Total Leverage Ratio or such other incurrence test calculation immediately prior to, or simultaneously with, the event for which the Pro Forma Compliance determination of such ratio or other test is being made, shall be disregarded and (y) the cash proceeds of any Indebtedness shall be excluded from “net” Indebtedness in determining whether such Indebtedness can be incurred (provided that the use of proceeds thereof and any other Pro Forma Adjustments shall be included); provided, further, that with respect to any incurrence test (other than borrowings of Loans hereunder) of Indebtedness permitted by the provisions of this Agreement in reliance on the pro forma calculation of the Net First Lien Leverage Ratio, the Net Total Leverage Ratio or such other incurrence test calculation, any Indebtedness being incurred (or expected to be incurred) substantially simultaneously or contemporaneously with the incurrence of any such Indebtedness in reliance on any “basket” set forth in this Agreement (including any “baskets” measured as a percentage of Total Assets or LTM Consolidated EBITDA) including hereunder or any other revolving credit facility shall be disregarded. In the event any fixed “baskets” are intended to be utilized together with any incurrence-based “baskets” in a single transaction or series of related transactions, (1) compliance with or satisfaction of any applicable financial ratios or tests for the portion of Indebtedness or any other applicable transaction or action to be incurred under any incurrence-based “baskets” shall first be calculated without giving effect to amounts being utilized pursuant to any fixed “baskets”, but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed “baskets”, any incurrence and repayments of Indebtedness) and all other permitted Pro Forma Adjustments (except that the incurrence of any Indebtedness hereunder or under any other revolving credit facility prior to or in connection therewith shall be disregarded), and (2) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any fixed “baskets” shall be calculated.

“Pro Rata Share” means with respect to all classes of Revolving Commitments and Loans of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure) and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Revolving Commitments).

“Processing Plants” means the Water Properties of the Loan Parties comprised of any processing or treatment plants or other similar facilities, and any terminals, tankage and loading racks, in each case that are owned or leased from time to time by any Loan Party and used in the business of such Loan Party.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PubCo LLC” means WBI Operating LLC, a Delaware limited liability company.

“PubCo Ultimate Parent” means WaterBridge Infrastructure LLC, a Delaware limited liability company.

“Public Lender” has the meaning assigned to such term in Section 5.2.

“Public Offering” shall mean an initial underwritten public offering of the common Equity Interests of the Parent (or any direct or indirect parent entity of the Borrower) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (other than a registration statement on Form S-8 or any successor form).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 10.18.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified IPO” means the issuance by the Parent (or any direct or indirect parent entity of the Borrower, including PubCo Ultimate Parent) of common Equity Interests pursuant to a Public Offering.

“Qualified Operator” means any Person that has, directly or through an affiliate, at least three (3) years’ experience conducting Permitted Business Activities or, if such acquiring entity does not meet the foregoing criteria, any person acceptable to the Required Lenders in their reasonable discretion.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto in which such Person has an interest, all improvements and appurtenant fixtures and equipment in which such Person has an interest, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof in which such Person has an interest, in each case excluding Water Systems or Water Properties (in each case, to the extent constituting personal property). Where the Loan Documents refer to Real Property as being owned by a Loan Party, this shall be deemed to include all right, title and interest in Real Property owned or held by such Loan Party (other than leasehold, license, or similar interests), whether by contract or otherwise, including all right, title and interest in Rights of Way.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Register” has the meaning set forth in Section 10.4(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations

“Regulation Y” means Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, leaching, pumping, pouring, emitting, escaping, emptying, seeping, discharging, injecting, dumping, depositing, disposing or migrating into or through the Environment.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or, if the Lenders have no Revolving Commitments outstanding, then Lenders holding more than 50% of the aggregate Revolving Credit Exposure; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Credit Exposure shall be excluded for purposes of determining Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief accounting officer, chief legal officer, treasurer or assistant treasurer, manager or other similar officer of a Loan Party (or any direct or indirect parent of the Borrower) and, as to any document delivered on the Third Amendment Effective Date or any document similar to any such document, any secretary or assistant secretary of such Loan Party (or any direct or indirect parent of the Borrower) and any officer, employee or manager of the applicable Loan Party (or any direct or indirect parent of the Borrower) where the signature is included on an incumbency certificate or similar certificate reasonably satisfactory to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer (as defined herein) shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Borrower or that is subject to any Lien, other than the Liens created by the Loan Documents, nonconsensual Liens permitted by Section 7.1 and Liens permitted by Section 7.1(a), 7.1(k)(i), 7.1(k)(iii), 7.1(m), 7.1(p), 7.1(q), clauses (i) and (ii) of Section 7.1(r), 7.1(y), 7.1(bb) (only to the extent the Obligations are secured by such cash and Cash Equivalents), Section 7.1(cc) (only to the extent the Obligations are secured by such cash and Cash Equivalents), Section 7.1(dd) (only to the extent the Obligations are secured by such cash and Cash Equivalents) and Section 7.1(ee) (only to the extent the Obligations are secured by such cash and Cash Equivalents).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means each Subsidiary of the Borrower that is not an Unrestricted Subsidiary. As of the Third Amendment Effective Date, the Restricted Subsidiaries are set forth on Schedule 4.12.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, as such schedule may be amended pursuant to Section 2.21, or, in the case of a Person becoming a Lender after the Third Amendment Effective Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

“Revolving Commitment Termination Date” means June 8, 2027.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and LC Exposure.

“Revolving Loan” means a loan made by a Lender to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a SOFR Loan.

“Rights of Way” means, collectively, the right-of-way agreements, easements, surface use agreements, servitudes, permits, licenses and other similar access agreements conferring upon a Loan Party the surface or subsurface land use rights in connection with the Water Systems.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions (which as of the SDB Closing Date includes the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person that is the subject or target of any Sanctions, (b) any Person located, organized, operating or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom or (c) any other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“SDB Closing Date” means June 27, 2024.

“SDB Revolving Credit Facility” means the Amended and Restated Revolving Credit Agreement, dated as of June 27, 2024, among the Borrower, the lenders from time to time party thereto, Truist Bank, as administrative agent, Truist Bank, as issuing bank, and the SDB Revolving Lenders.

“SDB Revolving Lenders” means the financial institutions party to the SDB Revolving Credit Facility.

“SDB Revolving Obligations” shall mean all the obligations under the SDB Revolving Credit Facility with respect to principal and interest on revolving loans, reimbursement obligations in respect of letters of credit, customary expense reimbursement and indemnity obligations and customary obligations in respect of fees, customary treasury management services provided by, and Permitted Commodity and Interest Rate Hedge Agreements that are pari passu with the Term Loans under a Collateral Agency and Intercreditor Agreement.

“Secured Loan Document Hedge Agreement” means any Permitted Hedging Transaction permitted under Article VII that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank.

“Secured Loan Document Hedge Obligations” means the obligations owed by the Borrower or any Restricted Subsidiary to any Hedge Bank referred to in clauses (a) through (c) of the definition of “Hedge Bank” under any Secured Loan Document Hedge Agreement (excluding, with respect to any Loan Party, Excluded Swap Obligations of such Loan Party).

“Secured Parties” means the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank, the Hedge Banks and the Bank Product Providers.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Second Amended and Restated Guarantee and Security Agreement dated as of the Third Amendment Effective Date, among the Borrower, certain subsidiaries of the Borrower (after giving effect to the WBR Specified Transaction) and the Collateral Agent, as amended, restated, supplemented or modified.

“Similar Business” means (i) any business conducted or proposed to be conducted by the Borrower or any of its Restricted Subsidiaries on the SDB Closing Date, and any reasonable extension thereof, or (ii) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged or propose to be engaged on the SDB Closing Date.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (iv) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Specified Equity Contribution” means any cash contribution to the equity of the Borrower and/or any purchase or investment in an Equity Interest of the Borrower other than, in each case, Disqualified Equity Interests.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation or Permitted Incremental Term Loan or other transaction in respect of which the terms of this Agreement require any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Guarantor other than the Borrower and Parent.

“Successor Company” has the meaning assigned to such term in Section 7.4(d).

“Supported QFC” has the meaning assigned to such term in Section 10.18.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“SWD Contracts” means all contracts and agreements now in effect or hereafter entered into for the sale, purchase, marketing, exchange, processing, treating, compressing, handling, storing, transporting, transmitting, disposing, injecting, or gathering of Oil and Gas Waste.

“Tax Receivable Agreement” means any agreement entered into in connection with or following a Qualified IPO (or other transaction) by and among PubCo Ultimate Parent and the other parties thereto relating to payments in respect of certain tax benefits realized or deemed realized by PubCo Ultimate Parent or any of its Subsidiaries; provided, however, that any such agreement entered into following the Qualified IPO shall not have terms more favorable to the counterparty than those in the agreement entered into in connection with the Qualified IPO.

“Taxes” means any and all present or future taxes, duties, deductions, levies, imposts, fees, assessments or withholdings (including backup withholding) or similar charges imposed by any Governmental Authority including any interest, penalties and additions to tax thereto.

“Term Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent under the Term Credit Agreement, together with its successors and assigns in such capacity.

“Term Credit Agreement” means (a) each of (i) that certain Credit Agreement, dated as of June 27, 2024, among WaterBridge Operating, as parent, the Borrower, as borrower, Barclays Bank PLC, as administrative agent, the Collateral Agent and the other lenders party thereto from time to time, as the same may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time in any manner permitted by this Agreement and the Collateral Agency and Intercreditor Agreement and (ii) that certain Credit Agreement, dated as of May 10, 2024, by and among the Borrower (as successor to WaterBridge NDB Operating), as borrower, Barclays Bank PLC, as administrative agent, Truist Bank, as collateral agent, and the lenders from time to time party thereto, as amended by that certain First Amendment to Credit Agreement, dated as of June 27, 2024, as further amended by that certain Second Amendment to Credit Agreement, dated as of December 18, 2024, and as the same may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time in any manner permitted by this Agreement and the Collateral Agency and Intercreditor Agreement, or (b) both, as the context may require.

“Term Credit Agreement Refinancing Indebtedness” means “Credit Agreement Refinancing Indebtedness” as defined in the Term Credit Agreement as of the Third Amendment Effective Date (other than any revolving credit facility or Indebtedness constituting First-Out Debt), subject to the terms and conditions set forth in the Term Credit Agreement related thereto as of the Third Amendment Effective Date and subject to the delivery to and for the benefit of the Administrative Agent of all notices and certificates in respect thereof delivered to the Term Administrative Agent.

“Term Lender” means any lender under the Term Credit Agreement.

“Term Loans” means the Term Loans, as defined in the Term Credit Agreement as of the Third Amendment Effective Date.

“Term Obligations” means all “Obligations,” as such term is defined in the Term Credit Agreement as of the Third Amendment Effective Date in respect of principal and interest on Term Loans, customary expense reimbursement and indemnity obligations and customary obligations in respect of fees, to the extent permitted by Section 7.3(a)(ii).

“Term SOFR” shall mean,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. Eastern time on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. Eastern time on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” shall mean a percentage equal to 0.10% per annum.

“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

“Test Period” means, for any date of determination under this Agreement, the latest four (4) consecutive fiscal quarters of the Borrower, for which financial statements have been delivered to the Administrative Agent on or prior to the SDB Closing Date and/or for which financial statements are required to be delivered pursuant to Section 5.1, as applicable.

“Third Amendment” means that certain Amendment No. 3 to Revolving Credit Agreement effective as of the Third Amendment Effective Date among the Borrower, the Lenders party thereto, the Administrative Agent and the Issuing Banks.

“Third Amendment Acknowledgement and Agreement” means the “Acknowledgement and Agreement” as defined in the Third Amendment.

“Third Amendment Additional Debt Collateral Agency Joinder” means the “Additional Debt Collateral Agency Joinder” as defined in the Third Amendment.

“Third Amendment Additional Grantor Collateral Agency Joinder” means the “Additional Grantor Collateral Agency Joinder” as defined in the Third Amendment.

“Third Amendment Additional Secured Debt Designation” means the “Additional Secured Debt Designation” as defined in the Third Amendment.

“Third Amendment Collateral Agency and Intercreditor Agreements” means, collectively, (a) the Third Amendment Acknowledgement and Agreement, (b) the Third Amendment Additional Debt Collateral Agency Joinder, (c) the Third Amendment Additional Grantor Collateral Agency Joinder, and (d) the Third Amendment Additional Secured Debt Designation.

“Third Amendment Effective Date” means the “Amendment Effective Date” as defined in the Third Amendment.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 5.1(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 5.1(a) or (b), the Audited Financial Statements.

“Transaction Expenses” means any fees or expenses incurred or paid by the Parent, the Borrower or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with Hedging Transactions related to the loans under the Term Credit Agreement and any original issue discount or upfront fees thereunder), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (i) the consummation of the WBR Specified Transaction, (ii) the funding of the loans under the Term Credit Agreement and the execution and delivery of Loan Documents, as defined in the Term Credit Agreement on the date hereof, (iii) the execution and delivery of the Loan Documents entered into on the Original Closing Date and the incurrence of the Obligations on the Original Closing Date, (iv) the execution and delivery of the Loan Documents on the Third Amendment Effective Date and the incurrence of the Obligations on the Third Amendment Effective Date and (v) the payment of Transaction Expenses, if any.

“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR or the Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unaudited Financial Statements” means the unaudited consolidated balance sheets and the related unaudited consolidated statements of income and cash flow for the Parent for the fiscal quarter ended as of March 31, 2024.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.14 subsequent to the Third Amendment Effective Date and (b) any Subsidiary of an Unrestricted Subsidiary. As of the Third Amendment Effective Date, the Borrower has no Unrestricted Subsidiaries.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 10.18.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.18(e)(ii).

“Water Properties” means all tangible and intangible assets and property used by the Loan Parties in, or in connection with, gathering, treating, processing, transporting, distributing, injecting, disposing and storing water and/or Oil and Gas Waste, including all Water Systems, Disposal Permits, Disposal Wells, SWD Contracts, Processing Plants, Deeds and Rights of Way and any other real or personal property interests related thereto.

“Water Systems” means any pipeline, gathering, supply, treatment, processing, transportation, distribution, injection, disposal, recycling or storage systems for water and/or Oil and Gas Waste that are owned or leased from time to time by any Loan Party and used in the business of such Loan Party.

“WaterBridge Consolidated Group” means, collectively, (a) the Borrower (or any applicable direct or indirect parent entity of the Borrower) and its Subsidiaries and (b) WaterBridge NDB Operating (or any applicable direct or indirect parent entity of WaterBridge NDB Operating) and its Subsidiaries.

“WaterBridge NDB Operating” means WaterBridge NDB Operating LLC, a Delaware limited liability company.

“WaterBridge Operating” means WaterBridge Operating LLC, a Delaware limited liability company.

“WBR Specified Preferred Equity” means the Series A Units (including all PIK Units and Step-Up PIK Units) issued and outstanding from time to time pursuant to the Sixth Amended and Restated Limited Liability Company Agreement of WaterBridge Equity Finance LLC dated as of September 14, 2023, as amended, restated, or otherwise modified from time to time.

“WBR Specified Transaction” means the merger, consolidation or other combination of the Borrower (or a direct or indirect parent entity of the Borrower) and its Subsidiaries on the one hand, and WaterBridge NDB Operating (or a direct or indirect parent entity of WaterBridge NDB Operating) and its Subsidiaries which are affiliates of the Borrower on the other hand, in accordance with the Contribution Agreement dated as of [●], 2025, together with the other transactions described or otherwise contemplated therein.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” means the Borrower, any Guarantor under any Loan Document or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2. Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g. “SOFR Loan” or “Base Rate Loan”). Borrowings also may be classified and referred to by Type (e.g. “SOFR Borrowing”).

Section 1.3. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement delivered pursuant to Section 5.1(a); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein and (b) any lease that is characterized as an operating lease in accordance with GAAP after Parent’s adoption of Accounting Standards Codification Section 842 (regardless of the date on which such lease has been entered into) shall not be a capital or finance lease, and any such lease shall be, for all purposes of this Agreement, treated as though it were reflected on the Borrower’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to Parent’s adoption of Accounting Standards Codification Section 842.

Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Debt Service Coverage Ratio, Net First Lien Leverage Ratio, and Net Total Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (i) calculating any applicable ratio or LTM Consolidated EBITDA (other than any such calculation as set forth in any provision of Section 7.6) in connection with the making of an acquisition or the making of an Investment, (ii) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom (other than any provision of Section 7.6), (iii) determining compliance with any provision of this Agreement which requires compliance with any representations and warranties set forth herein (other than any provision of Section

7.6) or (iv) determining the satisfaction of all other conditions precedent to the making of an acquisition or the making of an Investment, with respect to each of clauses (i) through (iv), in connection with a Limited Condition Acquisition, the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the satisfaction of any other conditions shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election,” which LCA Election may be in respect of one or more of clauses (i), (ii), (iii), and (iv) above), be deemed to be the date the definitive agreements (or other relevant definitive documentation) for such Limited Condition Acquisition are entered into (the “LCA Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith, with such ratios and other provisions calculated as if such Limited Condition Acquisition or other transactions had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to Section 8.1(a) or (b), or, solely with respect to the Borrower, Section 8.1(g) or (i) shall be continuing on the date such Limited Condition Acquisition is consummated. For the avoidance of doubt, (A) if, following the LCA Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in LTM Consolidated EBITDA or other components of such ratio) or other provisions at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded or failed to have been satisfied as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (B) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions, unless, other than if an Event of Default pursuant to Section 8.1(a) or (b), or, solely with respect to the Borrower, Section 8.1(g) or (i), shall be continuing on such date, the Borrower elects, in its sole discretion, to test such ratios and compliance with such conditions on the date such Limited Condition Acquisition or related transactions is consummated. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio, basket availability or compliance with any other provision hereunder (other than actual compliance with the financial performance covenants set forth in Article VI) on or following the relevant LCA Test Date and prior to the earliest of the date on which such Limited Condition Acquisition is consummated, the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition or the date the Borrower makes an election pursuant to clause (b) of the immediately preceding sentence, any such ratio, basket or compliance with any other provision hereunder shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith had been consummated on the LCA Test Date. Notwithstanding anything in this Agreement or any Loan Document to the contrary, if the Borrower or its Restricted Subsidiaries (x) incurs Indebtedness or issues Disqualified Equity Interests, creates Liens, makes Dispositions, makes Investments, or designates any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness or Disqualified Equity Interests in connection with any Limited Condition Acquisition under a ratio-based basket and (y) in each case, in the same covenant incurs Indebtedness, issues Disqualified Equity Interests, creates Liens, makes Dispositions, Investments, designates any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness or Disqualified Equity Interests in connection with such Limited Condition Acquisition under a non-ratio-based basket, then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such Limited Condition Acquisition. For the avoidance of doubt, this paragraph shall not apply to any determination of whether the conditions in Section 3.2 are satisfied,

Section 1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. The word “or” is not exclusive. The word “year” shall refer (i) in the case of a leap year, to a year of 366 days, and (ii) otherwise, to a year of 365 days. Unless otherwise expressly provided for herein, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (v) any definition of or reference to any law shall include all statutory and regulatory provisions consolidating, amending, or interpreting any such law and any reference to or definition of any law or regulation, unless otherwise specified, shall refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vii) the words “renew”, “renewal” and variations thereof as used herein with respect to a Letter of Credit means to extend the term of such Letter of Credit or to reinstate an amount drawn under such Letter of Credit or both.

For purposes of determining whether the Borrower and its Restricted Subsidiaries comply with any exception to Article VII where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests, and (b) correspondingly, any such ratio and metric shall only prohibit the Borrower and its Restricted Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder. For avoidance of doubt, with respect to determining whether the Borrower and its Restricted Subsidiaries comply with any negative covenant in Article VII, to the extent that any obligation or transaction could be attributable to more than one exception to any such negative covenant, the Borrower may elect to categorize all or any portion of such obligation or transaction to any one or more exceptions to such negative covenant that permit such obligation or transaction.

Section 1.5. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s Requirements of Law): (a) if any asset, property, right, obligation or liability of any Person becomes the asset, property, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.6. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.7. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.8. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Article II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1. General Description of Facilities. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2; (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.20; and (iii) each Lender agrees to purchase a participation interest in the Letters of Credit pursuant to the terms and conditions hereof; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans and outstanding LC Exposure exceed the Aggregate Revolving Commitment Amount in effect from time to time.

Section 2.2. Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

Section 2.3. Procedure for Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing, substantially in the form of Exhibit D attached hereto (a “Notice of Borrowing”), (x) prior to 11:00 a.m. Eastern Time one (1)

Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. Eastern Time three (3) U.S. Government Securities Business Days prior to the requested date of each SOFR Borrowing. Each Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Loan comprising such Borrowing and (iv) in the case of a SOFR Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Borrowing shall consist entirely of Base Rate Loans or SOFR Loans, as the Borrower may request. The aggregate principal amount of each SOFR Borrowing shall not be less than $1,000,000 or a larger multiple of $500,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $100,000 or a larger multiple of $100,000; provided that Base Rate Loans made pursuant to Section 2.20(d) may be made in lesser amounts as provided therein. Promptly following the receipt of a Notice of Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.

Section 2.4. Funding of Borrowings.

(a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. Eastern Time to the Administrative Agent at the Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

(b) Unless the Administrative Agent shall have been notified by any Lender prior to 4:00 p.m. Eastern Time one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c) All Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.5. Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. At no time shall the total number of SOFR Borrowings outstanding at any time exceed ten (10).

(b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit E attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. Eastern Time three (3) U.S. Government Securities Business Days prior to a continuation of or conversion into a SOFR Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing, and (iv) if the resulting Borrowing is to be a SOFR Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a SOFR Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for SOFR Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c) If, on the expiration of any Interest Period in respect of any SOFR Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a SOFR Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any SOFR Loan shall be permitted except on the last day of the Interest Period in respect thereof.

(d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.6. Reduction and Termination of Commitments.

(a) Unless previously terminated, all Revolving Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date.

(b) Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $1,000,000 and any larger multiple of $500,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders; provided, further, that such notice of reduction or termination may be contingent upon the effectiveness of a replacement credit facility, similar financing or any asset sale or equity offering or similar event. Any such reduction in the Aggregate

Revolving Commitment Amount below the principal amount of the LC Commitment shall result in a dollar-for-dollar reduction in the LC Commitment.

(c) With the written approval of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitments of a Defaulting Lender, and in such event the provisions of Section 2.24 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent, the Issuing Bank or any other Lender may have against such Defaulting Lender.

Section 2.7. Repayment of Loans. The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.

Section 2.8. Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Type thereof and, in the case of each SOFR Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.5, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.5, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b) This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender at any time, the Borrower agrees that it will execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

Section 2.9. Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any SOFR Borrowing, 11:00 a.m. Eastern Time not less than three (3) Business Days prior to the date of such prepayment and (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one (1) Business Day prior to the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid; provided that such notice may be contingent upon the effectiveness of a replacement credit facility, similar financing or any asset sale or equity offering or similar event. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.11(c); provided that if a SOFR Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.17. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type pursuant to Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

Section 2.10. Mandatory Prepayments.

(a) With respect to each prepayment required pursuant to Section 2.04(b)(ii) of the Term Credit Agreement, to the extent any lender under the Term Credit Agreement refuses such prepayment pursuant the terms of the Term Credit Agreement (such refused amounts, the “Declined Proceeds”), the Borrower will apply such Declined Proceeds as follows, subject to the terms of the Collateral Agency and Intercreditor Agreement: first, to the Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to the principal balance of the Revolving Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Commitments; and third, to Cash Collateralize the Letters of Credit in an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon. The Revolving Commitments of the Lenders shall not be permanently reduced by the amount of any prepayments made pursuant to clauses second through third above, unless an Event of Default has occurred and is continuing and the Required Lenders so request.

(b) If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.6 or otherwise, the Borrower shall immediately repay the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.17.

(c) [Reserved].

(d) Each prepayment under clauses (b) and (c) above shall be applied as follows: first, to the Base Rate Loans to the full extent thereof; and second, to the SOFR Loans to the full extent thereof. If, after giving effect to prepayment of all Revolving Loans, the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrower shall Cash Collateralize its reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon.

Section 2.11. Interest on Loans.

(a) The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each SOFR Loan at the Adjusted Term SOFR for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.

(b) Notwithstanding subsections (a) and (b) of this Section, at the option of the Required Lenders if an Event of Default has occurred and is continuing, and automatically after acceleration or with respect to any past due amount hereunder, the Borrower shall pay interest (“Default Interest”) with respect to all SOFR Loans at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for such SOFR Loans for the then-current Interest Period until the last day of such Interest

Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans.

(c) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Commitment Termination Date. Interest on all outstanding SOFR Loans shall be payable on the last Business Day of each Interest Period applicable thereto, and, in the case of any SOFR Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

(d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.12. Fees.

(a) The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.

(b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing the commitment fee, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(c) The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for SOFR Loans then in effect on the average daily amount of such Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including, without limitation, any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the rate for Default Interest pursuant to Section 2.11(b), the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by 200 basis points.

(d) The Borrower shall pay on the Third Amendment Effective Date to the Administrative Agent and its affiliates all fees in the Engagement Letter that are due and payable on the Third Amendment Effective Date.

(e) Accrued fees under subsections (b) and (c) of this Section shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on September 30, 2024, and on the Revolving Commitment Termination Date (and, if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.

Section 2.13. Computation of Interest and Fees.

Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.14. Inability to Determine Interest Rates.

(a) Inability to Determine SOFR. Subject to paragraphs (b) through and (f) below, if, prior to the commencement of any Interest Period for any SOFR Borrowing:

(i) the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof; or

(ii) the Administrative Agent shall have received notice from the Required Lenders that Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their SOFR Loans for such Interest Period;

then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.17. Subject to paragraphs (b) through (f) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. Eastern time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii) No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.14.

(c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will be not be representative, then the Administrative Agent may modify the definition of “Interest

Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 2.15. Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder or to make, maintain or fund any SOFR Loan or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of such Lender to make SOFR Revolving Loans, or to continue or convert outstanding Loans as or into SOFR Loans, shall be suspended and (ii) the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent with reference to clause (iii) thereof. In the case of the making of a SOFR Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Borrowing for the same Interest Period and, if the affected SOFR Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such SOFR Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such SOFR Loan to such date (and in each instance the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof). Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.19.

Section 2.16. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes, and (C) Connection Income Taxes); or

(iii) impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a SOFR Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender or the Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand, the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amounts as will compensate such Lender or the Issuing Bank for any such increased costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital (or on the capital of the Parent Company of such Lender or the Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, the Issuing Bank or such the Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies or the policies of such the Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender or the Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amounts as will compensate such Lender, the Issuing Bank or such the Parent Company for any such reduction suffered.

(c) A certificate of such Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank or the Parent Company of such Lender or the Issuing Bank, as the case may be, specified in subsection (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation.

Section 2.17. Funding Indemnity. In the event of (a) the payment of any principal of a SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a SOFR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any SOFR Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a SOFR Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such SOFR Loan if such event had not occurred at the Adjusted Term SOFR applicable to such SOFR Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such SOFR Loan) over (B) the amount of interest that would accrue on the principal amount of such SOFR Loan for the same period if the Adjusted Term SOFR were set on the date such SOFR Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such SOFR Loan. A certificate as to any additional amount payable under this Section submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.18. Taxes.

(a) Defined Terms. For purposes of this Section 2.18, the term “Lender” includes Issuing Bank and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. Without duplication of any other obligation of the Borrower pursuant to this Section 2.18, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. Without duplication of any other obligation of the Borrower pursuant to this Section 2.18, the Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.18, the Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(iv) executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund (or a credit in lieu of a refund) of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.19. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, 2.17, or 2.18, or otherwise) prior to 12:00 noon Eastern Time on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder and under the other Loan Documents shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Loans and unreimbursed LC Disbursements then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal and unreimbursed LC Disbursements.

(c) If any Lender or Issuing Bank shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or other obligations hereunder that would result in such Lender or Issuing Bank receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure and accrued interest and fees thereon than the proportion received by any other Lender or Issuing Bank with respect to its Revolving Credit Exposure, then the Lender or Issuing Bank receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure of other Lenders or Issuing Banks to the extent necessary so that the benefit of all such payments shall be shared by the Lenders or Issuing Banks, as applicable, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender or Issuing Bank acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender or Issuing Bank were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Notwithstanding the foregoing clauses, this Section 2.19 shall be subject to the terms of the Collateral Agency and Intercreditor Agreement.

Section 2.20. Letters of Credit.

(a) General.

(i) During the Availability Period, each Issuing Bank, in reliance (among other things) upon the agreements of the other Lenders pursuant to paragraphs (d) and (e) of this Section, shall issue, at the request of the Borrower, Letters of Credit for the account of any Loan Party on the terms and conditions hereinafter set forth; provided that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, one year after the ten current expiration date of such Letter of Credit) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date; provided that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year-periods which shall not extend, in any event, beyond the date referred to in the foregoing clause (B) and as long as each of the Borrower, the Administrative Agent and the Issuing Bank have the option to prevent such renewal before the expiration of such period; (ii) each Letter of Credit shall be in a stated amount of at least $10,000; and (iii) the Borrower may not request the issuance, extension, reinstatement or other amendment of any Letter of Credit if, after giving effect to such issuance, extension, reinstatement or other amendment (A) the LC Exposure of such Issuing Bank would exceed its Issuing Bank Sublimit, (B) the aggregate LC Exposure would exceed the LC Commitment or (C) the aggregate Revolving Credit Exposure of all Lenders would exceed the Aggregate Revolving Commitment Amount. The Borrower may, at any time and from time to time, increase or reduce the Issuing Bank Sublimit of any Issuing Bank with the consent of such Issuing Bank and the Administrative Agent; provided that the Borrower shall not reduce the Issuing Bank Sublimit of any Issuing Bank if, after giving effect to such reduction, any of the conditions set forth in clauses (2) and (3) above shall not be satisfied.

(ii) Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank without recourse a participation in each Letter of Credit issued by such Issuing Bank equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit on the date of issuance. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

(iii) Additionally, an Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or request that such Issuing Bank refrain from, or any Law applicable to such Issuing Bank shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular, any such order, judgment or decree, or Law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Original Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Original Closing Date and that such Issuing Bank in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; or

(C) the proceeds of such Letter of Credit would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Countries, that, at the time of such funding, is the subject of any Sanctions or (y) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

An Issuing Bank shall be under no obligation to issue any amendment to any Letter of Credit if such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof.

(b) Requests for Issuance, Extension, Reinstatement or Other Amendment. To request the issuance of a Letter of Credit (or the extension of its term, reinstatement of amounts paid, or other amendment of its terms and conditions), the Borrower shall give the applicable Issuing Bank and the

Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance, extension, reinstatement or other amendment specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended, reinstated or amended as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit shall be issued on the account of the Borrower or a Subsidiary, and such other information as shall be necessary to prepare, extend, reinstate or otherwise amend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the applicable Issuing Bank shall approve and that the Borrower and/or the applicable Subsidiary shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as such Issuing Bank shall reasonably require; provided that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

(c) Process for Issuance. At least two (2) Business Days prior to the issuance of any Letter of Credit, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice, and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Bank has received notice from the Administrative Agent, on or before the Business Day immediately preceding the date such Issuing Bank is to issue the requested Letter of Credit, directing such Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in paragraph (a) of this Section or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with such Issuing Bank’s usual and customary business practices.

(d) Disbursement Procedures. Each Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether such Issuing Bank has made or will make a LC Disbursement thereunder; provided that such notice need not be given prior to payment by such Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse each Issuing Bank for any LC Disbursements paid by such Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the applicable Issuing Bank and the Administrative Agent prior to 11:00 a.m. Eastern Time on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to such Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the applicable Issuing Bank in accordance with Section 2.4. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for such LC Disbursement.

(e) Reimbursements by Lenders. If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the applicable Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to paragraph (a) of this Section in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the applicable Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Restricted Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the applicable Issuing Bank. Whenever, at any time after an Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or such Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the applicable Issuing Bank any portion thereof previously distributed by the Administrative Agent or such Issuing Bank to it.

(f) Interim Interest. To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the applicable Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to such Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Base Rate.

(g) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders, an amount in cash equal to 105% of the aggregate LC Exposure of all Lenders as of such date plus any accrued and unpaid fees thereon; provided that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(g) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Borrower agrees to execute any documents and/or certificates to effectuate the intent of this paragraph. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which it had not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to Cash

Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence of an Event of Default, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(h) Letter of Credit Reports. Upon the request of any Lender, but no more frequently than quarterly, each Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit issued by such Issuing Bank that are then outstanding. Upon the request of any Lender from time to time, the applicable Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit issued by such Issuing Bank then outstanding.

(i) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement;

(ii) the existence of any claim, set-off, defense or other right which the Borrower or any Restricted Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including any Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document to such Issuing Bank that does not comply with the terms of such Letter of Credit;

(v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder; or

(vi) the existence of a Default or an Event of Default.

None of the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith of its agreements hereunder and under any LC Documents or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), an Issuing Bank shall be deemed to have exercised care in each such determination, and that:

(i) an Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or amendment thereto with a replacement marked as such or waive a requirement for its presentation;

(ii) an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms and conditions of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms and conditions of such Letter of Credit (even if not in strict compliance with the terms and conditions of such Letter of Credit) and without regard to any non-documentary condition in such Letter of Credit;

(iii) an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms and conditions of such Letter of Credit; and

(iv) this Section 2.20(i) shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care stricter than the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, any Issuing Bank, or any of their respective Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an Issuing Bank declining to take up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Bank.

An Issuing Bank shall have all of the benefits and immunities (but not the obligations) (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and LC Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the such Issuing Bank.

(j) ISP/UCP. Unless otherwise expressly agreed by an Issuing Bank and the Borrower when a Letter of Credit is issued by such Issuing Bank and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) (the “ISP”), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of

Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) (the “UCP”) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and such Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the laws or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Laws or practice rules.

(k) Resignation of Issuing Bank. Any Issuing Bank may resign as an “Issuing Bank” hereunder upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrower willing to accept its appointment as successor Issuing Bank, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the resigning Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the resigning Issuing Bank except as expressly provided above. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the third Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or terminated Issuing Bank pursuant to Section 2.12(c). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or termination, but shall not be required to issue any additional Letters of Credit or to extend, reinstate, or otherwise amend any then-existing Letter of Credit.

(l) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated as a primary obligor to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit and irrevocably waives any defenses that might otherwise be available to it as a guarantor or surety of obligations of such Subsidiary. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. To the extent that any Letter of Credit is issued for the account of any Subsidiary of the Borrower which is not a Guarantor, the Borrower agrees that (i) such Subsidiary shall have no rights against the Issuing Bank, the Administrative Agent or any Lender, (ii) the Borrower shall be responsible for the obligations in respect of such Letter of Credit under this Agreement and any application or reimbursement agreement, (iii) the Borrower shall have sole right to give instructions and make agreements with respect to this Agreement and the Letter of Credit, and the disposition of documents related thereto, and (iv) the Borrower shall have all powers and rights in respect of any security arising in connection with the Letter of Credit and the transaction related thereto. The Borrower shall, at the request of the Issuing

Bank, cause such Subsidiary to execute and deliver an agreement confirming the terms specified in the immediately preceding sentence and acknowledging that it is bound thereby.

Section 2.21. Increase of Commitments; Additional Lenders.

(a) From time to time after the Third Amendment Effective Date and in accordance with this Section, the Borrower and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Revolving Commitments hereunder (each such increase, an “Incremental Commitment”) so long as the following conditions are satisfied:

(i) the aggregate principal amount of all such Incremental Commitments made pursuant to this Section shall not exceed $25,000,000;

(ii) the Borrower shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Administrative Agent in connection with and at the time of any such proposed increase;

(iii) at the time of and immediately after giving effect to any such proposed increase, no pro forma Default or Event of Default shall exist and all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects);

(iv) any collateral securing any such Incremental Commitments shall also secure all other Obligations on a pari passu basis; and

(v) all terms and conditions with respect to any such Incremental Commitments shall be the same as those applicable to the Revolving Commitments immediately prior to such increase.

(b) The Borrower shall provide at least 30 days’ written notice to the Administrative Agent or such lesser time as may be approved by the Administrative Agent in its sole discretion (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment. The Borrower may also, but is not required to, specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Revolving Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Commitment. Each Increasing Lender shall as soon as practicable, and in any case within 15 days following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Incremental Commitment that it is willing to provide. No Lender (or any successor thereto) shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Commitment, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Revolving Commitments pursuant to this Section. No Lender which declines to increase the principal amount of its Revolving Commitment may be replaced with respect to its existing Revolving Commitment, as a result thereof without such Lender’s consent. If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will increase its Revolving Commitment within 15 days after receipt of such notice, such Lender shall be deemed to have declined to increase its Revolving Commitment. The Borrower may accept some or all of the offered amounts or designate new lenders that are acceptable to the Administrative Agent (such approval not to be unreasonably withheld) as additional

Lenders hereunder in accordance with this Section (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Commitment. The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Commitment among the Increasing Lenders and the Additional Lenders.

(c) Subject to subsections (a) and (b) of this Section, any increase requested by the Borrower shall be effective upon delivery to the Administrative Agent of each of the following documents:

(i) an originally executed copy of an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrower, by each Additional Lender and by each Increasing Lender, setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;

(ii) such evidence of appropriate corporate authorization on the part of the Borrower with respect to such Incremental Commitment and such opinions of counsel for the Borrower with respect to such Incremental Commitment as the Administrative Agent may reasonably request;

(iii) a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in subsection (a) of this Section has been satisfied;

(iv) to the extent requested by any Additional Lender or any Increasing Lender, executed Notes evidencing such Incremental Commitments, issued by the Borrower in accordance with Section 2.8; and

(v) any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

Upon the effectiveness of any such Incremental Commitment, the Revolving Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Commitments and Schedule II shall automatically be deemed amended accordingly.

(d) If the Borrower incurs Incremental Commitments under this Section, the Borrower shall, after such time, repay and incur Revolving Loans ratably as between the Incremental Commitments and the Revolving Commitments outstanding immediately prior to such incurrence. Notwithstanding anything to the contrary in Section 10.2, the Administrative Agent is expressly permitted to amend the Loan Documents to the extent necessary to give effect to any increase pursuant to this Section and mechanical changes necessary or advisable in connection therewith (including amendments to implement the requirements in the preceding two sentences and amendments to ensure pro rata allocations of SOFR Loans and Base Rate Loans between Loans incurred pursuant to this Section and Loans outstanding immediately prior to any such incurrence).

Section 2.22. Mitigation of Obligations. If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.16 or Section 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.23. Replacement of Lenders. If (i) any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18 (an “Increased Cost Lender”), (ii) any Lender is a Defaulting Lender, or (iii) any Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender, as applicable, to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or 2.20, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of any Increased Cost Lender, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of a Non-Consenting Lender, each Replacement Lender shall have provided its consent to such amendment, modification, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as an Issuing Bank may not be replaced as an Issuing Bank hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a back-stop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced under this Section. In the event that (x) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of each Lender, each affected Lender or each affected Lender of a certain Class in accordance with the terms of Section 10.2 or all the Lenders with respect to a certain Class of the Loans and (z) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Lenders of such Class as applicable) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

Section 2.24. Defaulting Lenders.

(a) Cash Collateral

(i) At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.24(b)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 105% of the Issuing Banks’ LC Exposure with respect to such Defaulting Lender.

(ii) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the minimum amount required pursuant to clause (i) above, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iii) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.24(a) or Section 2.24(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit or LC Disbursements (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iv) Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s LC Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.24(a) following (A) the elimination of the applicable LC Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.24(b) through (d) the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(b) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with Section 2.24(a); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be

held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.24(a); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Commitments are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to sub-section (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) (A) Each Defaulting Lender shall be entitled to receive the facility fee pursuant to Section 2.14(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.24(a).

(B) Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.14(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to that portion of its LC Exposure for which it has provided Cash Collateral pursuant to Section 2.24(a).

(C) With respect to any facility fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s LC Exposure with respect to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the Revolving Commitments (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.16, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.24(a).

(c) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Revolving Commitments (without giving effect to Section 2.24(b)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no LC Exposure after giving effect thereto.

(e) Removal of the Administrative Agent. Subject to the terms of the Collateral Agency and Intercreditor Agreement, in the event that Truist Bank becomes a Defaulting Lender due to an insolvency, reorganization or like proceeding, the Required Lenders shall have the right to remove Truist Bank as Administrative Agent or as Collateral Agent and appoint a new Administrative Agent or a new Collateral Agent reasonably acceptable to the Required Lenders.

Article III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 3.1. [Reserved].

Section 3.2. Conditions to Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to Section 2.24(c) and the satisfaction of the following conditions:

(a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing;

(b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects);

(c) the Borrower shall have delivered the required Notice of Borrowing;

(d) [reserved];

(e) [reserved];

(f) [reserved]; and

(g) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the aggregate Revolving Credit Exposure of the Lenders shall not exceed the Aggregate Revolving Commitments.

Each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in subsections (a), (b), and (d) of this Section.

Section 3.3. Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified or agreed between the Administrative Agent and the Borrower, shall be delivered to the Administrative Agent for the account of each of the Lenders.

Article IV

REPRESENTATIONS AND WARRANTIES

The Borrower and each of the Restricted Subsidiaries party hereto represent and warrant to the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders on the Third Amendment Effective Date and at the time of each Borrowing or issuance or extension of each Letter of Credit that:

Section 4.1. Existence; Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clause (a) (other than with respect to the Borrower), Section 4.1(b)(i), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties holds all Disposal Permits required for the operation of its Disposal Wells that are currently in use or operation except where the failure to have such Disposal Permit, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.2. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) are within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate or other organizational action, and (c) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.1), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law binding on such Person; to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 4.3. Governmental Approvals. No material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (iv) the exercise by the Collateral Agent, the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (x) filings, recordings and registrations with Governmental Authorities necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (y) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or to be in full force and effect pursuant to the Collateral and Guarantee Requirement) and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 4.4. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings, recordations and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.

Section 4.5. Financial Statements; No Material Adverse Effect.

(a) [Reserved].

(b) The Audited Financial Statements and Unaudited Financial Statements fairly present in all material respects the financial condition of the Borrower as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(c) The forecasts of consolidated balance sheets and consolidated statements of income and cash flow of the Parent and its Subsidiaries which have been furnished to the Administrative Agent prior to the Third Amendment Effective Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that such forecasts are as to future events and not to be viewed as facts, such forecasts are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance can be given that any particular Projections will be realized and actual results may vary from such forecasts and that such variations may be material.

(d) Since December 31, 2023, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(e) As of the Third Amendment Effective Date, none of the Borrower nor its Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 4.5, (ii) obligations arising under the Loan Documents, (iii) liabilities incurred in the ordinary course of business and (iv) liabilities disclosed in the Unaudited Financial Statements) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

Section 4.6. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.7. Use of Proceeds. The Borrower will use the proceeds of the Loans solely for the purposes specified in Section 5.18.

Section 4.8. Ownership of Property; Insurance.

(a) The Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens (except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.1)except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) As of the date of its delivery, Schedule 1 to the Perfection Certificate contains a true and complete list of each Disposal Well with a fair market value in excess of $10,000,000 owned by (i) in the case of the Desert Perfection Certificate, the Desert Entities, or (ii) otherwise, the Borrower and the Subsidiaries.

(c) As of the Third Amendment Effective Date, no Building (as defined in the applicable Flood Insurance Laws) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Laws) owned by any Loan Party is material to the operations of the Loan Parties.

Section 4.9. Environmental Matters. Except as specifically disclosed in Schedule 4.9 or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Each Loan Party, Restricted Subsidiary and their respective assets and operations are and, other than any matters which have been finally resolved without further liability or obligation, within the time period specified by the applicable statute of limitations have been, in compliance with all Environmental Laws, which includes obtaining, maintaining in full force and effect, and complying with all Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties and Restricted Subsidiaries as currently conducted;

(b) no Loan Party nor any Restricted Subsidiary is subject to any Environmental Liability and, to the knowledge of the Borrower or any other Loan Party, there are no circumstances, facts, occurrences or conditions that would reasonably be expected to give rise to any Environmental Liability;

(c) the Loan Parties and Restricted Subsidiaries have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws;

(d) none of the Loan Parties, Restricted Subsidiaries nor any of the Real Property owned or operated by any Loan Party or Restricted Subsidiary is the subject of any claims, investigations, liens, or judicial or administrative proceedings pending or, to the knowledge of the Borrower, threatened, under any Environmental Law, including with respect to any of the foregoing that could result in the revocation, suspension or adverse modification of any Environmental Permit held by any of the Loan Parties or Restricted Subsidiaries; and

(e) to the knowledge of the Borrower, there are no facts, circumstances or conditions arising out of or relating to the operations of the Loan Parties or Real Property or facilities owned or leased by any of the Loan Parties or, to the knowledge of the Borrower, Real Property or facilities formerly owned, operated or leased by the Loan Parties that would reasonably be expected to require investigation, remedial activity or corrective action or cleanup, or would reasonably be expected to result in a Loan Party incurring liability under Environmental Laws.

This Section 4.9 represents the sole representations and warranties with respect to Environmental Laws and Hazardous Materials.

Section 4.10. Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax deficiency or assessment known to any Loan Parties against the Loan Parties that would, if made, individually or in the aggregate, have a Material Adverse Effect.

Section 4.11. ERISA Compliance.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan maintained by a Loan Party or ERISA Affiliate is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state Laws.

(b) (i) No ERISA Event with respect to any Plan has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section

4.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) (i) The Plans of any Loan Party and any ERISA Affiliate are funded to the extent required by the terms of each Plan, if any, and by Law or otherwise to comply with the requirements of any Law applicable in the jurisdiction in which the relevant pension scheme is maintained, and (ii) neither any Loan Party nor any ERISA Affiliate maintains or contributes to a Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), except, with respect to each of the foregoing clauses of this Section 4.11(c), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 4.12. Subsidiaries. As of the Third Amendment Effective Date, no Loan Party has any material Subsidiaries other than those specifically disclosed in Schedule 4.12, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such material Subsidiaries are owned free and clear of all Liens except (a) those created under the Collateral Documents and (b) any Lien that is permitted under Section 7.1. As of the date of its delivery, Schedules 15 and 16 of the Perfection Certificate (i) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party (or, in the case of the Desert Perfection Certificate, each Desert Entity that is a Domestic Subsidiary and a Loan Party) and (ii) set forth the ownership interest of the Borrower and any other Subsidiary Guarantor in each material wholly owned Subsidiary (or, in the case of the Desert Perfection Certificate, in each Desert Entity that is a material wholly owned Subsidiary), including the percentage of such ownership.

Section 4.13. Margin Regulations.

(a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, in either case in violation of Regulation U, and no proceeds of any Borrowings or any Letters of Credit will be used for any purpose that violates Regulation U.

(b) None of the Borrower, any Person Controlling the Borrower, or any of its Restricted Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 4.14. Disclosure.

(a) No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information and information of a general economic or industry nature) to the Administrative Agent, the Collateral Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

(b) As of the Third Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

Section 4.15. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from the Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 4.16. Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how, database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Borrower, such IP Rights do not infringe upon the rights of any Person, except to the extent such failure to own, license or possess or such infringement, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the business of any Loan Party or any of its Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any IP Rights held by any Person except for such infringements, misappropriations and violations, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is filed and presently pending or, to the knowledge of the Borrower, presently threatened in writing against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.17. Solvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement and the other Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 4.18. Regulatory Matters.

(a) No portion of the Water Systems provides interstate transportation or storage services that are subject to the jurisdiction of the FERC.

(b) No Loan Party is liable for any refunds or interest thereon as a result of an order from the FERC or any other Governmental Authority with jurisdiction over the Water Systems or other Water Properties that could reasonably be expected to have a Material Adverse Effect.

(c) Without limiting the generality of Section 4.2 hereof, no certificate, license, permit, consent, authorization or order (to the extent not otherwise obtained) is required by any Loan Party from any Governmental Authority to construct, own, operate and maintain the Water Properties, or to transport and/or distribute water or Oil and Gas Waste under existing contracts and agreements as the Water Systems are presently owned, operated and maintained, except where the failure to comply with the foregoing could not reasonably be expected to materially interfere with the use and operation of the Water Properties by the Loan Parties and otherwise could not reasonably be expected to result in a Material Adverse Effect.

Section 4.19. OFAC; USA PATRIOT Act; FCPA; Anti-Corruption Laws.

(a) To the extent applicable, each of the Borrower and its Subsidiaries is in compliance in all material respects with (i) applicable Sanctions, (ii) Title III of the USA PATRIOT Act, and (iii) the Anti-Corruption Laws, in each of (i) through (iii), to the extent applicable to the relevant entity in a jurisdiction in which such entity operates.

(b) None of the Borrower, any of the Restricted Subsidiaries, nor any director or officer thereof, or to the knowledge of the Borrower, any employee thereof, is an individual or entity with whom dealings are prohibited by any Sanctions, nor is the Borrower or any Restricted Subsidiary located, organized or resident in a Sanctioned Country.

Section 4.20. Collateral Documents.

(a) Valid Liens. Each Collateral Document delivered pursuant to Section 3.1 and Sections 5.11 and 5.13 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices located in the jurisdiction of formation or organization, as applicable, specified in Schedule 15 of the Perfection Certificate delivered to the Administrative Agent, and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements, possession or control, in each case subject to no Liens other than Liens permitted under this Agreement.

(b) [Reserved].

(c) Mortgages. Upon recording thereof in the appropriate recording office, each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interest in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Liens permitted under this Agreement, and when the Mortgages are filed in the offices specified on Schedule 1 to the Perfection Certificate delivered to the Administrative Agent (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.11 and 5.13, when such Mortgage is filed in the offices specified in the local counsel opinion delivered (if any) with respect thereto in accordance with the provisions of Sections 5.11 and 5.13), the Mortgages shall constitute Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by Section 7.1.

(d) Notwithstanding anything herein (including this Section 4.20) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Administrative Agent, the Collateral Agent or any Lender with respect thereto, under foreign Law or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement, including as to Excluded Assets and Excluded Perfection Collateral.

Section 4.21. Deposit and Disbursement Accounts. Schedule 4.21 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, securities accounts, commodity accounts, investment accounts or other similar accounts as of the Third Amendment Effective Date, and such Schedule correctly identifies the name of each financial institution, the name in which the account is held, the type of the account, the complete account number therefor and whether such account is an “Excluded Account”.

Section 4.22. Affected Financial Institutions. Neither the Borrower nor any Subsidiary is an Affected Financial Institution.

Section 4.23. Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause Administrative Agent, any Issuing Bank or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent, any Issuing Bank or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Article V

AFFIRMATIVE COVENANTS

Until the Revolving Commitments have expired or been terminated and all Obligations (other than contingent obligations not then due and payable) have been paid in full and all Letters of Credit shall have expired or terminated, in each case without any pending draw, or all such Letters of Credit shall have been collateralized to the satisfaction of the Issuing Bank, and all LC Disbursements shall have been reimbursed, each of the Borrower shall, and shall (except in the case of the covenants set forth in Section 5.1, 5.2 and 5.3) cause each of the Restricted Subsidiaries to:

Section 5.1. Financial Statements and Other Information.

(a) Deliver to the Administrative Agent for prompt further distribution to each Lender, within one hundred and twenty (120) days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2024), an audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” explanatory paragraph or like qualification (other than resulting from (x) any actual or prospective breach of any financial covenant contained in any indebtedness or (y) the fact that the final maturity date of any indebtedness is less than one year after the date of such opinion);

(b) Commencing with the quarterly financial statements for the fiscal quarter ending June 30, 2024, deliver to the Administrative Agent for prompt further distribution to each Lender, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and in comparative format, the prior fiscal year-end and the related consolidated statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, setting forth in comparative form, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current fiscal quarter and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form, commencing with the quarterly financial statements for the quarter ending June 30, 2024, the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and accompanied by a certificate of a Responsible Officer that is the chief financial officer, treasurer, or other financial officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) Deliver to the Administrative Agent for prompt further distribution to each Lender, no later than forty-five (45) days after the end of each fiscal year, a detailed consolidated budget for the next such fiscal year on a quarterly basis (including projected Consolidated EBITDA and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be certified by a certificate of a Responsible Officer that is the chief financial officer, treasurer, or other financial officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and

(d) Deliver to the Administrative Agent for prompt further distribution to each Lender with each set of consolidated financial statements referred to in Sections 5.1(a), 5.1(b) and 5.1(c) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.

Notwithstanding the foregoing, (I) the obligations in paragraphs (a) and (b) of this Section 5.1 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of the Borrower (or any direct or indirect parent of the Borrower) or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower (or such parent) and the Subsidiaries on a stand-alone basis (the “Consolidating Information”), on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 5.1(a), such materials are accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, except as permitted in Section 5.1(a), shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” explanatory paragraph or like qualification (other than resulting from (x) the impending maturity of any Indebtedness or (y) any actual or prospective breach of any financial covenant contained in any Indebtedness) and (II) until the Borrower delivers the Administrative Agent written notice that, from and after the delivery of such notice, its consolidated financial statements (including its audited financial statements) will be prepared at the “borrower level” (the “Borrower Audit Election”), the obligations in paragraphs (a) and (b) of this Section 5.1 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing the applicable financial statements of any direct or indirect parent of the Borrower accompanied by the Consolidating Information.

Documents required to be delivered pursuant to this Section 5.1 and Sections 5.2(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the Borrower’s website; or (ii) on which such documents are posted on the Borrower’s behalf on Debtdomain, Roadshow Access (if applicable) or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (1) upon reasonable written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (2) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 5.2. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the actual delivery of the financial statements referred to in Sections 5.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 5.2(b) may be satisfied so long as such information is publicly available on the SEC’s EDGAR website;

(c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Junior Financing Documentation, if any, and any Permitted Refinancing thereof, in each case in a principal amount in excess of $15,000,000 not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.2;

(d) together with the delivery of each Compliance Certificate pursuant to Section 5.2(a), (i) in the case of annual Compliance Certificates only, a report setting forth the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party or confirming that there has been no change in such information since the later of the Third Amendment Effective Date or the date of the last such report and (ii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or an Excluded Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there has been no change in such information since the later of the Third Amendment Effective Date or the date of the last such list; and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

The Borrower hereby acknowledges that (a) the Administrative Agent, the Collateral Agent and/or Arrangers will make available to the Lenders and each Issuing Bank materials and/or information provided by or on behalf of Holdings, the Borrower and its Subsidiaries hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on a Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees to make all Borrower Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC.” By designating Borrower Materials as “PUBLIC,” the Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is publicly available or not material information (though it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws or is of a type that would be publicly available if the Borrower were a public reporting company (as reasonably determined by the Borrower). Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.” The Borrower agrees that (i) any Loan Documents, (ii) any financial statements delivered pursuant to Section 5.1 (excluding, for the avoidance of doubt, Section 5.1(c)) and (iii) any Compliance Certificates delivered pursuant to Section 5.2(a) and (iv) notices delivered pursuant to Section 5.3(a) will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Loan Parties or their securities for purposes of United States federal or state securities laws.

Section 5.3. Notices. Promptly after a Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default or ERISA Event;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c) of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Borrower or any of its Restricted Subsidiaries thereof that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

(d) of any action arising under any Environmental Law against any Loan Party or Restricted Subsidiary, of any non-compliance with any Environmental Law or Environmental Permit by any Loan Party or Restricted Subsidiary, or the Release or threatened Release of any Hazardous Materials that, in each case, could reasonably be expected to result in a Material Adverse Effect; and

(e) solely following any reasonable request therefore, of any change of information included in the Beneficial Ownership Certification.

Each notice pursuant to this Section 5.3 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 5.3(a), (b), (c), (d), or (e) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 5.4. Payment of Tax Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.5. Preservation of Existence, Etc..

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.4 or 7.5; and

(b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (a) (other than with respect to the Borrower) or (b), (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Article VII.

Section 5.6. Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

Section 5.7. Maintenance of Insurance.

(a) Generally. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b) Requirements of Insurance. All such insurance shall name the Collateral Agent as loss payee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) (it being understood that, absent an Event of Default, any proceeds of any such property insurance shall be delivered by the insurer(s) to the Borrower or one of its Subsidiaries and applied in accordance with this Agreement), as applicable. The Borrower will provide written notice to the Administrative Agent promptly upon receipt by the Borrower of notice from the insurer of any cancellation of such insurance policies. Subject to Section 5.20, upon request of the Administrative Agent, the Borrower shall deliver such insurance certificates and/or endorsements evidencing such insurance as required by Sections 5.7(a) and (b).

Section 5.8. Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property (including ERISA and other applicable pension laws), except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.9. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the material assets and business of the Borrower or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 5.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent, the Collateral Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent or the Collateral Agent on behalf of the Lenders may exercise rights of the Administrative Agent, the Collateral Agent, and the Lenders under this Section 5.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (i) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists and is continuing, the Administrative Agent, the Collateral Agent, or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 5.10, none of the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent, the Collateral Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

Section 5.11. Additional Collateral; Additional Guarantors. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied (subject to Schedule 5.20 attached hereto), including:

(a) Upon (w) the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, excluding any Excluded Subsidiary) by the Borrower, (x) any Division Successor (other than any Excluded Subsidiary) resulting or remaining from the Division of a Domestic Subsidiary, (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary or (z) the designation in accordance with Section 5.14 of an existing direct or indirect wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary:

(i) within sixty (60) days after such formation, acquisition or designation, or such longer period as the Administrative Agent may agree in writing in its discretion:

(A) cause each such Domestic Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) joinders to the Security Agreement (Security Agreement Supplements), Mortgages with respect to any Material Real Property owned by such Domestic Subsidiary (if applicable), a counterpart of the Intercompany Note, a Collateral Agency Joinder (as defined in the Collateral Agency and Intercreditor Agreement) and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Mortgages, Security Agreement, and other security agreements delivered on the Third Amendment Effective Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) cause each such Domestic Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Domestic Subsidiary that is a Subsidiary Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to (and subject to the applicable limitations and exceptions of) the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank, as applicable;

(C) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates (to the extent certificated)) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent or the Collateral Agent may agree in writing in its discretion), deliver to the Administrative Agent and the Collateral Agent a signed copy of an opinion, addressed to the Administrative Agent and the Collateral Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 5.11(a) as the Administrative Agent may reasonably request;

(iii) as promptly as practicable after the reasonable request therefor by the Administrative Agent or the Collateral Agent, deliver to the Administrative Agent and the Collateral Agent with respect to each Material Real Property, any existing title reports, abstracts or non-privileged environmental assessment reports, to the extent available and in the possession or control of the Borrower; provided, however, that there shall be no obligation to deliver to the Administrative Agent or the Collateral Agent any existing environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the

Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; and

(iv) if reasonably requested by the Administrative Agent or, at the direction of the Administrative Agent, the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent or Collateral Agent may agree in writing in its discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of the Borrower or any Subsidiary Guarantor formed or acquired after the Third Amendment Effective Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii) or clause (b) below.

(b) (i) After the acquisition by any Loan Party of any Material Real Property or any Real Property qualifying as Material Real Property, in each case, as determined by the Borrower (acting reasonably and in good faith) cause such Material Real Property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties (x) within sixty (60) days after June 30th of each year (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion) for Material Real Property (or Real Property qualifying as Material Real Property) acquired on or before June 30th of such year or (y) within sixty (60) days after December 31st of each year (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion) for Material Real Property (or Real Property qualifying as Material Real Property) acquired after June 30th but on or before December 31st of such year, and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or, at the direction of the Administrative Agent, the Collateral Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the applicable limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement; and (ii) as promptly as practicable after the reasonable request therefor by the Administrative Agent or the Collateral Agent, deliver to the Administrative Agent and the Collateral Agent with respect to each such Material Real Property, any existing title reports, abstracts, surveys, appraisals or non-privileged environmental assessment reports, to the extent available and in the possession or control of the Loan Parties or their respective Subsidiaries; provided, however, that there shall be no obligation to deliver to the Administrative Agent or the Collateral Agent any existing environmental assessment report or appraisal whose disclosure to the Administrative Agent or the Collateral Agent would require the consent of a Person other than the Loan Parties or one of their respective Subsidiaries, where, despite the commercially reasonable efforts of the Loan Parties or their respective Subsidiaries to obtain such consent, such consent cannot be obtained. Upon the Administrative Agent’s approving such extension, the Administrative Agent will notify the Collateral Agent of such extension in writing.

(c) [Reserved].

(d) In addition to (and not in limitation of) clauses (a) through (c) above and notwithstanding any other provision to the contrary contained in any Loan Document, simultaneously with (i) any Guarantee by any Person of the Term Obligations, such Person shall Guarantee the Obligations on identical terms and (ii) the granting of any Lien on any property or asset of any Person to secure the Term Obligations, such Person shall grant a Lien on such property or asset on identical terms to secure the Obligations.

(e) For the avoidance of doubt, and without limitation, this Section 5.11 shall apply to any division of a Loan Party and any division of a Subsidiary required to become a Loan Party pursuant to the Loan Documents and to any allocation of assets to a series of a limited liability company, limited partnership or trust.

Section 5.12. Environmental Matters. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all Environmental Laws and Environmental Permits; (b) obtain, renew and maintain in full force and effect all Environmental Permits as necessary for its operations and properties; and, (c) in each case to the extent the Loan Parties are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with Environmental Laws.

Section 5.13. Further Assurances. Promptly upon the reasonable request by the Administrative Agent or the Collateral Agent (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of the Junior Lien Intercreditor Agreement or any Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Junior Lien Intercreditor Agreement or the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement.

Section 5.14. Designation of Subsidiaries. The Borrower may at any time after the Third Amendment Effective Date designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (b) immediately after giving effect to such designation, on a Pro Forma Basis, the Borrower shall be in compliance with the financial performance covenants set forth in Article VI, and (c) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Term Credit Agreement or any Junior Financing. The designation of any Subsidiary as an Unrestricted Subsidiary after the Third Amendment Effective Date shall constitute (x) an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) Investment therein and (y) a Disposition of the assets of such Subsidiary immediately prior to such designation to the resulting Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary. Notwithstanding anything herein to the contrary, (x) no Restricted Subsidiary that owns material IP Rights may be designated as an Unrestricted Subsidiary and (y) no Unrestricted Subsidiary shall own material intellectual property.

Section 5.15. Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent, any Issuing Bank or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent, any Issuing Bank or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 5.16. USA PATRIOT Act; Anti-Corruption Laws.

(a) Not directly, or knowingly indirectly, use the proceeds of the Loans or Letters of Credit, or otherwise make available such proceeds to any Person subject to Sanctions, for the purpose of (1) funding the activities of any Person subject to Sanctions or (2) funding, financing or facilitating any activity in a Sanctioned Country or in any other manner, in each case such as would result in a violation by any Person party to this Agreement of applicable Sanctions;

(b) Not use the proceeds of the Loans or Letters of Credit for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity on behalf of a government, in order to obtain, retain, or direct business or obtain any improper advantage, in each case in violation of Anti-Corruption Laws; and

(c) Comply in all material respects with Anti-Corruption Laws, the USA PATRIOT Act and Sanctions.

Section 5.17. Nature of Business. Continue to, engage in any material lines of business which are not substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Third Amendment Effective Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extension thereof (including any geographic expansion of the business).

Section 5.18. Use of Proceeds. The proceeds of the Revolving Loans and all Letters of Credit shall be used in part (a) to pay Transaction Expenses, (b) [reserved], (c) to pre-fund and fund Capital Expenditures of the Loan Parties, (d) [reserved] and (e) for other working capital and general corporate purposes (including the financing of acquisitions).

Section 5.19. Accounting Changes. Continue to use the same fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 5.20. Post-Closing Deliveries. The Borrower hereby agrees to deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 5.20 hereof on or before the dates specified with respect to such items, or such later dates as may be agreed to by the Administrative Agent in its sole discretion.

Article VI

FINANCIAL COVENANTS.

Until the Revolving Commitments have expired or been terminated and all Obligations (other than contingent obligations not then due and payable) have been paid in full and all Letters of Credit shall have expired or terminated, in each case without any pending draw, or all such Letters of Credit shall have been collateralized to the satisfaction of the Issuing Bank, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

(a) The Borrower will not permit the Debt Service Coverage Ratio to be less than 1.10:1.00 as of the last day of each Test Period (commencing with the Test Period ending the first full fiscal quarter after the Third Amendment Effective Date).

(b) Commencing with the Test Period ending the first full fiscal quarter after the Third Amendment Effective Date, the Borrower will not permit the Net Total Leverage Ratio to exceed 5.00:1.00 as of the last day of such Test Period.

Article VII

NEGATIVE COVENANTS

Until the Revolving Commitments have expired or been terminated and all Obligations (other than contingent obligations not due and payable) have been paid in full and all Letters of Credit shall have expired or terminated, in each case without any pending draw, or all such Letters of Credit shall have been cash collateralized to the satisfaction of the Issuing Bank, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 7.1. Liens. None of the Borrower nor the Restricted Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) (i) Liens pursuant to any Loan Document and (ii) subject to the Collateral Agency and Intercreditor Agreement, Liens securing Term Obligations constituting First Lien Debt (as defined in the Collateral Agency and Intercreditor Agreement) permitted under Section 7.3(a)(ii);

(b) (i) Liens existing on the Third Amendment Effective Date and listed on Schedule 7.1(b), (ii) Liens arising under Contractual Obligations listed on Schedule 7.8, and (iii) any modifications, replacements, renewals, refinancings, or extensions of any of the foregoing; provided that (A) the Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.3(b)(i), and (y) proceeds and products thereof, and (B) the replacement, renewal, extension, or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.3;

(c) Liens for Taxes that are not overdue for a period of more than sixty (60) days or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d) constitutional, statutory, or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors, or other like Liens that secure amounts not overdue for a period of more than sixty (60) days or if more than sixty (60) days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted;

(e) (i) pledges, deposits or Liens in the ordinary course of business in connection with workers’ compensation, unemployment insurance, and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries;

(f) pledges, deposits or Liens to secure the performance of bids, trade contracts, governmental contracts, and leases (other than Indebtedness for borrowed money), statutory or regulatory obligations, surety, stay, customs and appeal bonds, performance bonds, and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Law) incurred in the ordinary course of business;

(g) (i) easements, rights-of-way, covenants, conditions, restrictions, encroachments, protrusions, permits, and other similar encumbrances and other minor title defects, imperfection or irregularity and oil, gas and other mineral interests, reservations, royalty interests, and leases affecting Real Property, and (ii) any exceptions on the Mortgage Policies which, in the case of clauses (i) and (ii), do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries, taken as a whole;

(h) Liens (i) securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.1(k) or (ii) securing appeal or other surety bonds related to such judgments;

(i) leases, licenses, subleases, or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole or (ii) secure any Indebtedness;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(k) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(l) Liens (i) on cash advances or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.2(i) and (n) or, to the extent related to any of the foregoing, Section 7.2(r) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens (i) in favor of the Borrower or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Loan Party securing permitted intercompany Indebtedness and (ii) in favor of the Borrower or any Subsidiary Guarantor;

(n) any interest or title of a lessor, sublessor, licensor, or sublicensor under leases, subleases, licenses, or sublicenses entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(o) Liens arising out of conditional sale, title retention, consignment, or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted, or not otherwise prohibited, by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.2;

(q) Liens (i) on cash, Cash Equivalents and similar investments (including exchange-traded derivative contracts) deposited by or as directed by the Borrower or any of its Restricted Subsidiaries in margin, clearing, commodity trading, brokerage, similar accounts or accounts established in connection with Permitted Hedging Transactions (including accounts with or on behalf of brokers, credit clearing organizations, independent system operators, pipelines, state agencies, federal agencies, futures contract brokers, exchanges related to the trading of energy, customers, trading counterparties, any other parties, or issuers of surety bonds and proceeds thereof) or (ii) attaching to such accounts or to amounts payable under Permitted Hedging Transactions, in each case incurred in the ordinary course of business in connection with Permitted Hedging Transactions;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) ground leases in respect of Real Property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 7.3(e); provided that (i) such Liens are created within 270 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) Liens on property of any Restricted Subsidiary that is not a Loan Party to the extent such property does not constitute Collateral;

(w) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 5.14), in each case after the Third Amendment Effective Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted, or not otherwise prohibited, hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the Indebtedness secured thereby is permitted under Section 7.3(g);

(x) (i) zoning, building, entitlement, and other land use regulations by Governmental Authorities with which the normal operation of the business materially complies, and (ii) any zoning, order, decree, restriction, condition, permit, or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property and all rights of condemnation or eminent domain that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(y) Liens arising from precautionary Uniform Commercial Code financing statements or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) the modification, replacement, renewal, or extension of any Lien permitted by clauses (u) and (w) of this Section 7.1; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension, or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.3 (to the extent constituting Indebtedness);

(bb) Liens to secure Indebtedness permitted by Section 7.3(l);

(cc) Liens with respect to property or assets of the Borrower or any of its Restricted Subsidiaries securing obligations (including Indebtedness permitted under Section 7.3(m)) in an aggregate principal amount outstanding at any time not to exceed the greater of $70,000,000 and 35% of LTM Consolidated EBITDA (after giving effect to any concurrent Investments), in each case determined as of the date of incurrence; provided, that if such Indebtedness is secured by Liens on the Collateral the representative of the holders of any such Indebtedness (including any Other Debt Representative) becomes party, in the event that it is not already a party, to (i) if such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, the Junior Lien Intercreditor Agreement as a “Senior Representative” (as defined in the Junior Lien Intercreditor Agreement), in the event that a Junior Lien Intercreditor Agreement is in effect at such time and the Collateral Agency and Intercreditor Agreement, and (ii) if such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens on the Collateral securing the Obligations, the Junior Lien Intercreditor Agreement as a “Second Priority Representative” (as defined in the Junior Lien Intercreditor Agreement) and provided, further, that such Liens shall not secure Indebtedness or other obligations constituting First-Out Debt;

(dd) Liens on the Collateral securing obligations in respect of (a) Term Credit Agreement Refinancing Indebtedness constituting Permitted First Priority Refinancing Debt (as defined in the Term Credit Agreement as of the Third Amendment Effective Date) or Permitted Second Priority Refinancing Debt (as defined in the Term Credit Agreement as of the Third Amendment Effective Date) (and any Permitted Refinancing of any of the foregoing); provided that, subject to the Collateral Agency and Intercreditor Agreement, the representative of the holders of each such Indebtedness (including any Other Debt Representative) becomes party, in the event that it is not already a party, to (1) if such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, (x) the Junior Lien Intercreditor Agreement as a “Senior Representative” (as defined in the Junior Lien Intercreditor Agreement), in the event that a Junior Lien Intercreditor Agreement is in effect at such time, and (y) the Collateral Agency and Intercreditor Agreement, and (2) if

such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens on the Collateral securing the Obligations, the Junior Lien Intercreditor Agreement as a “Second Priority Representative” (as defined in the Junior Lien Intercreditor Agreement) and (b) Indebtedness permitted to be incurred pursuant to Section 7.3(a)(ii)(B);

(ee) Liens to secure Indebtedness permitted under Section 7.3(q), provided that the representative of the holders of each such Indebtedness becomes party to (i) if such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, the Junior Lien Intercreditor Agreement (if any) as a “Senior Representative” (or similar term, in each case, as defined in the Junior Lien Intercreditor Agreement) and the Collateral Agency and Intercreditor Agreement and (ii) if such Indebtedness is secured by the Collateral on a junior priority basis to the Liens securing the Obligations, the Junior Lien Intercreditor Agreement as “Junior Lien Representative” (or similar term, in each case, as defined in the Junior Lien Intercreditor Agreement) and provided, further, that such Liens shall not secure Indebtedness or other obligations constituting First-Out Debt;

(ff) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(gg) Liens arising pursuant to Section 107(l) of CERCLA, 42 U.S.C. § 9607(l);

(hh) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(ii) Liens on pipelines or pipeline facilities (including Water Systems and Water Properties) that arise by operation of law;

(jj) licenses of patents, trademarks, and other intellectual property rights granted by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; and

(kk) contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided, that any such Lien referred to in this clause does not materially impair (i) the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary, or (ii) the value of such property subject thereto.

Notwithstanding the foregoing, no consensual Liens shall exist on Equity Interests that constitute Collateral other than pursuant to clauses (a), (cc), (dd) and (ee) above.

For purposes of determining compliance with this Section 7.1, (A) Liens need not be incurred solely by reference to one category of Liens permitted by this Section 7.1 but are permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that such Lien (or any portion thereof) meets the criteria of one or more of the categories of Liens permitted by this Section 7.1, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this provision.

Section 7.2. Investments. None of the Borrower and the Restricted Subsidiaries shall directly or indirectly make or hold any Investments, except (in each case in respect of Investments in Unrestricted Subsidiaries, subject to the notwithstanding paragraph at the end of this Section 7.2):

(a) Investments in cash and Cash Equivalents;

(b) loans or advances to officers, directors, managers, and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation, and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent thereof directly from such issuing entity (provided that the amount of such loans and advances shall be contributed to any Loan Party in cash as common equity) and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under clause (iii) above shall not exceed $5,000,000;

(c) Investments in the Borrower or any of its Restricted Subsidiaries; provided that the aggregate amount of Investments outstanding made by any Loan Party in Restricted Subsidiaries that are not Loan Parties pursuant to this clause shall not exceed at the time when made, together with Investments by any Loan Party in Restricted Subsidiaries that are not Loan Parties pursuant to Section 7.2(i), the greater of (i) $50,000,000 and (ii) 25% of LTM Consolidated EBITDA (after giving effect to such Investments);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and deposits, prepayments and other credits to suppliers in the ordinary course of business;

(e) Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by Section 7.2(m) below) consisting of transactions permitted under Sections 7.1, 7.3 (other than 7.3(c) and (d)), 7.4 (other than 7.4(c), (d), (e) or (g) (unless the applicable Disposition referred to in Section 7.4(g) would itself constitute an Investment permitted pursuant to this Section 7.2(e) without reliance on Section 7.4(g)), 7.5 (other than 7.5(d), (e) and (g)), 7.6 (other than 7.6(d) or 7.6(i)(iv)), and 7.10, respectively;

(f) Investments (i) existing or contemplated on the Third Amendment Effective Date and set forth on Schedule 7.2(f) or undertaken in connection with the WBR Specified Transaction, and any modification, replacement, renewal, reinvestment, or extension thereof and (ii) existing on the Third Amendment Effective Date by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal, or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as of the Third Amendment Effective Date or as otherwise permitted by this Section 7.2;

(g) Investments in Hedging Transactions permitted under Section 7.3;

(h) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.5;

(i) any Investment by the Borrower or any of its Restricted Subsidiaries (directly by Borrower or any Restricted Subsidiary or indirectly through Holdings, PubCo LLC or PubCo Ultimate Parent (or any of their respective Subsidiaries), provided that such Investment, or substantially all of the assets of the Person in which such Investment is made, are subsequently contributed to Borrower or any of its Restricted Subsidiaries) in the form of a purchase or acquisition of one or more Person(s) or assets in the same or a generally related line of business if as a result of such Investment:

(i) (A) the Borrower and its Restricted Subsidiaries maintain compliance with Section 5.17 and (B) (x) such Person becomes a Restricted Subsidiary, (y) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary and/or (z) such assets (or substantially all of the assets of such Person) are acquired by the Borrower and its Restricted Subsidiaries; provided the aggregate amount of Investments outstanding made by Loan Parties in Restricted Subsidiaries that are not Loan Parties or in Persons that do not become Loan Parties shall not exceed at the time when made, together with Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties pursuant to Section 7.2(c), the greater of (i) $50,000,000 and (ii) 25% of LTM Consolidated EBITDA (any such purchase or acquisition, a “Permitted Acquisition”);

(ii) no Event of Default has occurred and is continuing immediately after giving pro forma effect to such purchase or acquisition and the incurrence of Indebtedness and any other related transactions; and

(iii) to the extent applicable, Section 5.11 shall be complied with respect to any such newly acquired Restricted Subsidiary and property;

(j) [reserved];

(k) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to the Borrower and any other direct or indirect parent of the Borrower not to exceed the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments permitted to be made to such parent by Section 7.6(g), (h) or (i);

(n) so long as no Event of Default has occurred and is continuing on the date such Investment is made, other Investments, which when combined with the aggregate amount of other Investments outstanding pursuant to this clause (n) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof, but giving effect to any positive return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts), does not exceed at the time when any such new Investment is made, the greater of (i) $70,000,000 and (ii) 35% of LTM Consolidated EBITDA (after giving effect to such Investments);

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of the Borrower (or any direct or indirect parent of the Borrower);

(q) Investments held by (x) a Restricted Subsidiary, which Restricted Subsidiary is acquired after the Third Amendment Effective Date or (y) a Person merged or amalgamated or consolidated into the Borrower or a Restricted Subsidiary in accordance with Section 7.4 after the Third Amendment Effective Date, in the case of either clause (x) and (y), to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation, or consolidation and were in existence on the date of such acquisition, merger, amalgamation, or consolidation;

(r) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary permitted under Section 7.2(n);

(s) Investments constituting the non-cash portion of consideration received in a Disposition permitted by Section 7.5;

(t) Guarantees by the Borrower or any of its Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(u) other Investments in an aggregate amount not to exceed the Available Amount Basket; provided the Available Amount Conditions are satisfied;

(v) Permitted Intercompany Activities;

(w) so long as no Event of Default has occurred and is continuing on the date such Investment is made, Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (w) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed $30,000,000 at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(x) so long as no Event of Default has occurred and is continuing on the date such Investment is made, any Investment in a Similar Business when taken together with all other Investments made pursuant to this clause (x) that are at that time outstanding not to exceed the greater of (i) $70,000,000 and (ii) 35% of LTM Consolidated EBITDA (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(y) Investments consisting of Capital Expenditures reasonably necessary to permit the Borrower or any Restricted Subsidiary, to (i) operate its properties and assets in accordance with prudent industry practice or (ii) to comply with applicable law (including any Environmental Laws);

(z) any Investment, provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect thereto, the Borrower shall be in compliance, on a Pro Forma Basis, with (A) a Net Total Leverage Ratio of equal to or less than 4.75:1.00 and (B) the financial covenant set forth in Section 6(a);

(aa) so long as no Event of Default has occurred and is continuing on the date such Investment is made, Investments in joint ventures of the Borrower or any of its Restricted Subsidiaries, taken together with all other Investments made pursuant to this clause (aa) that are at that time outstanding, not to exceed the greater of (i) $70,000,000 and (ii) 35% of LTM Consolidated EBITDA (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(bb) Investments in respect of lease, utility, and other similar deposits in the ordinary course of business;

(cc) earnest money deposits required in connection with Permitted Acquisitions (or similar Investments); and

(dd) Investments that are made (i) with Excluded Contribution Assets or the proceeds thereof within thirty (30) days after the date such assets were designated as such or (ii) without duplication with clause (i), in an amount equal to the Net Proceeds from a Disposition of Excluded Contribution Assets, in each case, to the extent Not Otherwise Applied.

Notwithstanding the foregoing, (x) no Investment (other than an Investment pursuant to clause (w) above) may be made in an Unrestricted Subsidiary unless at the time of such Investment, a Restricted Subsidiary holding only the assets constituting such Investment would be permitted to be designated an Unrestricted Subsidiary pursuant to Section 5.14 and (y) the Borrower and its Restricted Subsidiaries will not be permitted to transfer any material IP Rights to an Unrestricted Subsidiary.

For purposes of determining compliance with this Section 7.2, in the event that an Investment meets the criteria of more than one of the categories of Investments described in clauses (a) through (dd) above, the Borrower shall, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such Investment in a manner that complies with this Section 7.2 and will only be required to include the amount and type of such Investment in one or more of the above clauses.

Section 7.3. Indebtedness. None of the Borrower and the Restricted Subsidiaries shall directly or indirectly create, incur, assume or suffer to exist any Indebtedness, except:

(a) (i)(A) Indebtedness of any Loan Party under the Loan Documents and Secured Loan Document Hedge Obligations and (B) Indebtedness constituting SDB Revolving Obligations, the revolving commitments in respect of which shall not exceed an aggregate outstanding principal amount of $100,000,000 at any time, and (ii) Term Obligations the loans in respect of which shall not exceed an aggregate outstanding principal amount at any time of the sum of (A) $1,725,000,000 plus (B) the Permitted Incremental Availability Amount; provided that Term Obligations shall (x) be subject to the Collateral Agency and Intercreditor Agreement, (y) not be incurred by a non-Loan Party or guaranteed by a Person that is not a Guarantor unless such Person also guarantees the Obligations and (z) not be secured by assets that do not constitute Collateral;

(b) (i) Indebtedness outstanding on the Third Amendment Effective Date and listed on Schedule 7.3(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the Third Amendment Effective Date and any refinancing thereof, of which any amount owed by a Restricted Subsidiary that is not a Loan Party to a Loan Party shall be evidenced by an Intercompany Note;

provided that all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Note;

(c) Guarantees by the Borrower and any Restricted Subsidiary in respect of Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower otherwise permitted hereunder; provided that (i) no Guarantee of any Junior Financing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein and (ii) if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party) to the extent constituting an Investment permitted by Section 7.2; provided that all such Indebtedness shall be evidenced by an Intercompany Note;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset in an aggregate amount not to exceed the greater of (x) $70,000,000 and (y) 35% of LTM Consolidated EBITDA (after giving effect to any concurrent Investments), in each case determined at the time of incurrence (together with any Permitted Refinancings thereof) at any time outstanding, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.5(l), and (iii) any Permitted Refinancing of any of the foregoing;

(f) Indebtedness in respect of Hedging Transactions designed to hedge against the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or other commodity pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness of the Borrower or any Restricted Subsidiary that is a Loan Party incurred or assumed in connection with any Permitted Acquisition, and any Permitted Refinancing thereof; provided that after giving pro forma effect to such Permitted Acquisition and the incurrence or assumption of such Indebtedness, the aggregate amount of such Indebtedness at any time outstanding does not exceed the greater of (i) $70,000,000 and (ii) 35% of LTM Consolidated EBITDA; provided, further, that any Indebtedness incurred (but not assumed) pursuant to this clause (g) shall be subject to the requirements included in the first proviso under the definition of “Permitted Ratio Debt”;

(h) Indebtedness representing deferred compensation to employees of the Borrower (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness consisting of promissory notes issued by the Borrower or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors, and employees, their respective estates, spouses, or former spouses to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower permitted by Section 7.6;

(j) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection with an Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;

(k) Indebtedness consisting of obligations of the Borrower or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Investments expressly permitted hereunder;

(l) cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(m) Indebtedness of the Borrower or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of (i) $95,000,000 and (ii) 45% of LTM Consolidated EBITDA at such time (after giving effect to any concurrent Investments), together with any Permitted Refinancing thereof;

(n) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability, or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within thirty (30) days following the incurrence thereof;

(p) obligations in respect of performance, bid, appeal, and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) Indebtedness of the Borrower and/or any Subsidiary Guarantor in respect of one or more series of senior secured loans or notes (whether issued in a public offering, under Rule 144A of the Securities Act or in another private placement or otherwise) (and including any bridge financings in lieu of such notes), junior secured or unsecured “mezzanine” loans or notes or senior unsecured or subordinated loans or notes, in each case, pursuant to an indenture, interim agreement, loan agreement, syndicated credit agreement, note purchase agreement or otherwise and any extensions, renewals, refinancings and replacements thereof, including in the case of any such notes, any Registered Equivalent Notes (the “Incremental Equivalent Debt”); provided that (i) any such Incremental Equivalent Debt that is secured shall not be secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral securing the Obligations, (ii) in the case of Incremental Equivalent Debt secured on a pari passu basis with the Loans (“Incremental Equivalent First Lien Debt”), have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Term Loans (without giving effect to any prior payments that would otherwise modify such Weighted Average Life to Maturity) and, in the case of Incremental Equivalent Debt that is secured on a junior lien basis with the Loans or is unsecured (“Incremental Equivalent Junior Lien Debt”), shall not be subject to scheduled amortization prior to maturity; provided that the foregoing requirements of this clause (ii) shall not apply to the extent such Indebtedness constitutes Extendable Bridge Loans (as defined in the Term Credit Agreement as of the Third Amendment Effective Date) or any facility in respect thereof, (iii) in the case of Incremental Equivalent First Lien Debt, have a maturity date that is after the Revolving Commitment

Termination Date at the time such Indebtedness is incurred, and in the case of Incremental Equivalent Junior Lien Debt, have a maturity date that is at least ninety-one (91) days after the Latest Maturity Date (as defined in the Term Credit Agreement as of the Third Amendment Effective Date) at the time such Indebtedness is incurred; provided that the foregoing requirements of this clause (iii) shall not apply to the extent such Indebtedness constitutes Extendable Bridge Loans (as defined in the Term Credit Agreement as of the Third Amendment Effective Date) or any facility in respect thereof, (iv) the aggregate outstanding principal amount of all Incremental Equivalent Debt incurred in accordance with this Section 7.3(q), together with the aggregate principal amount of all Incremental Commitments shall not exceed the Permitted Incremental Availability Amount, (v) the security agreements, if applicable, relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (vi) such Indebtedness is not guaranteed by any Person other than the Guarantors, (vii) if such Incremental Equivalent Debt is secured, the Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to the Collateral Agency and Intercreditor Agreement and/or Junior Lien Intercreditor Agreement, as applicable, (viii) in the case of Incremental Equivalent First Lien Debt in the form of term loans, be subject to the MFN Protection (as defined in the Term Credit Agreement on the date hereof) as if such Indebtedness were Permitted Incremental Term Loans, (ix) after giving effect to incurrence of Incremental Equivalent Debt, no Event of Default shall exist and be continuing or would immediately result from incurrence of such Incremental Equivalent Debt or from the application of the proceeds therefrom; provided that if the proceeds of such Incremental Equivalent Debt are being used to finance a Permitted Acquisition, Investment, or irrevocable repayment, repurchase or redemption, there shall be no requirement to satisfy any or all conditions set forth in this clause (ix) except that the requirement that no Event of Default under Section 8.1(a), (b), (g) or (i) with respect to the Borrower shall have occurred and be continuing or would exist after giving effect to the incurrence of such Incremental Equivalent Debt shall not be omitted or waived without the consent of the Required Lenders, (x) except as otherwise set forth in this Section 7.3(q), the terms and conditions of such Incremental Equivalent Debt shall be customary as of the date of incurrence of such Incremental Equivalent Debt and (xi) subject to clauses (ii), (iii) and (viii) above, the amortization, pricing, rate floors, discounts, fees, premiums, and optional prepayment and redemptions provisions applicable to such Incremental Equivalent Debt shall be determined by the Borrower and the holders of such Incremental Equivalent Debt, together with any Permitted Refinancing thereof;

(r) [reserved];

(s) Permitted Ratio Debt and any Permitted Refinancing thereof; provided that the aggregate outstanding principal amount of Indebtedness incurred by the Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to this clause (s) shall not exceed the greater of $35,000,000 and 5% of Total Assets at the time of incurrence thereof;

(t) Term Credit Agreement Refinancing Indebtedness;

(u) Indebtedness in respect of Permitted Hedging Transactions;

(v) Permitted Intercompany Activities (to the extent constituting Indebtedness);

(w) other Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the Available Amount Basket; provided that the Available Amount Conditions are satisfied; and

(x) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (w) above.

For purposes of determining compliance with this Section 7.3, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (x) above, the Borrower shall, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Indebtedness or any portion thereof in a manner that complies with this Section 7.3 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents and the Term Credit Agreement will at all times be deemed to be outstanding in reliance only on the exception in Section 7.3(a) or Section 7.3(t) (but without limiting the right of the Borrower to classify and reclassify, or later divide, classify or reclassify, Indebtedness incurred under Section 7.3(s)). In the event that a portion of Indebtedness or other obligations could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the incurrence of such portion of such Indebtedness or other obligations), the Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the Indebtedness or other obligations as having been incurred pursuant to one or more of the other clauses of this Section 7.3 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, no Indebtedness or other obligations other than the Obligations shall be permitted to constitute First-Out Debt or First-Out Obligations (as defined in the Collateral Agency and Intercreditor Agreement).

Section 7.4. Fundamental Changes. None of the Borrower nor any of the Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate (including by division) with or into another Person, consummate a Division as the Dividing Person or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person including by allocation of any assets to a series of a limited liability company, except that:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person and such merger does not result in the Borrower ceasing to be a limited partnership, corporation or limited liability company organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or the Borrower or any Subsidiary may change its legal form (x) if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Section 7.2 (other than Section 7.2(e)) or Section 7.5 (other than Section 7.5(e)) or, in the case of any such business, discontinued, shall be transferred to or otherwise owned or conducted by another Loan Party after giving effect to such liquidation or dissolution (it being understood that in the case of any change in legal form, a Subsidiary that is a Subsidiary Guarantor will remain a Subsidiary Guarantor unless such Subsidiary Guarantor is otherwise permitted to cease being a Subsidiary Guarantor hereunder);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then (i) the transferee must be a Subsidiary Guarantor or the Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Sections 7.2 (other than Section 7.2(e)) and 7.3, respectively; and

(d) so long as no Event of Default exists or would immediately result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (1) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the Successor Company’s obligations under the Loan Documents, (4) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (5) if requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (6) the Borrower shall have delivered to the Administrative Agent (w) an officers’ certificate signed by a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document preserves the enforceability of this Agreement, the Guaranty and the Collateral Documents and the perfection of the Liens under the Collateral Documents, (x) if the Successor Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification by the Successor Company to any Lender that has requested such certification and (y) all documentation and other information about the Successor Company under applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement; and

(e) so long as no Event of Default exists or would immediately result therefrom (in the case of a merger involving a Loan Party), any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.2; provided that (i) if the merging Restricted Subsidiary in such a transaction is a Subsidiary Guarantor, then the continuing or surviving Person must be a Guarantor or the Borrower or (ii) the continuing or surviving Person shall be a Restricted Subsidiary or the Borrower, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 5.11 to the extent required pursuant to the Collateral and Guarantee Requirement;

(f) [reserved];

(g) the Borrower and its Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.5;

(h) the Borrower and its Subsidiaries may consummate Permitted Intercompany Activities and the WBR Specified Transaction; and

(i) any Restricted Subsidiary that is a limited liability company may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Restricted Subsidiaries at such time, or, with respect to assets not so held by one or more Restricted Subsidiaries, such Division, in the aggregate, would not otherwise result in a Disposition or sale of assets that is not permitted under Section 7.5; provided that, notwithstanding anything to the contrary in this Agreement, any Subsidiary which is a Division Successor resulting from a Division of assets of a Domestic Subsidiary that is not an Excluded Subsidiary may not be deemed to be an Excluded Subsidiary at the time of or in connection with the applicable Division.

Section 7.5. Dispositions. None of the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, make any Disposition including by allocation of any assets to a series of a limited liability company, except:

(a) (i) Dispositions of obsolete, non-core, worn out, surplus or other property, whether now owned or hereafter acquired, in the ordinary course of business and (ii) Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(b) Dispositions of inventory, property, IP Rights and assets in the ordinary course of business (including allowing any registrations or any applications for registration of any IP Rights to lapse or go abandoned in the ordinary course of business) and of immaterial assets; provided that no IP Rights that are material to the operation of the Borrower or any Restricted Subsidiaries’ respective businesses may be Disposed;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) all of the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Borrower or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.2;

(e) to the extent constituting Dispositions, transactions permitted by Sections 7.1, 7.2 (other than Section 7.2(e)), 7.4 (other than 7.4(g)) and 7.6;

(f) [reserved];

(g) Dispositions, liquidations or use of Cash Equivalents;

(h) leases or subleases, in each case in the ordinary course of business;

(i) transfers of property subject to Casualty Events;

(j) Dispositions of property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would immediately result from such Disposition and (ii) the Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (j)(ii), the following shall be deemed to be cash: (1) any liabilities (as shown on the Borrower’s (or the Restricted Subsidiaries’, as applicable) most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (2) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (3) aggregate non-cash consideration received by the Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of (x) $50,000,000 and (y) 25% of LTM Consolidated EBITDA at any time outstanding (net of any non-cash consideration converted into cash and Cash Equivalents);

(k) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(l) Dispositions of property pursuant to sale-leaseback transactions; provided that the fair market value of all property so Disposed of after the Third Amendment Effective Date shall not exceed $15,000,000;

(m) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Borrower;

(n) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(o) the unwinding, termination, transfer, liquidation or novation of any Hedging Transaction;

(p) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;

(r) Permitted Intercompany Activities; and

(s) Dispositions of assets acquired pursuant to or in order to effectuate a Permitted Acquisition which assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries;

provided that any Disposition of any property pursuant to Section 7.5(f), (j) or (l) shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith.

Section 7.6. Restricted Payments. None of the Borrower nor any of the Restricted Subsidiaries shall make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Borrower and each Restricted Subsidiary may make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.3) of such Person;

(c) any Restricted Payment; provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect thereto, the Borrower shall be in compliance, on a Pro Forma Basis, with a Net Total Leverage Ratio of equal to or less than 4.25:1.00;

(d) Restricted Payments in an aggregate amount not to exceed the Available Amount Basket; provided that the Available Amount Conditions are satisfied;

(e) to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.2 (other than Sections 7.2(e), (m), (n), (r), (x), (z), or (aa)), 7.4 or 7.7 (other than Sections 7.7(f) or 7.7(k)); including, for the avoidance of doubt, any distribution of cash to fund a Permitted Acquisition in accordance with Section 7.2(i);

(f) repurchases of Equity Interests in the Borrower (or any direct or indirect parent thereof) or any Restricted Subsidiary of the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) the Borrower and each Restricted Subsidiary may pay (or make Restricted Payments to allow Holdings, the Borrower or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary (or of the Borrower or any other such direct or indirect parent thereof) from any future, present or former employee, officer, director, manager or consultant of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent of such Restricted Subsidiary) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee, manager or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, manager, director, officer or consultant of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent thereof) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $15,000,000 in any calendar year (which shall increase to $25,000,000 subsequent to the consummation of a Qualified IPO) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $25,000,000 in any calendar year or $40,000,000 subsequent to the consummation of a Qualified IPO, respectively); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i) to the extent contributed to the Borrower, the net cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests or Designated Equity Contributions) of any of the Borrower’s direct or indirect parent companies, in each case to members of management, managers, directors or consultants of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Third Amendment Effective Date, to the extent net cash proceeds from the sale of such Equity Interests have been Not Otherwise Applied; plus

(ii) the net cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries; less

(iii) the amount of any Restricted Payments previously made with the cash proceeds described in clause (i) and (ii) of this Section 7.6(g);

(h) so long as no Event of Default has occurred and is continuing on the date such Restricted Payment is made, Restricted Payments in an aggregate amount equal, when combined with prepayments of Indebtedness pursuant to Section 7.10(a)(iv), to the greater of (i) $50,000,000 and (ii) 25% of LTM Consolidated EBITDA (after giving effect to any concurrent Investments);

(i) the Borrower may make Restricted Payments to any direct or indirect parent of the Borrower:

(i) to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries, Transaction Expenses and any reasonable and customary indemnification claims made by directors, managers or officers of such parent attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries;

(ii) the proceeds of which shall be used by such parent to pay franchise, excise and similar Taxes, and other fees and expenses, required to maintain its (or any of its direct or indirect parents’ (including PubCo LLC’s and PubCo Ultimate Parent’s)) corporate or legal existence;

(iii) with respect to any taxable period (or portion thereof) during which the Borrower is treated as a pass-through entity (including a partnership or disregarded entity) for U.S. federal income tax purposes, an amount sufficient to permit the Borrower to make dividends or distributions to any direct or indirect member of the Borrower, on a pro rata basis, (i) such that each such member or partner receives an amount from such dividend or distribution sufficient to enable each such member or partner to pay its U.S. federal, state and/or local and non-U.S. income Taxes (as applicable) attributable to its direct or indirect ownership of the Borrower with respect to such taxable period (assuming that each such member or partner is subject to Tax at the highest combined marginal U.S. federal, state and/or local income Tax rate (including any Tax rate imposed on “net investment income” by Section 1411 of the Code) applicable to an individual or, if higher, a corporation resident in New York, New York plus (ii) any amounts owed by PubCo Ultimate Parent under the Tax Receivable Agreement; provided that in the case of clause (i), (1) the determination of such dividends or distributions (x) shall take into account (A) any U.S. federal, state and/or local (as applicable) loss carryforwards of such member or partner attributable to its direct or indirect ownership of the Borrower for any prior taxable period (or portion thereof) beginning after the date of this Agreement to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss by such member or partner to reduce such attributable taxes and assuming such loss had not already been utilized), (B) any adjustment to such member’s or partner’s taxable income attributable to its direct and indirect ownership of the Borrower and its subsidiaries as a result of any Tax examination, audit or adjustment with respect to any taxable period (or portion thereof), and (C) the character of the applicable income or losses (e.g., capital gains or losses, dividends, ordinary income, etc.), and (y) shall not take into account the effect of any deduction under Section 199A of the Code or any deductibility of state and local income tax purposes for U.S. federal income purposes; (2) in the case of PubCo Ultimate Parent and its direct or indirect wholly-owned subsidiaries, such amount shall not be less than an amount that will enable PubCo Ultimate Parent and such subsidiaries to timely satisfy all of their U.S. federal, state and local and non-U.S. tax obligations (including estimates thereof) and (3) any dividends or distributions with respect to a taxable period (or portion thereof) may be made in installments using reasonable estimates (any such Restricted Payment permitted under this clause (iii), a “Permitted Tax Distribution”);

(iv) to finance any Investment that would be permitted to be made pursuant to Section 7.2 if such parent were subject to such section; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (i) substantially all property acquired and/or substantially all property of the Person acquired (whether assets or Equity Interests) to be contributed to the Borrower or the Restricted Subsidiaries or (ii) the merger (to the extent permitted in Section 7.4) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Investment in accordance with the requirements of Section 5.11 (it being understood that such contribution or merger shall not build any other basket hereunder);

(v) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries; and

(vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by Holdings (or any direct or indirect parent thereof) that is directly attributable to the operations of the Borrower and its Restricted Subsidiaries;

(j) payments made or expected to be made by the Borrower or any of the Restricted Subsidiaries in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(k) the Borrower or any Restricted Subsidiary may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof, any acquisition permitted under Section 7.2 or in connection with any equity issuance by PubCo Ultimate Parent or PubCo LLC and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional Equity Interests in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(l) after the consummation of a Qualified IPO, the Borrower may make the payment of a dividend within 30 days after the date of declaration thereof, if at the date of declaration the payment of such dividend would have complied with the provisions of this Agreement; and

(m) Restricted Payments that are made (i) with Excluded Contribution Assets or the proceeds thereof within thirty (30) days after the date such assets were designated as such or (ii) without duplication with clause (i) but so long as the Available Amount Conditions are satisfied, in an amount equal to the Net Proceeds from a Disposition of Excluded Contribution Assets, in each case, to the extent Not Otherwise Applied.

For purposes of determining compliance with this Section 7.6, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (a) through (p) above, the Borrower shall, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such Restricted Payment in a manner that complies with this Section 7.6 and will only be required to include the amount and type of such Restricted Payment in one or more of the above clauses.

Section 7.7. Transactions with Affiliates. The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, involving aggregate payments or consideration in excess of $5,000,000, other than (a) loans and other transactions among the Borrower and its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such loan or other transaction to the extent permitted under this Article VII, (b)(i) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate as determined in good faith by the Borrower’s board of directors or (ii) any transaction fair to the Loan Parties as determined by the Borrower in good faith, (c) the consummation the WBR Specified Transaction, (d) any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors or managers of the Borrower, Parent or PubCo Ultimate Parent from an accounting, appraisal or investment banking firm, in each case of nationally-recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that such transaction is (i) fair, from a financial point of view, to the Borrower or such Restricted Subsidiary or (ii) on terms, taken as a whole, that are no less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (e) any transaction approved by the conflicts committee of PubCo Ultimate Parent or a majority of the Disinterested Directors of the board of directors of the Borrower, Parent or PubCo Ultimate Parent, as applicable, (f) Restricted Payments permitted under Section 7.6, (g) employment and severance arrangements between the Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business, (h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, (i) transactions pursuant to agreements in existence on the Third Amendment Effective Date and set forth on Schedule 7.7 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (j) customary payments by the Borrower and any of its Restricted Subsidiaries to the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or managers or a majority of the disinterested members of the board of directors or managers of the Borrower, in good faith, (k) payments by the Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of the Borrower to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries, but only to the extent permitted by Section 7.6(i)(iii), (l) Permitted Intercompany Activities, (m) a joint venture which would constitute a transaction with an Affiliate solely as a result of the Borrower or any Restricted Subsidiary owning an equity interest or otherwise controlling such joint venture or similar entity and (n) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Borrower to any Investor or to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof.

Section 7.8. Burdensome Agreements. The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement, the other Loan Documents, the Term Credit Agreement, any agreements or documents governing, evidencing and/or securing other Term Obligations, Secured Loan Document Hedge Agreements, Term Credit Agreement Refinancing Indebtedness, Permitted Incremental Commitments and Incremental Equivalent Debt and any requirements of Law that are memorialized as Contractual Obligations) that prohibits any Loan Party to create, incur, assume or suffer to exist Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Loans and the Obligations or under the Loan Documents; provided that the foregoing shall not apply to Contractual Obligations which (i)(x) exist on the Third Amendment Effective Date and (to the extent not otherwise permitted by this Section 7.8) are listed on Schedule 7.8 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 5.14, (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.3, (iv) arise in connection with any Disposition permitted by Section 7.4 or 7.5 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.2 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.3 but solely to the extent any negative pledge relates to the property financed by such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.3(e), (g) or (m) and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) customary restrictions on Liens in Indebtedness permitted hereunder so long as such Indebtedness permits the first-priority Liens of the Secured Parties on the Collateral or (xiii) arise in connection with cash or other deposits permitted under Sections 7.1 and 7.2 and limited to such cash or deposit.

Section 7.9. Reserved.

Section 7.10. Prepayments, Etc. of Indebtedness.

(a) The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted) any Indebtedness that is unsecured, subordinated in right of payment to the Obligations or secured by a Lien that is junior to the Lien securing the Obligations (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Proceeds of, or in exchange for, any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.3(g), is permitted pursuant to Section 7.3(g)), (ii) the conversion of any Junior Financing to, or the exchange of any Junior Financing for, Equity Interests (other than Disqualified Equity Interests) of the Borrower or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions contained in the Intercompany Note, (iv) so long as no Event of Default has occurred and is continuing, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed, when combined with the amount of Restricted Payments pursuant to Section 7.6(h), the greater of (x) $50,000,000 and (y) 25% of LTM Consolidated EBITDA (after giving effect to any concurrent Investments), (v) prepayments, redemptions, purchases, defeasances or other payments of, or with respect to, Junior Financings so long as (A) no Event of Default shall have occurred and be continuing and (B) after giving effect thereto, the Borrower shall be in compliance, on a Pro Forma Basis, with a Net First Lien Leverage Ratio of equal to or less than 4.50:1.00; (vi) so long as no Event of Default has occurred and is continuing, prepayments, redemptions, purchases, defeasances and other payments of Junior Financings or any Permitted Refinancings thereof with Declined Proceeds as required thereby, and (vii) prepayments, redemptions, purchases, defeasances, and other payments of Junior Financings in an aggregate amount not to exceed the Available Amount Basket; provided that the Available Amount Conditions are satisfied.

(b) The Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) For the avoidance of doubt, for the purposes of this Agreement and the other Loan Documents, in no event shall the Term Obligations constitute “Junior Financing”.

Article VIII

EVENTS OF DEFAULT

Section 8.1. Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under subsection (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

(c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any of its Restricted Subsidiaries in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or

(d) the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant or agreement contained in Section 5.3(a) or 5.5(a) (solely with respect to the Borrower) or Articles VI or VII; provided that a Default as a result of a breach of Article VI is subject to cure pursuant to Section 8.3 and such Default will not become an Event of Default for purposes of exercising remedies under Section 8.2 until such cure is no longer available with respect to such Default; or

(e) any Loan Party or Holdings shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b) and (d) of this Section) or any other Loan Document, and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent; provided that (A) if such failure does not involve the payment of money to any Person and is not susceptible to cure within such thirty (30) days, (B) such Person is proceeding with diligence and good faith to cure such default and such default is susceptible to cure and (C) the existence of such failure has not resulted in a Material Adverse Effect, such thirty (30) day period shall be extended as may be necessary to cure such failure, such extended period not to exceed ninety (90) days in the aggregate (inclusive of the original thirty (30)-day period); provided, further, that a failure to perform or observe any such covenant or agreement by a Loan Party that is an Immaterial Subsidiary shall constitute an Event of Default under this clause (c) only to the extent that such breach has resulted in a Material Adverse Effect; or

(f) (i) any Loan Party or any of its Restricted Subsidiaries (whether as primary obligor or as guarantor or other surety) (i) shall fail to pay (beyond the applicable grace period with respect thereto, if any) any principal of, or premium or interest on, in respect of (x) the Term Credit Agreement or (y) any other Indebtedness (other than Indebtedness for borrowed money hereunder) having an aggregate principal amount of not less than $25,000,000, (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (f)(ii) shall not apply to: (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; (B) with respect to Indebtedness consisting of any Hedging Transaction, termination events or equivalent events pursuant to the terms of such Hedging Transaction; or (C) any event requiring a prepayment or offer to purchase pursuant to customary asset sale or change of control provisions; or

(g) any of Holdings, any Loan Party or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(h) [Reserved]; or

(i) (i) the Borrower or any of its Restricted Subsidiaries shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(j) (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or any ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(k) there is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged, stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(l) a Change of Control shall occur or exist; or

(m) any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.4 or 7.5) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or Holdings or any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Revolving Commitments), or purports in writing to revoke or rescind any Loan Document; or

(n) [Reserved]; or

(o) any Collateral Document after delivery thereof pursuant to Article III or Sections 5.11 or 5.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and (other than with respect to Mortgages) perfected Lien, with the priority required by the Collateral Documents and the Junior Lien Intercreditor Agreement on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.1, (x) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or any loss thereof results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and (y) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage;

then, and in every such event (other than an event with respect to the Borrower described in subsection (g) of this Section) and at any time thereafter during the continuance of such event, subject to the terms of the Collateral Agency and Intercreditor Agreement, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i) terminate the Revolving Commitments of each Lender, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, all other Obligations and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, (including without limitation notice of acceleration and notice of intent to accelerate) all of which are hereby expressly waived by the Borrower and each Guarantor;

(iii) require the outstanding Letters of Credit be Cash Collateralized pursuant to Section 2.20(g); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under Debtor Relief Laws, the obligation of each Lender to make Loans, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 8.2. Application of Proceeds from Collateral. All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows (to the fullest extent permitted by mandatory provisions of applicable Law), subject to the terms of the Collateral Agency and Intercreditor Agreement:

(a) first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(b) second, to the fees and other reimbursable expenses of the Administrative Agent and the Issuing Bank then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c) third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d) fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;

(e) fifth, to the aggregate outstanding principal amount of the Loans, the LC Exposure, the Bank Product Obligations and the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, LC Exposure, Bank Product Obligations and Hedging Obligations;

(f) sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is at least 105% of the LC Exposure after giving effect to the foregoing clause fifth; and

(g) seventh, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clauses fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Bank and the Lenders as cash collateral for the LC Exposure, such account to be administered in accordance with Section 2.20(g). All cash collateral for LC Exposure shall be applied to satisfy drawings under the Letters of Credit as they occur; if any amount remains on deposit on cash collateral after all letters of credit have either been fully drawn or expired, such remaining amount shall be applied to other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, (a) no amount received from any Loan Party (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Loan Party) shall be applied to any Excluded Swap Obligation of such Loan Party (but appropriate adjustments shall be made with respect to payments from the Loan Parties other than any such Loan Party or on account of their assets to preserve the allocation to the Obligations set forth above) and (b) Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Hedge Bank, as the case may be. Each Bank Product Provider or Hedge Bank that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

Notwithstanding the foregoing, this Section 8.2 shall be subject to the terms of the Collateral Agency and Intercreditor Agreement.

Section 8.3. Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.1 or 8.2, in the event that the Loan Parties fail (or, but for the operation of this Section 8.3, would fail) to comply with the requirements of the covenants set forth in Article VI, during the period commencing after the beginning of the last fiscal quarter including in such Test Period and ending ten (10) Business Days after the date on which financial statements are required to be delivered hereunder with respect to such fiscal quarter (such period, the “Designated Contribution Period”), the Investors may make a Specified Equity Contribution to the Borrower (a “Designated Equity Contribution”), and the amount of the net cash proceeds thereof shall, at the request of the Borrower, be deemed to increase Consolidated EBITDA with respect to such applicable quarter for the purpose of determining compliance with the covenants set forth in Section 7.9 at the end of such quarter and applicable subsequent periods; provided that such net cash proceeds (i) are actually received by the Borrower as cash common equity (including through capital contribution of such net cash proceeds to the Borrower) during the period commencing after the beginning of the last fiscal quarter included in such Test Period by the Borrower and ending ten (10) Business Days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) are Not Otherwise Applied. The parties hereby acknowledge that this Section 8.3 may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.9 and shall not result in any adjustment to any baskets or other amounts other than the amount of the Consolidated EBITDA for the purpose of Section 7.9.

(b) (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no Designated Equity Contribution is made, (ii) no more than five Designated Equity Contributions may be made in the aggregate during the term of this Agreement, (iii) no more than one Designated Equity Contribution shall be in excess of the amount required to cause the Borrower to be in Pro Forma Compliance with Section 7.9 for any applicable period and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Designated Equity Contribution for determining compliance with Section 7.9 for the fiscal quarter with respect to which such Designated Equity Contribution was made; provided that, to the extent such net cash proceeds are actually applied to prepay Indebtedness, such reduction may be credited in any subsequent fiscal quarter.

Section 8.4. Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (g) or (i) of Section 8.1, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary (an “Immaterial Subsidiary”) affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, have assets with a fair market value in excess of 2.5% of Total Assets (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

Article IX

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.1. Appointment of the Administrative Agent and the Collateral Agent.

(a) Subject to Section 2.24(e), each Lender and each Issuing Bank irrevocably appoints Truist Bank as the Administrative Agent and the Collateral Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and/or to the Collateral Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. For the purpose of this Article IX, each reference to the “Administrative Agent” shall be deemed to be a reference to the Administrative Agent and/or the Collateral Agent, as applicable. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

(b) Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuing Bank with respect thereto; provided that each Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Issuing Banks with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Banks.

(c) It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.2. Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its branches or Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence, bad faith, material breach in bad faith of any Loan Document or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct or in bad faith or in material breach in bad faith hereunder in the selection of such sub-agents. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

Section 9.3. Lack of Reliance on the Administrative Agent. Each of the Lenders and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each Issuing Bank represents and warrants to the Administrative Agent that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Bank represents and warrants to the Administrative Agent that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities. Each of the Lenders and Issuing Banks acknowledges and agrees that outside legal counsel to the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration (including any amendments, waivers and consents) of this Agreement and the other Loan Documents is acting solely as counsel to the Administrative Agent and is not acting as counsel to any Lender or Issuing Bank (other than the Administrative Agent and its Affiliates) in connection with this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby.

Section 9.4. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6. The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender or Issuing Bank as any other Lender or Issuing Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its branches and Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 9.7. Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower (and if the Administrative Agent is a Defaulting Lender, the Borrower or the Required Lenders may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Administrative Agent, the Lenders and each other Agent). Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower (such approval not to be unreasonably withheld, conditioned or delayed) provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States. Any resignation by the Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and the Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder: (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender; (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents; and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. To the extent the retiring Administrative Agent is holding cash, deposit account balances or other credit support as collateral for Cash Collateralized Letters of Credit, the retiring Administrative Agent shall at or reasonably promptly following its resignation cause such collateral to be transferred to the successor Administrative Agent or, if no successor Administrative Agent has been appointed and accepted such appointment, to the respective Issuing Banks ratably according to the outstanding amount of Cash Collateralized Letters of Credit issued by them, in each case to be held as collateral for such Cash Collateralized Letters of Credit in accordance with this Agreement.

(b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring or removed Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

(c) In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.24(b), then any Issuing Bank may, upon prior written notice to the Borrower and the Administrative

Agent, resign as Issuing Bank, effective at the close of business Charlotte, North Carolina time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).

Section 9.8. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.9. The Administrative Agent May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10. Authorization to Execute Other Loan Documents.

(a) Each Lender and Issuing Bank hereby authorizes the Administrative Agent and the Collateral Agent to execute on behalf of such Lender or Issuing Bank, as applicable, all Loan Documents (including, without limitation, the Collateral Documents, the Collateral Agency and Intercreditor Agreement and any intercreditor or subordination agreements) other than this Agreement.

(b) The Collateral Agent may, without any further consent of any Lender, enter into the Collateral Agency and Intercreditor Agreement or Junior Lien Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness permitted under Section 7.3 that is intended to be secured on a pari passu or junior basis to the Liens securing the Obligations, in each case, where such Indebtedness is secured by Liens permitted under Section 7.1. The Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted hereunder. Any supplement or amendment to, or amendment and restatement or replacement of the Collateral Agency and Intercreditor Agreement or Junior Lien Intercreditor Agreement entered into by the Collateral Agency in accordance with the terms of this Agreement shall be binding on the Secured Parties.

Section 9.11. Collateral and Guaranty Matters. Each Lender (including in its capacity as a counterparty to a Secured Loan Document Hedge Agreement), Issuing Bank and each other Secured Party by its acceptance of the Collateral Documents irrevocably agrees:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents (or, if such transferee is a Person required to grant a Lien to the Administrative Agent or the Collateral Agent on such asset, at the option of the applicable Loan Party, such Lien on such asset may still be released in connection with the transfer so long as (x) the transferee grants a new Lien to the Administrative Agent or Collateral Agent on such asset substantially concurrently with the transfer of such asset and (y) the priority of the new Lien is the same as that of the original Lien and the Lien of the Secured Parties on such asset is not impaired or otherwise adversely affected by such release and granting of such new Lien as reasonably determined by the Administrative Agent), (iii) subject to Section 10.2, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below, (v) upon a permitted designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the Collateral owned by such Unrestricted Subsidiary, (vi) to the extent (and only for so long as) such property constitutes an “Excluded Asset” or (vii) if the release of such Lien on such property is permitted under the terms of each applicable Collateral Document;

(b) that upon the request of the Borrower, the Administrative Agent and the Collateral Agent may release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.1(u) or (w) (in the case of clause (w), to the extent required by the terms of the obligations secured by such Liens) pursuant to documents reasonably acceptable to the Administrative Agent;

(c) (i) subject to the following clause (d), that any Subsidiary that is a Guarantor shall be automatically released from its obligations under the Guaranty if (i) such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder or (ii) subject to Section 10.2, if such release is approved, authorized or ratified in writing by the Required Lenders; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Term Credit Agreement or any Junior Financing or any Permitted Refinancing thereof and (ii) Parent shall be automatically released from its obligations under the Guaranty and will cease to be a Guarantor all for all purposes of the Loan Documents and all of the representations and warranties and covenants applicable to Parent (in its capacity as Parent and not in its capacity as Holdings) under this Agreement or any other Loan Document shall cease to be binding on Parent and shall be of no further force and effect immediately upon the Borrower’s exercise of the Borrower Audit Election;

(d) notwithstanding the foregoing clause (c), no Subsidiary Guarantor shall be released of its obligations under the Guaranty as a result of a disposition of less than all of such Subsidiary Guarantor’s Equity Interests, unless such disposition of Equity Interests is a good faith disposition to a bona fide unaffiliated third party for bona fide business purposes and after giving effect to such disposition, such unaffiliated third party will own at least 50% or more of the Equity Interests in such Person; and

(e) the Administrative Agent and Collateral Agent may (and each Lender irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to), without any further consent of any Lender, enter into the Collateral Agency and Intercreditor Agreement (including, if applicable, pursuant to clause (b) of the definition thereof) and the Junior Lien Intercreditor Agreement and any supplement or amendment to, or any amendment and restatement or replacement of, the Collateral Agency and Intercreditor Agreement and the Junior Lien Intercreditor Agreement with (i) the collateral agent, the administrative agent or other representatives of holders of Term Obligations permitted pursuant to Section 7.3(a) that are intended to be secured on a pari passu basis with the Liens securing the Obligations and (ii) with the collateral agent or other representatives of the holders of Indebtedness permitted under Section 7.3 that is intended to be secured on a pari passu or junior basis to the Liens securing the Obligations, in each case, where such Indebtedness is secured by Liens permitted under Section 7.1. Each of the Administrative Agent and the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted hereunder. Any supplement or amendment to, or amendment and restatement or replacement of the Collateral Agency and Intercreditor Agreement or Junior Lien Intercreditor Agreement entered into by the Administrative Agent and Collateral Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Borrower will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will promptly upon the request of the Borrower (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to Holdings or the applicable Loan Party, as applicable, such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11 (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate of a Responsible Officer of the Borrower to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this

Section 9.11 shall require the consent of any holder of obligations under any Secured Loan Document Hedge Agreement.

Section 9.12. Documentation Agent; Syndication Agent. Each Lender and each Issuing Bank hereby designates each of First Horizon Bank, a Tennessee State Bank, and Texas Capital Bank as Co-Documentation Agent and agrees that such Co-Documentation Agent shall have no duties or obligations under any Loan Documents to any Lender, any Issuing Bank or any Loan Party. Each Lender and each Issuing Bank hereby designates each of Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA and Wells Fargo Bank, National Association as Co-Syndication Agent and agrees that the Co-Syndication Agent shall have no duties or obligations under any Loan Documents to any Lender, any Issuing Bank or any Loan Party.

Section 9.13. Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent, each Lender and each Issuing Bank hereby agree that (i) no Lender or Issuing Bank shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Lenders and the Issuing Banks (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

Section 9.14. Secured Bank Product Obligations and Hedging Obligations. No Bank Product Provider or Hedge Bank that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Hedge Bank, as the case may be.

Section 9.15. Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, an Issuing Bank or any other Secured Party, or any Person who has received funds on behalf of a Lender, an Issuing Bank or any other Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding paragraph (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such

Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this paragraph (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding paragraph (a), each Lender, each Issuing Bank, each Secured Party, or any other Person who has received funds on behalf of a Lender, an Issuing Bank or any Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuing Bank or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.15(b).

(c) Each Lender, Issuing Bank and other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or other Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or other Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding paragraph (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding paragraph (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment

Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or other Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 9.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, and repayment of the Obligations.

Article X

MISCELLANEOUS

Section 10.1. Notices.

(a) Written Notices.

(i) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail or facsimile, as follows:

To the Borrower: WaterBridge Midstream Operating, LLC
5555 San Felipe Street, Suite 1200
Houston, TX 77056
Attention: Scott McNeely, Chief Financial Officer
Email: Scott.McNeely@h2obridge.com

With a copy to: WaterBridge Midstream Operating, LLC
5555 San Felipe Street, Suite 1200
Houston, TX 77056
Attention: Harrison Bolling, Executive Vice President and General Counsel
Email: Harrison Bolling@h2obridge.com

To the Administrative Agent: Truist Bank
303 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attention: Portfolio Manager
Email: agency.services@truist.com

With copies to (for
information purposes only):

Truist Bank
3333 Peachtree Road
Atlanta, Georgia 30326
Attn: LevFin Banker

Truist Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Agency Services Manager
Telecopy Number: (404) 813-9293

and

Gibson, Dunn & Crutcher, LLP
811 Main Street, Suite 3000

Houston, TX 77002
Attention: Shalla Prichard
Telecopy Number: (346) 718-6970
Email: sprichard@gibsondunn.com

To the Issuing Bank: Truist Bank
Attn: Standby Letter of Credit Dept.
245 Peachtree Center Ave., 17th FL
Atlanta, GA 30303
Telephone: 800-951-7847

To any other Lender: the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(ii) Any agreement of the Administrative Agent, any Issuing Bank or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, each Issuing Bank and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Banks and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, any Issuing Bank or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, any Issuing Bank or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, any Issuing Bank or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, such Issuing Bank and such Lender to be contained in any such telephonic or facsimile notice.

(b) Electronic Communications.

(i) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause

(A) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (A) and (B) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(iii) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic system.

(iv) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS IN THE COMMUNICATIONS (AS DEFINED BELOW) AND FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any Issuing Bank or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses, whether or not based on strict liability (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Related Party; provided, however, that in no event shall the Administrative Agent or any Related Party have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

(c) Telephonic Notices. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent or an Issuing Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on in Section 10.1(a) or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.2(d); and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(d) All such notices and other communications sent to any party hereto in accordance with the provisions of this Agreement or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, to the extent provided in clause (b) above and effective as provided in such clause; provided that notices and other communications to the Administrative Agent and an Issuing Bank pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(e) Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders.

Section 10.2. Waiver; Amendments.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) Except as otherwise provided in this Agreement, including as provided in Section 2.14 with respect to the implementation of a Benchmark Replacement or Conforming Changes (as set forth therein), no amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Engagement Letter), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, or the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:

(i) increase the Revolving Commitment of any Lender without the written consent of such Lender;

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than to waive any Default or Event of Default or obligation of the Borrower to pay Default Interest, which shall only require the consent of the Required Lenders), or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Interest” or to waive any obligation of the Borrower to pay Default Interest;

(iii) postpone the date fixed for any payment (other than a mandatory prepayment) of any principal of, or interest on, any Loan or LC Disbursement or any fees or other amounts hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Revolving Commitment, without the written consent of each Lender affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans or LC Disbursement shall not constitute a postponement of any date scheduled for the payment of principal or interest);

(iv) change any provision of this Agreement in a manner that would alter any pro rata sharing of payments required hereby, any pro rata reduction of Commitments required hereby, or the order of application of proceeds pursuant to Section 8.2 without the written consent of each Lender;

(v) change any of the provisions of this subsection (b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender;

(vi) waive any of the conditions precedent (including the waiver of any Default or Event of Default) to the making or issuance of Loans pursuant to Section 3.2 without the written consent of the Required Lenders;

(vii) except as otherwise set forth in Section 9.11 (as in effect on the Third Amendment Effective Date), release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender;

(viii) except as otherwise set forth in Section 9.11 (as in effect on the Third Amendment Effective Date), release all or substantially all collateral (if any) securing any of the Obligations, without the written consent of each Lender; or

(ix) subordinate, or have the effect of subordinating, (A) the Obligations to any other Indebtedness or (B) except as otherwise permitted under Section 9.11 (as in effect on the Third Amendment Effective Date), the Liens securing the Obligations to Liens securing other Indebtedness, in each case, without the written consent of each Lender affected thereby in each case, except in the case of (A) any indebtedness under any “debtor in possession” financing and (B) if such Lender is offered a reasonable, bona fide opportunity to participate on a pro rata basis in any priming Indebtedness (including any fees payable in connection therewith) permitted to be issued as a result of such waiver, amendment or modification with the consent of the Required Lenders;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent or any Issuing Bank without the prior written consent of such Person.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Revolving Commitment of such Lender may not be increased or extended, (ii) amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender) and (iii) such Lender shall retain such right if such Lender would be adversely affected disproportionately to other Lenders. Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Revolving Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and Section 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Notwithstanding anything to the contrary in this Section 10.2, amendments to the Engagement Letter shall only require the consent of the parties thereto and no Lender consent is required to effect a supplement or amendment to, or an amendment and restatement or replacement of the Collateral Agency and Intercreditor Agreement or Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding (i) the collateral agent or other representatives of holders of any Term Obligations permitted under Section 7.3(a)(ii) where such Term Obligations are secured by Liens permitted under Section 7.1, (ii) the collateral agent or other representatives of holders of any Indebtedness permitted under Section 7.3 where such Indebtedness is secured by Liens permitted under Section 7.1 that is intended to be secured on a pari passu basis with the Liens securing the Obligations or (iii) the collateral agent or other representatives of the holders of Indebtedness permitted under Section 7.3 that is intended to be secured on a junior basis to the Liens securing the Obligations where such Indebtedness is secured by Liens permitted under Section 7.1 (it being understood that any such amendment or supplement, amendment and restatement or replacement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders (as determined by the Borrower)); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable.

Notwithstanding anything to the contrary in this Section 10.2, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and/or the Collateral Agent (if applicable) and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (A) to correct or cure ambiguities, errors, omissions or defects, (B) to effect administrative changes of a technical or immaterial nature, (C) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, (D) to add any financial covenant or other terms for the benefit of all Lenders pursuant to the conditions imposed on the incurrence of any Indebtedness set forth elsewhere in this Agreement, or (F) to implement amendments permitted, or not otherwise prohibited, by this Agreement or the other Collateral Documents that do not by the terms of this Agreement or other Collateral Documents require lender consent, and, in each case of clauses (A), (B) and (C), such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5)

Business Days following receipt of notice thereof. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent and/ or the Collateral Agent (if applicable) at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents and, in each case, such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Section 10.3. Expenses; Indemnification.

(a) The Borrower shall pay (i) all reasonable and documented, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one primary outside counsel, one local counsel in each applicable jurisdiction not covered by the primary outside counsel, as necessary, and solely in the case of an actual or perceived conflict of interest, and one additional counsel to each group of similarly affected parties, taken as a whole, for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of one primary outside counsel, one local counsel in each applicable jurisdiction not covered by the primary outside counsel, as necessary, and solely in the case of an actual or perceived conflict of interest, and one additional counsel to each group of similarly affected parties, taken as a whole) incurred by the Administrative Agent, any Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses and settlement costs incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, settlement costs and related expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of one primary outside counsel, one local counsel in each applicable jurisdiction not covered by the primary outside counsel, as necessary, and solely in the case of an actual or perceived conflict of interest, and one additional counsel to each group of similarly affected parties, taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to the

Borrower or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, settlement costs or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (1) the gross negligence, bad faith, material breach in bad faith of the Loan Documents, or willful misconduct of such Indemnitee or (2) a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document or (y) result from any claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee (other than against the Arranger or the Administrative Agent in their capacities as such and other than claims with respect to a Letter of Credit brought by one Indemnitee against another Indemnitee acting in a different capacity or role with respect to such Letter of Credit such as an issuing bank as opposed to an advising bank, confirming bank, negotiating bank or transferring bank).

(c) [reserved].

(d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent or any Issuing Bank under subsection (a) or (b) hereof, each Lender severally agrees to pay to the Administrative Agent or the applicable Issuing Bank, as the case may be, such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or Revolving Credit Exposure, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

(e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof; provided that nothing in this clause (e) shall relieve the Borrower of any obligation it may have to indemnify any Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(f) All amounts due under this Section shall be payable promptly after written demand therefor. This Section 10.3 shall not apply to Tax liabilities unless those Tax liabilities represent losses, claims, damages, etc. arising as a result of an non-Tax liability claim. The Borrower’s indemnification obligations with respect to any other Tax liabilities (if any) shall be governed by Sections 2.16 and 2.18.

Section 10.4. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and each Issuing Bank, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments, Loans and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 with respect to Revolving Loans and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Revolving Commitments assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required; and

(C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.18(e).

(v) No Assignment to the certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) any Disqualified Institution.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and Section 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the

Administrative Agent within five (5) Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower.

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent Truist Bank serves in such capacity, Truist Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or any Issuing Bank, sell participations to any Person (other than a natural person, the Borrower, any of the Borrower’s Affiliates or Subsidiaries or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Revolving Commitment of such Lender; (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Revolving Commitment; (iv) change Section 2.19(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 10.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (vi) release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to Section 2.22 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.19 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrower and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) A Participant shall not be entitled to receive any greater payment under Sections 2.16 and 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of Section 2.18 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.18(e) and (f) as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or to any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans or Revolving Commitments, or disclosure of confidential information, to any Disqualified Institution.

Section 10.5. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall (i) affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including UCC Sections 4-106, 4-A-105(1)(b) and 5-116(b), UCP 600 Article 3 and ISP Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND, TO THE BEST OF ITS KNOWLEDGE, THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7. Right of Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and each Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting

Lender as to which it exercised such right of setoff. Each Lender and the Issuing Bank agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender or the Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and Issuing Bank agree to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Restricted Subsidiaries to such Lender or Issuing Bank, as the case may be.

Section 10.8. Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.9. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18, Section 10.3, Article IX and the last sentence of the definition of Applicable Margin shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

Section 10.10. Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Borrower or any of its Restricted Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by the Borrower or any of its Restricted Subsidiaries, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Restricted Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower or any of its Restricted Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, (ix) to any other party hereto, (x) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made in reference to this Agreement or (xi) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section shall govern. The Arranger may, at its own expense, place customary tombstone announcements and advertisements or otherwise publicize its engagement hereunder (which may include the reproduction of any Loan Party’s name and logo and other publicly available information) in financial and other newspapers and journals and marketing materials describing its services hereunder. In addition, the Administrative Agent, the Lenders, the Issuing Bank and the Arranger may disclose the existence of this Agreement and information about this Agreement to market data collectors and similar service providers to the lending industry, which information may consist of deal terms and other information customarily found in Gold Sheets and similar industry publications. For the avoidance of doubt, nothing in this Agreement is intended or shall be deemed to prohibit or restrict any Loan Party or any other person in any way from initiating communications directly with, reporting to, providing information to, causing information to be provided to, filing a charge or complaint with, cooperating with, responding to any inquiry from, or providing testimony to the Securities and Exchange Commission, Commodity Futures Trading Commission, Financial Industry Regulatory Authority, or any other self-regulatory organization, or any other federal or state regulatory authority, or governmental agency or entity, regarding any possible securities violation or other violation of law.

Section 10.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts which may be treated as interest on such Loan or other Obligation under any Requirement of Law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender or other Person holding such Loan or other Obligation in accordance with Requirements of Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or other Obligation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender or other Person.

Section 10.13. Waiver of Effect of Corporate Seal. The Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Laws or its Organization Documents, agrees that this Agreement is delivered by the Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 10.14. Patriot Act and Beneficial Ownership Regulation. The Administrative Agent, each Lender and each Issuing Bank hereby notifies the Loan Parties that, (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certification.

Section 10.15. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Arrangers, the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Arrangers, the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Arrangers, the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) none of the Arrangers, the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arrangers, the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Arrangers, the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against any Arranger, the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.16. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.17. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) clause (i) in the immediately preceding paragraph (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding paragraph (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.18. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 10.19. Electronic Signatures. The words “execution”, “execute”, “signed”, “signature” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Annex B

Amended and Restated Exhibits and Schedules

(omitted)

[Annex B]